                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 3)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Republic Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         REPUBLIC INDUSTRIES, INC. LOGO

                            ------------------------

                                   NOTICE OF
                                SPECIAL MEETING
                                      AND
                                PROXY STATEMENT

                            ------------------------

                                SPECIAL MEETING
                                OF STOCKHOLDERS
                          OF REPUBLIC INDUSTRIES, INC.
                                JANUARY 20, 1997

                            AUTONATION USA (TM) LOGO

                         REPUBLIC INDUSTRIES, INC. LOGO

                                                               December 13, 1996

Dear Stockholder:

     We invite you to attend a Special Meeting of Stockholders (the "Special Meeting") of Republic Industries, Inc. ("Republic") to be held at 9:30 a.m. on Monday, January 20, 1997, at The Broward Center for the Performing Arts, Amaturo Theater, 201 S.W. Fifth Avenue, Fort Lauderdale, Florida 33312. The limited purpose of the Special Meeting is to consider and vote upon a proposal providing for a merger (the "Merger") involving Republic, AutoNation Incorporated ("AutoNation") and RI/ANI Merger Corp. ("Mergersub"), a wholly owned subsidiary of Republic.

     The terms of the Merger are set forth in a Merger Agreement (the "Merger Agreement") by and among Republic, Mergersub, AutoNation, H. Wayne Huizenga, Steven R. Berrard and JM Family Enterprises, Inc. Pursuant to the Merger Agreement, upon consummation of the Merger, each of the outstanding shares of common stock of AutoNation will be converted into 0.217796 of a share of common stock of Republic, $.01 par value per share, and Mergersub will be merged with and into AutoNation, with the result that AutoNation will become a wholly-owned subsidiary of Republic.

     A Special Committee comprised of the disinterested Directors of Republic has carefully reviewed and considered the terms and conditions of the proposed Merger. As a result of this review, including the receipt by the Special Committee of an opinion from its financial advisor regarding the fairness of the Merger from a financial point of view, the Special Committee has unanimously approved the proposal and unanimously recommends that stockholders vote for approval and adoption of the Merger Agreement and the transactions contemplated thereby.

     The accompanying Proxy Statement provides a detailed description of the proposed Merger and the business of AutoNation, as well as risks associated with the proposed Merger, which are set forth in the section entitled "Risk Factors." Please give all of this information your careful attention.

     Although this is a Special Meeting for a limited purpose, whether or not you plan to attend in person, it is important that your shares be represented at the Special Meeting. Please date and sign your proxy card and return it in the enclosed envelope as soon as possible.

                                            Very truly yours,

                                            REPUBLIC INDUSTRIES, INC.
                                            /s/ H. WAYNE HUIZENGA
                                            H. Wayne Huizenga, Chairman of the
                                            Board
                                            and Co-Chief Executive Officer

Enclosures

                         REPUBLIC INDUSTRIES, INC. LOGO

                      200 EAST LAS OLAS BLVD., SUITE 1400
                         FORT LAUDERDALE, FLORIDA 33301

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF REPUBLIC INDUSTRIES, INC.:

     A Special Meeting of Stockholders (the "Special Meeting") of Republic Industries, Inc. ("Republic") will be held at 9:30 a.m. on Monday, January 20, 1997, at The Broward Center for the Performing Arts, Amaturo Theater, 201 S.W. Fifth Avenue, Fort Lauderdale, Florida 33312, for the following purposes:

        (1) To consider and vote upon a proposal to approve and adopt the Merger Agreement ("Merger Agreement"), dated as of May 8, 1996, as amended, by and among Republic, RI/ANI Merger Corp., AutoNation Incorporated,
            H. Wayne Huizenga, Steven R. Berrard and JM Family Enterprises, Inc., and the transactions set forth therein, pursuant to which RI/ANI Merger Corp. will be merged with and into AutoNation Incorporated (the "Merger"). The Merger and the Merger Agreement are more completely described in the accompanying Proxy Statement, and a copy of the Merger Agreement is attached as Annex A thereto; and

        (2) To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Stockholders of record at the close of business on November 29, 1996 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

     You are cordially invited to attend the Special Meeting in person. Even if you plan to attend in person, you are requested to date, sign and return the enclosed proxy at your earliest convenience. You may revoke your proxy at any time prior to its use.

                                            By Order of the Board of Directors

                                            (SIG) Richard L. Handley

                                            Richard L. Handley, Senior Vice
                                            President,
                                            General Counsel and Secretary

Fort Lauderdale, Florida
December 13, 1996

          YOU ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE.
              THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                        REPUBLIC INDUSTRIES, INC.
                             PROXY STATEMENT
REPUBLIC LOGO                                              AUTONATION LOGO

     This Proxy Statement is being furnished to the stockholders of Republic Industries, Inc., a Delaware corporation ("Republic"), in connection with the solicitation of proxies by the Board of Directors of Republic, for use at the Special Meeting of Stockholders (the "Special Meeting") of Republic to be held at 9:30 a.m. on Monday, January 20, 1997, at The Broward Center for the Performing Arts, Amaturo Theater, 201 S.W. Fifth Avenue, Fort Lauderdale, Florida 33312, and any postponement or adjournment thereof. Proxies properly executed and returned in a timely manner will be voted at the Special Meeting in accordance with the directions noted thereon. If no direction is indicated, they will be voted for the proposals set forth on the Notice of Special Meeting, and in accordance with the judgment of the persons acting under the proxies on other matters presented for a vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the meeting, by written notice to the Secretary of Republic or by delivery of a later-dated proxy.

     At the Special Meeting, Republic's stockholders will consider and vote upon a proposal to approve and adopt a Merger Agreement, dated as of May 8, 1996, as amended (the "Merger Agreement"), by and among Republic, RI/ANI Merger Corp., a Florida corporation and wholly-owned subsidiary of Republic ("Mergersub"), AutoNation Incorporated, a Florida corporation ("AutoNation"), H. Wayne Huizenga, Steven R. Berrard, and JM Family Enterprises, Inc., a Delaware corporation ("JMFE"). Pursuant to the Merger Agreement, Mergersub is to be merged with and into AutoNation (the "Merger"), and AutoNation is to become a wholly-owned subsidiary of Republic.

     As of the date hereof, Republic's executive offices are located at 200 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301 (telephone 954-627-6000). As of December 16, 1996, Republic's executive offices will be located at 450 East Las Olas Boulevard, Suite 1200, Fort Lauderdale, Florida 33301 (telephone (954) 627-6000). Proxy materials will be mailed to stockholders on or about December 13, 1996.

     Shares of common stock, $.01 par value per share, of Republic ("Republic Common Stock") are traded on The Nasdaq Stock Market ("Nasdaq") under the symbol "RWIN." On December 9, 1996, the last reported sales price for Republic Common Stock as reported by Nasdaq was $33.00 per share. On May 10, 1996, Republic's Board of Directors declared a two-for-one stock split in the form of 100% stock dividend to stockholders of record on May 28, 1996, which was distributed on June 8, 1996 (the "Stock Split"). All references in this Proxy Statement to historical share and per share data have been retroactively adjusted to reflect the Stock Split.
                            ------------------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS
          WHICH SHOULD BE CONSIDERED BY THE STOCKHOLDERS OF REPUBLIC.
                            ------------------------

             The date of this Proxy Statement is December 13, 1996.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Summary...............................................................................    3
Risk Factors..........................................................................   11
The Special Meeting...................................................................   13
The Proposed Merger...................................................................   14
  Background of the Merger............................................................   14
  Recommendation of the Special Committee and Reasons for the Merger..................   19
  Opinion of Merrill Lynch............................................................   20
The Merger Agreement..................................................................   23
  General.............................................................................   24
  Effective Time; Effect of Merger....................................................   24
  Conversion of Shares................................................................   24
  Stock Options.......................................................................   24
  Representations and Warranties......................................................   24
  Certain Covenants...................................................................   25
  Conditions Precedent to Closing.....................................................   26
  Termination.........................................................................   27
  Indemnification.....................................................................   28
  Expenses............................................................................   28
  "Lock-Up" and Non-Compete Agreements................................................   28
Management of Republic Before and After the Merger and the Pending Republic
  Acquisitions........................................................................   29
Conflicts of Interest.................................................................   33
Information Concerning AutoNation.....................................................   34
Management's Discussion and Analysis of Financial Condition and Results of Operations
  of
  AutoNation..........................................................................   36
Market Prices and Dividend Policy.....................................................   39
Comparative Per Share Data............................................................   40
Security Ownership of Certain Beneficial Owners and Management of Republic............   41
Description of Republic's Capital Stock...............................................   43
Appraisal Rights......................................................................   44
Other Matters.........................................................................   44
Stockholder Proposals.................................................................   44
Experts...............................................................................   45
Incorporation by Reference............................................................   45
Annex A -- Merger Agreement
Annex B -- Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Annex C -- Reports of Independent Certified Public Accountants

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement and the Annexes hereto. Stockholders of Republic are urged to read this Proxy Statement and the Annexes hereto, and in particular the section herein entitled "RISK FACTORS", in their entirety.

REPUBLIC

     Republic is a holding company with major business segments in vehicle rental, vehicle retailing, integrated solid waste services, and electronic security services. In November 1996, Republic completed the acquisition of Alamo Rent-A-Car, Inc. and certain affiliated companies ("Alamo"), which operates a fleet of approximately 158,000 vehicles, owns and operates 205 car rental locations in the United States and Canada and 61 car rental locations in Europe, and licenses another 111 locations to third party operators in Europe. In August 1996, Republic completed the acquisition of CarChoice, Inc. ("CarChoice"), which owns and operates two used vehicle megastores in Dallas, Texas and Detroit, Michigan. Republic owns or operates 15 landfills and provides waste collection services to over 1,300,000 residential, commercial and industrial customers, and provides related environmental services. Republic provides electronic security monitoring services to over 207,000 businesses and residences predominantly in Florida, Colorado, Illinois and Maryland. Republic's strategy is to grow aggressively as a diversified company through internal growth and by acquiring and integrating additional automotive businesses, solid waste services businesses, and electronic security services businesses, as well as by acquiring and expanding businesses in other industries.

     In addition to the Merger, Republic has two other significant pending acquisitions of other companies: Addington Resources, Inc. ("Addington") and Continental Waste Industries, Inc. ("Continental"), both of which are primarily engaged in the solid waste services industry (collectively, the "Pending Republic Acquisitions"). In connection with the Pending Republic Acquisitions, which are expected to be consummated in December 1996, an aggregate of approximately 27 million shares of Republic Common Stock will be issued (which number includes shares of Republic Common Stock issuable upon future exercises of warrants and options to be assumed by Republic in the Pending Republic Acquisitions). The Addington transaction is subject to the approval of Addington stockholders and the Continental transaction is subject to approval of Continental stockholders. Each of the Pending Republic Acquisitions is subject to other customary closing conditions, including receipt of regulatory approvals. However, consummation of any of the AutoNation, Addington, and Continental acquisitions is not contingent upon the approval or consummation of any of such other acquisitions.

     In November 1995, Republic changed its name to Republic Industries, Inc. from Republic Waste Industries, Inc. As of the date hereof, Republic's principal executive offices are located at 200 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, and its telephone number is (954) 627-6000. As of December 16, 1996, Republic's principal executive offices will be located at 450 East Las Olas Boulevard, Suite 1200, Fort Lauderdale, Florida 33301.

AUTONATION

     AutoNation, which is owned in part by certain affiliates of Republic, has started a national roll-out of a chain of megastores, under the AutoNation USA(TM) brand name, for the sale of reconditioned-to-perform-like-new vehicles in a customer friendly, "no haggle" environment. AutoNation commenced operations of its first AutoNation megastore in October 1996 and operates 3 AutoNation megastores as of December 3, 1996. Each AutoNation megastore stocks more than 1,000 late-model, low-mileage, previously-owned vehicles, each of which has undergone extensive reconditioning and safety inspections by certified technicians. The AutoNation megastores will also offer vehicle financing, service centers and automobile accessory sales. Each AutoNation megastore is located on an approximately 20-acre site with high-visibility and convenient access. AutoNation also has smaller used vehicle retail stores which feature older-model, higher mileage vehicles than those to be offered in AutoNation megastores. AutoNation owns or leases 17 sites in Florida, Texas, Arizona,

Nevada and Michigan which it operates or is developing as AutoNation USA(TM) megastores (11 sites), vehicle reconditioning centers (three sites) and smaller retail locations (three sites), eight of which are open and operating as of December 3, 1996 and the other nine of which it expects will be opened and operating by June 30, 1997. AutoNation is in various stages of evaluating, contracting and closing on purchases or leases of approximately 70 additional sites which it plans to develop into AutoNation retail stores and reconditioning centers. Republic also anticipates that its existing CarChoice locations will be permanently converted to AutoNation's format. AutoNation leases its corporate offices in Fort Lauderdale, Florida.

     AutoNation's principal executive offices are located at One Financial Plaza, Suite 1700, Fort Lauderdale, Florida 33394, and its telephone number is
(954) 627-5100.

THE SPECIAL MEETING

     Time and Location. The Special Meeting will be held at 9:30 a.m. on Monday, January 20, 1997, at The Broward Center for the Performing Arts, Amaturo Theater, 201 S.W. Fifth Avenue, Fort Lauderdale, Florida 33312.

     Matters to be Considered. The purpose of the Special Meeting is to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, and the transactions set forth therein and (ii) such other proposals as may be properly brought before the Special Meeting.

     Votes Required. In order to effect the Merger, the Merger Agreement must be approved and adopted by the affirmative vote of a majority of the votes cast by holders of outstanding shares of Republic Common Stock present at the Special Meeting in person or proxy and entitled to vote thereon. Abstentions and broker non-votes will be considered shares present at the meeting and entitled to vote for purposes of determining a quorum; however, abstentions and broker non-votes will not be considered votes cast with respect to the proposal on the Merger Agreement and, therefore, will have no effect with respect to such proposal.

     As of October 31, 1996, directors and executive officers of Republic may be deemed beneficial owners of approximately 38.6% of the outstanding shares of Republic Common Stock, and directors and executive officers of AutoNation (excluding those persons who are also directors and officers of Republic) may be deemed to beneficially own an additional amount of less than 1% of the outstanding shares of Republic Common Stock. See "CONFLICTS OF INTEREST."

     Record Date. The record date for the Special Meeting is November 29, 1996. Accordingly, holders of record of Republic Common Stock as of such date will be entitled to notice of, and to vote at, the Special Meeting.

THE PROPOSED MERGER

     Form of the Merger. At the effective time of the Merger (the "Effective Time"), Mergersub will be merged with and into AutoNation, with AutoNation continuing as the surviving corporation and a wholly-owned subsidiary of Republic.

     Conversion of the AutoNation Common Stock. Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of common stock, $0.001 par value per share, of AutoNation ("AutoNation Common Stock") will be converted into 0.217796 of a share of Republic Common Stock. No fractional shares of Republic Common Stock will be issued in connection with the Merger and cash will be paid in lieu thereof.

     Ownership of Republic Common Stock After the Merger. Former shareholders of AutoNation will own approximately 7.2% of the outstanding Republic Common Stock immediately following consummation of the Merger, based upon the number of shares of Republic Common Stock outstanding on November 30, 1996, excluding shares of Republic Common Stock owned by such persons prior to consummation of the Merger and assuming no additional issuances of Republic Common Stock prior to consummation of the Merger. Pursuant to the Merger Agreement, all shareholders of AutoNation will be subject to "lock-up" agreements which will restrict their ability to sell any shares of Republic Common Stock received in the Merger for periods ranging from six months to two years following the Effective Time.

     Recommendation of the Special Committee of the Board of Directors. An independent special committee comprised of non-employee members of the Board of Directors of Republic (the "Special Committee") has, by unanimous vote (i) determined that the Merger is consistent with, and in furtherance of, the long-term business strategy of Republic and is fair to, and in the best interests of, Republic and its stockholders, (ii) approved the Merger Agreement and the other transactions contemplated thereby and (iii) recommended approval and adoption of the Merger Agreement by the holders of Republic Common Stock.

     Opinion of Financial Advisor. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") has delivered its written opinion to the Special Committee to the effect that, on May 7, 1996 and as of the date hereof, and based upon the assumptions made, procedures followed, matters considered, and limits of review as set forth in such opinion, the consideration to be paid by Republic pursuant to the Merger Agreement is fair to Republic from a financial point of view. For information on the assumptions made, procedures followed, matters considered and limits of the review by Merrill Lynch, stockholders should read in its entirety the opinion of Merrill Lynch, a copy of which is attached hereto as Annex B.

     Conditions to the Merger. The obligations of Republic and AutoNation to consummate the Merger are subject to various conditions, including obtaining approval of the Merger Agreement by Republic's stockholders.

     Termination. The Merger Agreement may be terminated by Republic and/or AutoNation under certain circumstances, including if the Merger has not been consummated by December 31, 1996. See "THE MERGER AGREEMENT -- Termination".

     Registration and Nasdaq Listing. Shares of Republic Common Stock to be issued in connection with the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time of issuance. Following the consummation of the Merger, Republic will file a registration statement with the Securities and Exchange Commission (the "Commission") to permit resales by the former shareholders of AutoNation of the shares of Republic Common Stock issued in the Merger. In addition, Republic will file an application to list the shares of Republic Common Stock issued in connection with the Merger on Nasdaq. Shares of Republic Common Stock are traded on Nasdaq under the symbol "RWIN".

     Dividends. Since December 1989, Republic has not declared or paid any cash dividends on Republic Common Stock. Republic currently intends to retain its earnings for future growth and, therefore, does not anticipate paying cash dividends in the foreseeable future.

     Regulatory Approvals Required. The obligations of Republic and AutoNation to consummate the Merger are subject to the expiration or early termination of the waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules promulgated thereunder. Pre-merger notification information will be filed with the Antitrust Division of the Department of Justice and the Federal Trade Commission ("FTC") under the HSR Act. The required waiting period under the HSR Act will expire at 11:59 p.m. thirty days after such filing, unless extended by request from the FTC for additional information or documentary material or unless early termination of the waiting period is granted.

     Appraisal Rights. Appraisal rights under applicable law are not available to stockholders of Republic.

     Accounting Treatment. The Merger will be accounted for by Republic under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Republic in connection with the Merger will be allocated to AutoNation's assets and liabilities based on their fair values, with any excess being treated as goodwill. The assets and liabilities and results of operations of AutoNation will be consolidated into the assets and liabilities and results of operations of Republic subsequent to the Effective Time.

CERTAIN TRANSACTIONS BETWEEN REPUBLIC AND AUTONATION

     In connection with the execution of the Merger Agreement, Republic and AutoNation entered into a Loan Agreement, dated May 8, 1996, as amended (the "Loan Agreement"), under which Republic is providing a line of credit to AutoNation to fund its cash flow requirements during the period pending consummation of the Merger. As of September 30, 1996, Republic has made advances to AutoNation pursuant to the Loan Agreement of approximately $112,900,000.

RISK FACTORS

     Stockholders of Republic should carefully evaluate the matters set forth under "Risk Factors". Factors to be considered, among other things, include the potential for fluctuation in the value of Republic Common Stock as well as the potential for changes in the businesses and financial condition of Republic and AutoNation prior to the Effective Time.

CONFLICTS OF INTEREST

     Mr. Huizenga is Chairman of the Board of AutoNation, Mr. Berrard is Chief Executive Officer of AutoNation and they and certain other members of Republic's Board of Directors and senior management also have ownership interests in AutoNation. See "CONFLICTS OF INTEREST."

EXECUTIVE OFFICERS AND DIRECTORS AFTER THE MERGER

     All of Republic's existing Directors and executive officers as of the date hereof will remain in their respective positions following the Merger. Lawrence
S. Rich, Chief Operating Officer of JMFE and a director of AutoNation, is expected to be appointed to Republic's Board of Directors following consummation of the Merger. See "MANAGEMENT OF REPUBLIC BEFORE AND AFTER THE MERGER AND THE PENDING REPUBLIC ACQUISITIONS -- Management of Republic After the Closing of the Pending Republic Acquisitions."

RECENT DEVELOPMENTS

     Acquisition of Alamo. In November 1996, Republic acquired, in merger transactions, all of the outstanding capital stock of Alamo in exchange for an aggregate of 22,123,893 shares of Republic Common Stock. Such transaction has been accounted for as a pooling of interests business combination.

     Private Placement Transaction. In November 1996, Republic issued and sold 12,079,915 shares of Republic Common Stock in a private placement transaction for $29.50 per share resulting in net proceeds to Republic of approximately $353,000,000 after deducting fees and commissions.

     Pending Acquisition of Addington. In June 1996, Republic entered into a definitive merger agreement (the "Addington Merger Agreement") with Addington. Addington is a solid waste services company. The Addington Merger Agreement provides that each share of common stock of Addington will be exchanged in a merger transaction (the "Addington Merger"), on a tax-free basis, for nine-tenth's (0.9) of a share of Republic Common Stock. In connection with the Addington Merger, it is contemplated that an aggregate of approximately 14,014,651 shares of Republic Common Stock will be issued (which number includes shares of Republic Common Stock issuable in the future upon the exercise of outstanding options of Addington). Consummation of the Addington Merger, which will be accounted for as a pooling of interests business combination, is subject to approval by Addington's stockholders and other customary closing conditions, including receipt of regulatory approval. Certain stockholders of Addington, representing approximately 45% of Addington's outstanding common stock, have granted irrevocable proxies to Republic to vote, or execute written consents with respect to, their shares in favor of the transaction, which is expected to close in December 1996.

     Pending Acquisition of Continental. In June 1996, Republic entered into a definitive merger agreement (the "Continental Merger Agreement") with Continental. Continental is a solid waste services company. The Continental Merger Agreement provides that each share of common stock of Continental will be exchanged in a merger transaction (the "Continental Merger"), on a tax-free basis, for eight-tenth's (0.8) of a share of Republic Common Stock. In connection with the Continental Merger, it is contemplated that an aggregate of approximately 12,949,151 shares of Republic Common Stock will be issued (which number includes shares of Republic Common Stock issuable in the future upon the exercise of outstanding options and warrants of Continental). Consummation of the Continental Merger, which will be accounted for as a pooling of interests business combination, is subject to approval by Continental's stockholders and other customary closing conditions, including receipt of regulatory approval. Certain stockholders of Continental, representing approximately 23% of Continental's outstanding common stock, have granted irrevocable proxies to Republic to vote, or execute written consents with respect to, their shares in favor of the transaction, which is expected to close in December 1996.

     Termination of Agreement to Acquire ADT Limited. In September 1996, Republic announced that the Agreement and Plan of Amalgamation, dated as of July 1, 1996 and amended as of July 15, 1996 (the "ADT Agreement"), by and among Republic, R.I./Triangle, Ltd. and ADT Limited, a Bermuda corporation ("ADT"), which provided for the acquisition of ADT by Republic, had been terminated by mutual agreement of the parties. In connection with the execution of the ADT Agreement, ADT granted to Republic a warrant (the "ADT Warrant") to purchase 15,000,000 common shares of ADT at a purchase price of $20 per share (which approximated fair market value) subject to certain antidilution adjustments. The ADT Warrant became exercisable upon the termination of the ADT Agreement and remains exercisable until March 1997. Pursuant to the terms of the ADT Warrant, ADT has granted to Republic certain registration rights with respect to the common shares of ADT issuable to Republic upon exercise of the warrant.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     Certain statements in this Summary and under the captions "RISK FACTORS," "SUMMARY -- Recent Developments," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AUTONATION," "THE PROPOSED MERGER -- Background of the Merger; -- Reasons for the Merger; -- Opinion of Merrill Lynch," "INFORMATION CONCERNING AUTONATION," and elsewhere in this Proxy Statement, constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Republic or AutoNation to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, Republic's and AutoNation's limited operating histories in vehicle retailing and related businesses and uncertainty as to future profitability of such operations; the ability to meet construction and development schedules and budgets for vehicle retailing megastores; the ability to develop and implement operational and financial systems to manage rapidly growing operations; the uncertainty as to the consumer demand for new and used vehicles; competition in existing and potential future lines of business; regulatory changes; loss or failure to obtain governmental permits; the ongoing consolidation within the solid waste management industry; the availability of acquisition and expansion opportunities on attractive terms; the ability to integrate and successfully operate acquired businesses and the risks associated with such businesses; the ability to obtain financing on acceptable terms to finance Republic's growth strategy and for Republic to operate within the limitations imposed by financing arrangements; and other factors referenced in this Proxy Statement. See "RISK FACTORS."

MARKET PRICES AND DIVIDEND POLICY

     See "MARKET PRICES AND DIVIDEND POLICY".

                REPUBLIC'S SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The historical financial statements of Republic include the financial position and results of operations of CarChoice which Republic acquired in August 1996 and Incendere, Inc. and certain affiliated waste companies controlled by Dwight C. Schaubach ("Schaubach") and certain electronic security companies known as Denver Burglar Alarm ("Denver Alarm"), both of which Republic acquired in February 1996. These transactions have been accounted for under the pooling of interests method of accounting and, accordingly, Republic's historical financial statements have been restated as if the companies had operated as one entity since inception. The following selected income statement data for each of the three years in the period ended December 31, 1995 and the balance sheet data at December 31, 1995 and 1994 are derived from consolidated financial statements of Republic incorporated by reference herein, which have been audited by Arthur Andersen LLP, independent certified public accountants. The income statement data for the years ended December 31, 1992 and 1991 and the balance sheet data at December 31, 1993, 1992 and 1991 have been derived from audited consolidated financial statements of Republic not incorporated by reference herein. The income statement data for the nine month periods ended September 30, 1996 and 1995 and the selected balance sheet data at September 30, 1996 are derived from unaudited interim consolidated financial statements of Republic incorporated by reference herein. The unaudited interim consolidated financial statements include all material adjustments, consisting only of normal recurring adjustments, which Republic considers necessary for a fair presentation of its financial position and results of operations for these periods. Operating results of Republic for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The data should be read in conjunction with the consolidated financial statements of Republic, the unaudited interim consolidated financial statements of Republic and management's discussion and analysis of Republic incorporated by reference herein.

                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                     -------------------   ----------------------------------------------------
                                       1996       1995       1995       1994       1993       1992       1991
                                     --------   --------   --------   --------   --------   --------   --------
                                         (UNAUDITED)
INCOME STATEMENT DATA:
Revenue............................  $423,371   $210,679   $295,238   $218,173   $182,495   $162,504   $143,873
Income from continuing operations
  before income taxes..............  $ 59,770   $ 19,740   $ 35,455   $ 22,147   $  2,162   $ 12,339   $  8,820
Income (loss) from continuing
  operations.......................  $ 37,954   $ 10,966   $ 19,921   $ 16,849   $   (331)  $  9,000   $  6,932
Earnings per common and common
  equivalent share from continuing
  operations.......................  $    .17   $    .09   $    .14   $    .17   $     --   $    .09   $    .09
Weighted average common and common
  equivalent shares................   218,668    119,527    141,279     96,920     97,102     94,788     80,576

                                           SEPTEMBER                         DECEMBER 31,
                                              30,        ----------------------------------------------------
                                              1996         1995       1994       1993       1992       1991
                                          ------------   --------   --------   --------   --------   --------
                                          (UNAUDITED)
BALANCE SHEET DATA:
Working capital (deficiency)............    $246,129     $144,329   $ (5,379)  $  5,651   $  6,996   $ 18,502
Short-term debt, including current
  maturities of long-term debt..........    $ 18,805     $ 11,996   $ 11,210   $ 11,464   $ 10,837   $  9,191
Long-term debt, net of current
  maturities............................    $     --     $  3,791   $ 40,703   $ 42,930   $ 31,043   $ 28,582
Shareholders' equity....................    $791,904     $450,548   $115,218   $102,881   $121,071   $118,082
Total assets............................    $986,865     $582,466   $257,207   $217,388   $202,967   $192,472

     See Notes 2, 5, 9 and 10 to consolidated financial statements of Republic which are incorporated by reference in this Proxy Statement for discussion of business combinations, various equity transactions, the distribution of the hazardous waste services segment and restructuring charges and their effect on comparability of year-to-year data. See "MARKET PRICES AND DIVIDEND POLICY" for a discussion of Republic's dividend policy.

               AUTONATION'S SELECTED CONSOLIDATED FINANCIAL DATA
                                 (IN THOUSANDS)

     The following selected consolidated statements of operations data, for the period from inception (September 12, 1995) to December 31, 1995 and the consolidated balance sheet data at December 31, 1995 are derived from the consolidated financial statements of AutoNation Incorporated and Subsidiaries incorporated by reference herein, which have been audited by Arthur Andersen LLP, independent certified public accountants. The consolidated statements of operations data for the nine month period ended September 29, 1996 and the selected consolidated balance sheet data at September 29, 1996 are derived from the unaudited interim consolidated financial statements incorporated by reference herein. The unaudited interim consolidated financial statements include all material adjustments, consisting only of normal recurring adjustments, which AutoNation considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 29, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The data should be read in conjunction with the consolidated financial statements and the unaudited interim consolidated financial statements incorporated by reference in this Proxy Statement and management's discussion and analysis included elsewhere herein.

                               NINE MONTHS
                                  ENDED        PERIOD FROM INCEPTION     PERIOD FROM INCEPTION
                              SEPTEMBER 29,   (SEPTEMBER 12, 1995) TO   (SEPTEMBER 12, 1995) TO
                                  1996          SEPTEMBER 29, 1996         DECEMBER 31, 1995
                              -------------   -----------------------   -----------------------
                               (UNAUDITED)          (UNAUDITED)
STATEMENTS OF OPERATIONS
  DATA:
Revenue.....................    $   9,190            $   9,190                 $      --
Net loss....................    $ (18,332)           $ (21,396)                $  (3,064)

                                                             SEPTEMBER 29,       DECEMBER 31,
                                                                 1996                1995
                                                             -------------       ------------
                                                              (UNAUDITED)
BALANCE SHEET DATA:
Working capital (deficiency)...............................    $(103,639)          $ 10,701
Loan payable to related party..............................    $ 112,900           $     --
Vehicle financing with related party.......................    $  29,218           $     --
Long-term debt, net of current maturities..................    $      --           $     --
Shareholders' equity.......................................    $  30,734           $ 12,541
Total assets...............................................    $ 190,174           $ 13,327

     See Notes 1, 4, 7, 8 and 10 of Notes to Consolidated Financial Statements of AutoNation which have been incorporated by reference in this Proxy Statement for discussion of AutoNation's development stage activities, capitalization, income taxes, related party financing and certain events occurring subsequent to December 31, 1995 and their effect on comparability of 1995 and 1996 data.

                          SELECTED UNAUDITED PRO FORMA
                                 FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following unaudited pro forma financial data for the nine months ended or at September 30, 1996 and the year ended December 31, 1995 gives effect to certain closed Republic acquisitions and certain 1995 equity transactions (collectively, the "Closed Republic Transactions") and the Merger as if such acquisitions and transactions occurred at the beginning of the periods presented for results of operations data and as of the balance sheet date for balance sheet data. The following unaudited pro forma Combined Company financial data for the nine months ended September 30, 1996 and for the years ended December 31, 1995, 1994 and 1993 gives effect to consummation of the Merger, the closed Republic Transactions, certain closed Continental acquisitions and the pending Republic Acquisitions as if such events occurred for balance sheet purposes at the balance sheet date and for statement of operations purposes at the beginning of the periods presented. The selected unaudited pro forma financial data was derived from, and should be read in conjunction with, the unaudited condensed consolidated pro forma financial statements and the notes thereto incorporated by reference in this Proxy Statement. See "INCORPORATION BY REFERENCE." The unaudited pro forma data is not necessarily indicative of the combined results of operations or financial position that would have occurred if the Merger, Closed Republic Transactions and the Pending Republic Acquisitions had occurred at the beginning of the period nor are they necessarily indicative of future operating results. There can be no assurance that any of the Pending Republic Acquisitions will be completed.

PRO FORMA REPUBLIC AND AUTONATION DATA:

                                                                                   NINE
                                                                               MONTHS ENDED
                                                                               SEPTEMBER 30,        YEAR ENDED
                                                                                   1996          DECEMBER 31, 1995
                                                                               -------------     -----------------
PRO FORMA INCOME STATEMENT DATA:
Revenue......................................................................   $ 1,610,527         $ 1,751,581
Income from continuing operations before income taxes........................   $    51,227         $     4,708
Income from continuing operations............................................   $    26,406         $        12
Earnings per common and common equivalent share from continuing operations...   $       .10         $        --
Weighted average common and common equivalent shares.........................       258,694         $   230,028
                                                                               SEPTEMBER 30,
                                                                                       1996
                                                                               -------------
PRO FORMA BALANCE SHEET DATA:
Working capital..............................................................   $   187,629
Short-term debt, including current maturities of long-term debt..............   $ 2,321,179
Long-term debt, net of current maturities....................................   $   215,153
Shareholders' equity.........................................................   $ 1,024,303
Total assets.................................................................   $ 4,100,664
Book value per common share..................................................   $      4.44

PRO FORMA COMBINED COMPANY DATA:

                                                                 NINE
                                                             MONTHS ENDED              YEAR ENDED DECEMBER 31,
                                                             SEPTEMBER 30,     ----------------------------------------
                                                                 1996             1995           1994           1993
                                                             -------------     ----------     ----------     ----------
PRO FORMA INCOME STATEMENT DATA:
Revenue....................................................   $ 1,716,338      $1,874,476     $1,595,880     $1,370,497
Income from continuing operations before income taxes......   $    52,379      $   22,348     $   49,999     $   28,423
Income from continuing operations..........................   $    24,580      $   10,614     $   29,595     $   14,406
Earnings per common and common equivalent share from
  continuing operations....................................   $       .09      $      .04     $      .21     $      .11
Weighted average common and common equivalent shares.......       285,078         260,223        139,410        137,024
                                                             SEPTEMBER 30,
                                                                     1996
                                                             -------------
PRO FORMA BALANCE SHEET DATA:
Working capital............................................   $   184,945
Short-term debt, including current maturities of long-term
  debt.....................................................   $ 2,329,088
Long-term debt, net of current maturities..................   $   277,323
Shareholders' equity.......................................   $ 1,197,844
Total assets...............................................   $ 4,405,930
Book value per common share................................   $      4.67

                                  RISK FACTORS

     In addition to the other information contained in this Proxy Statement, the following risk factors should be considered carefully by the stockholders of Republic before voting for the proposal to approve and adopt the Merger Agreement.

     Fixed Exchange Ratio. The Exchange Ratio is fixed and will not be adjusted in the event of any increase or decrease in the stock price of the Republic Common Stock. The price of the Republic Common Stock at the Effective Time may vary from the price as of the date the Merger Agreement was approved by the Special Committee of the Board of Directors of Republic, the date the opinion of Merrill Lynch was rendered, the date of the Special Meeting or the date the Merger is consummated, due to changes in the business, operations and prospects of Republic, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions, and other factors. See "MARKET PRICES AND DIVIDEND POLICY."

     Uncertainties in Integrating Operations and Achieving Cost Savings. The success of any business combination, including the Merger, is in part dependent on the ability following the transaction to consolidate operations, integrate departments, systems and procedures and thereby obtain business efficiencies, economies of scale and related cost savings. The consolidation of operations, the integration of departments, systems and procedures and the relocation of staff present significant management challenges. The challenges posed may be particularly significant because they must be addressed contemporaneously with integrating the Pending Republic Acquisitions. There can be no assurance that future consolidated results will improve as a result of the Merger (or the Pending Republic Acquisitions), or as to the timing or extent to which cost savings and efficiencies will be achieved.

     Consummation of Pending Republic Acquisitions; Dilution. While management of Republic remains committed to consummating each of the Pending Republic Acquisitions, there can be no assurance that the consents and approvals required for each of such acquisitions will be obtained, that the other conditions necessary for the consummation of such acquisitions will be satisfied or that such acquisitions will otherwise be consummated. The issuance of additional shares of Republic Common Stock upon closing of the Pending Republic Acquisitions, upon exercise of warrants or options, or upon completion of other acquisitions or business combinations, may have a dilutive effect on earnings per share and will have a dilutive effect on the voting rights of the holders of Republic Common Stock. Assuming the consummation of each of the Merger and the Pending Republic Acquisitions, the current stockholders of each of the following companies will own approximately the following percentages of the outstanding shares of Republic Common Stock based on the number of shares of Republic Common Stock outstanding as of November 30, 1996: Republic 83.8%; AutoNation 6.5%; Continental 4.7%; and Addington 5.1%. Assuming the consummation of only the Merger, the stockholders of Republic immediately prior to the Effective Time will own approximately 92.8% of the outstanding shares of Republic Common Stock and the former shareholders of AutoNation (excluding shares of Republic Common Stock owned by such persons prior to consummation of the Merger) will own approximately 7.2% of the outstanding shares of Republic Common Stock based on the number of shares of Republic Common Stock outstanding as of November 30, 1996.

     Possible Depressing Effect of Future Sales of Republic Common
Stock. Future sales of the shares of Republic Common Stock to be issued in the Merger, or the perception that such sales could occur, could adversely affect the market price of Republic Common Stock. There can be no assurance as to when, and how many of, the shares of Republic Common Stock to be issued in the Merger will be sold and the effect such sales may have on the market price of Republic Common Stock. Such securities are subject to resale restrictions in accordance with the Securities Act and the regulations promulgated thereunder. As such restrictions lapse or if such securities are registered for sale to the public, such securities may be sold to the public.

     Limited Operations in Vehicle Retailing Business. Republic has a limited history of operations in vehicle retailing and related businesses. Prior to its acquisition of CarChoice in August 1996, Republic had no history of operations in the vehicle retailing industry. Republic currently anticipates that it will, through acquisitions, including the acquisition of AutoNation, rapidly expand its operations in new and used vehicle retailing and related businesses. Operations of CarChoice and AutoNation did not generate revenue until 1996. Neither CarChoice nor AutoNation has operated profitably since inception. AutoNation has started up and is developing a chain of vehicle retailing megastores and opened its first AutoNation USA(TM) megastore in October 1996. The success of Republic's aggressive development plans in the vehicle retailing business is dependent on a number of factors including, but not limited, to economic conditions, competitive environment, adequate capital, accurate site selection, construction schedules, supply of new and used vehicles, consumer acceptance of the megastore concept in vehicle retailing, vehicle manufacturers' approval and control over new vehicle dealer franchises, and the building of brand recognition. There can be no assurance that Republic will be successful in the vehicle retailing industry or in any related automotive industries which it enters.

     Valuation of AutoNation. There are a number of methods of determining the valuation of any company, which methods often involve consideration of intangible factors which are not readily capable of being quantified with precision. Accordingly, determination of a precise valuation of AutoNation is difficult, due in part to such factors as its limited history of operations in vehicle retailing and related businesses. Consequently, the Special Committee of the Board of Directors of Republic engaged Merrill Lynch to evaluate the fairness of the consideration proposed to be paid by Republic to the shareholders of AutoNation in connection with the Merger. The Special Committee and Merrill Lynch relied on forecasts and projections regarding AutoNation's future operating performance, as well as numerous other factors, including AutoNation's audited financial statements, and Merrill Lynch issued its opinion that the consideration to be issued by Republic in the Merger is fair to Republic from a financial point of view. Neither Republic nor Merrill Lynch, nor, to Republic's knowledge, any other party, has conducted independent appraisals or valuations of the assets or liabilities of AutoNation.

     Need for Substantial Additional Capital. Republic's strategy is to aggressively grow as a diversified company by acquiring and integrating additional companies in its existing lines of business, and companies in other lines of business, as well as through internal growth of such businesses. As of November 30, 1996, Republic had approximately $1.9 billion in long term debt outstanding ($1.6 billion of which was secured by revenue earning rental vehicles) and had approximately $93 million in cash available for general corporate purposes. Republic believes that additional capital may be necessary to continue its rapid expansion, to service its outstanding debt and to fully capitalize on acquisition and expansion opportunities that may become available to Republic. There can be no assurance that additional financing will be available on a timely basis, if at all, or that it will be available on terms acceptable to Republic. In the event that adequate financing is not available or is not available in the amounts or on terms acceptable to Republic, the implementation of Republic's acquisition and expansion strategy could be impeded and Republic's ability to react to changes in the industries in which it does business could be limited, which could have a material adverse effect on Republic's business, financial condition and future prospects.

     Seasonality. Vehicle retailing operations could be adversely affected by protracted periods of inclement weather. There can be no assurance that protracted periods of inclement weather will not have a material adverse effect on AutoNation's business, financial condition and future prospects.

     Competitive Environment. The vehicle retailing industry is changing as a result of rapid consolidation and highly competitive environments. The future success of AutoNation will be affected by such changes, the nature of which cannot be forecast with certainty. The vehicle retailing industry in the United States is highly fragmented and competitive, and is in the early stages of consolidation. Republic believes that there is no used vehicle retailer currently operating a national chain of megastores. In addition to AutoNation, several other companies have announced plans to roll out national chains of used vehicle megastores over the next few years. In addition, several franchised new vehicle dealers, which have significant used vehicle operations, have recently conducted initial public offerings of their securities, with proceeds targeted to be used for acquisitions of other dealers. Some of these competitors in the new and used vehicle retailing industry have significantly greater financial and operational resources than Republic and more established market positions than AutoNation. There can be no assurance that Republic will be able to compete effectively in the new or used vehicle retailing industry or related automotive businesses.

                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     The purpose of the Special Meeting is to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby; and (ii) such other proposals as may be properly brought before the Special Meeting.

     The Special Committee of the Board of Directors of Republic has unanimously approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereunder.

VOTES REQUIRED

     The presence, in person or represented by proxy, of the holders of a majority of the shares of Republic Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The affirmative vote of a majority of the votes cast by holders of outstanding shares of Republic Common Stock present at the Special Meeting in person or by proxy and entitled to vote thereon is required to approve and adopt the Merger Agreement. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting or any and all adjournments and postponements thereof. As of the Record Date, 232,466,603 shares of Republic Common Stock were issued and outstanding and entitled to vote at the Special Meeting. Each share of Republic Common Stock issued and outstanding on the Record Date will entitle the holder thereof to one vote on each proposal presented at the Special Meeting. Shares of Republic Common Stock represented at the Special Meeting by a properly executed, dated and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

     Proxies relating to "street name" shares that are properly executed and returned by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as shares having voted at the Special Meeting as to the Merger Agreement if authority to vote is withheld from the broker (a "broker non-vote"). Abstentions will be recorded as such by the Inspectors of Election for the Special Meeting. Abstentions and broker non-votes (as well as any other failure to vote) will not be considered as votes cast with respect to the proposal on the Merger Agreement and, therefore, will have no effect on the outcome of the vote to approve and adopt the Merger Agreement.

     At October 31, 1996, directors and executive officers of Republic may be deemed to be beneficial owners of 86,452,630 shares (including shares underlying certain options and warrants) of Republic Common Stock, or approximately 38.6% of the then outstanding shares of Republic Common Stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF REPUBLIC."

VOTING OF PROXIES

     Proxies properly executed and returned in a timely manner will be voted at the Special Meeting in accordance with the directions noted thereon. Proxies which are properly executed, but for which no voting direction is indicated, will be voted in favor of approval and adoption of the Merger Agreement, and in accordance with the judgment of the persons acting under the proxies on other matters presented for a vote.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either by voting in person at the meeting, by written notice to the Secretary of Republic or by delivery of a later-dated proxy.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Only stockholders of record of Republic Common Stock at the close of business on November 29, 1996 (the "Record Date") are entitled to receive notice of, and to vote at, the Special Meeting. The only voting stock of Republic outstanding is Republic Common Stock, of which 232,466,603 shares were outstanding of record as of the close of business on the Record Date. A majority of the outstanding shares of Republic Common Stock on the Record Date must be represented in person or by proxy at the Special Meeting in order for a quorum to be present.

APPRAISAL RIGHTS

     Stockholders of Republic will have no appraisal rights under Delaware law in connection with the Merger.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the Directors, officers and employees of Republic may solicit proxies from Republic's stockholders by personal interview, telephone, or otherwise. Republic will bear the costs of the solicitation of proxies from its stockholders. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries who hold Republic Common Stock for the forwarding of solicitation materials to the beneficial holders thereof. Republic may reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Harris Trust and Savings Bank and Corporate Investor Communications, Inc. have been retained by Republic to assist in the tabulation and solicitation, respectively, of proxies for which they will be paid a fee of approximately $10,000 in the aggregate plus reimbursement of out-of-pocket expenses.

REQUIREMENT FOR STOCKHOLDER APPROVAL OF THE MERGER AGREEMENT

     Nasdaq requires stockholder approval in connection with a National Market issuer's acquisition of the stock of another company if any director, officer or substantial stockholder of the issuer has a 5% or greater interest (or such persons collectively have a 10% or greater interest) in the company to be acquired, and the potential issuance of common stock could result in a 5% or greater increase in outstanding common shares. As Mr. Huizenga and other directors and officers of Republic collectively have a greater than 10% interest in AutoNation, and Republic plans to issue 17,467,248 shares of Republic Common Stock in the proposed Merger, approval by Republic's stockholders is required. For Nasdaq purposes, the affirmative vote of a majority of the votes cast by holders of outstanding shares of Republic Common Stock present at the Special Meeting in person or by proxy will constitute stockholder approval.

                              THE PROPOSED MERGER

BACKGROUND OF THE MERGER

     In May 1995, Republic negotiated and executed certain Stock Purchase Agreements with H. Wayne Huizenga and Harris W. Hudson, pursuant to which, among other matters, Messrs. Huizenga and Hudson, and certain of their assigns, invested an aggregate of approximately $31 million in Republic in exchange for an aggregate of 13.7 million shares of Republic Common Stock and warrants to purchase 27.4 million shares of Republic Common Stock. In addition, at the same time, Republic entered into certain Merger Agreements to acquire Hudson Management Corporation and Envirocycle, Inc. (collectively, "HMC") from Mr. Hudson in exchange for 16 million shares of Republic Common Stock. All of these transactions and related transactions (the "Combination Transactions") closed following receipt of approval by holders of a majority of the outstanding Republic Common Stock at a special meeting held on August 3, 1995. As a result of and upon consummation of the Combination Transactions, Messrs. Huizenga and Hudson became two of the largest stockholders of Republic, Mr. Huizenga became the Chairman and Chief Executive Officer of Republic, and Mr. Hudson became the President and a Director of Republic. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF REPUBLIC."

     During the negotiations with respect to the Combination Transactions in May 1995, Mr. Huizenga informed Michael G. DeGroote, then Republic's Chairman, President and Chief Executive Officer, as well as the largest beneficial owner of shares of Republic Common Stock, that Mr. Huizenga along with other investors was making a major investment in the used car industry and planned to develop and open a retail chain of used car "megastores" across the country. Mr. Huizenga and Mr. DeGroote discussed the idea of including this venture in the Combination Transactions, as part of the substantial investment which Mr. Huizenga wished to make in Republic.

     For several reasons, in May 1995, Republic did not pursue the acquisition of Mr. Huizenga's used car venture as part of the Combination Transactions. First, the used car venture was at that time still in the conceptual and research phase of development. Second, the anticipated start-up losses of the venture would more than offset Republic's projected earnings for all of 1995 and possibly beyond. Mr. DeGroote and Mr. Huizenga believed that the perceived inability of the combined company to generate earnings could continue to keep the market price for Republic Common Stock at the low trading levels which Republic Common Stock had traded at for several years, which in turn would impede Republic's ability to engage in the aggressive acquisition strategy that Mr. Huizenga proposed (and which Republic has since August 1995 implemented). Moreover, Republic lacked sufficient capital with which to fund the substantial development costs which Mr. Huizenga had stated would be necessary for the used car venture. Finally, given the low market price of Republic Common Stock at that time, a proposed acquisition of AutoNation would have involved the issuance of a substantial amount of shares of Republic Common Stock, which Mr. DeGroote and Mr. Huizenga believed would have been overly dilutive to existing stockholders of Republic. As a result, at that time, Mr. DeGroote and Mr. Huizenga determined that it would not be in the best interests of Republic and its stockholders to acquire and attempt to develop the used car megastore concept.

     Over the following months until March 1996, the used car industry was the subject of encouraging media coverage in magazines, press and reports of financial analysts, including several articles about or referencing the AutoNation concept which Mr. Huizenga was developing with Steven R. Berrard, Chief Executive Officer of AutoNation, Jim Moran, Chairman and Founder of JMFE, and other investors, including three of Republic's Directors, Mr. Hudson, George
D. Johnson, Jr., and John J. Melk. In mid-March, 1996, Mr. Huizenga and Mr. DeGroote, Republic's Vice Chairman (and still the largest beneficial owner of Republic Common Stock), discussed re-exploring the possibility of the acquisition of AutoNation by Republic. The reasons discussed for this were that the AutoNation concept had progressed rapidly and its business plan had been substantially developed and refined, over $52 million already had been invested in AutoNation by its shareholders, AutoNation had assembled an experienced and talented senior management team, a substantial portion of the period during which AutoNation projected to be incurring operating losses had elapsed, and Republic had substantially increased its equity base and market capitalization such that a transaction would have a far less dilutive effect on existing stockholders. In addition, Mr. Huizenga advised Mr. DeGroote that he had engaged in discussions with certain Wall Street investment bankers, including Merrill Lynch, with respect to underwriting an initial public offering of shares of AutoNation, and that the preliminary valuations of AutoNation verbally presented by such investment bankers for purposes of evaluating an initial public offering were approximately $1 billion. No specific date or time period for an initial public offering of AutoNation was anticipated by AutoNation or Republic management or discussed with Merrill Lynch. On or about March 15, 1996, Mr. Huizenga sent Mr. DeGroote the business plan, financial statements and projections of AutoNation, as well as more detailed information regarding AutoNation's management team, real estate holdings and other matters. The other members of Republic's Board of Directors promptly were advised of such discussions and were sent the AutoNation business plan and other materials.

     During the week of March 18, 1996, Mr. Huizenga and Mr. DeGroote discussed by telephone the viable alternatives that appeared to be available to AutoNation, which were for AutoNation to "go public," to continue to raise private capital from Mr. Huizenga and the other investors in AutoNation, or to merge AutoNation with a well-capitalized public company.

     On Friday, March 22, 1996, Mr. Huizenga met Mr. DeGroote in Bermuda to discuss those alternatives in further detail. At that meeting, Messrs. Huizenga and DeGroote reviewed the public offering projections verbally presented to Mr. Huizenga by the Wall Street investment bankers, reviewed the estimated size and potential growth of the used car industry, reviewed potential acquisition candidates that could be targeted for accelerated growth in the used car industry and related businesses, and reviewed Republic's financial position and access to capital markets. They discussed various alternatives, including having Republic not proceed any further with respect to AutoNation, to have Republic make an investment in AutoNation or to have Republic acquire all of AutoNation. Mr. DeGroote and Mr. Huizenga separately reviewed the substance of these discussions with the other members of the Board of Directors by telephone during the week following the March 22nd meeting. After thorough review, Mr. DeGroote believed that it would be in the best interests of Republic and its stockholders to seek to acquire all of AutoNation for up to 20 million shares of Republic Common Stock.

     On Wednesday, March 27, 1996, Mr. Huizenga, as Chairman of AutoNation, met with two of the three other members of AutoNation's board, Mr. Berrard and Lawrence S. Rich, Chief Operating Officer and a director of JMFE. Jim Moran, Chairman of JMFE, and Pat Moran, President and a director of JMFE, also attended this meeting; JMFE was the second largest owner of shares of AutoNation Common Stock. Mr. Huizenga reviewed with such persons the discussions which Mr. Huizenga had with Mr. DeGroote concerning the possibility of having Republic acquire or make an investment in AutoNation as possible alternatives to taking AutoNation public as a separate company. They collectively determined to pursue a transaction in which AutoNation would be acquired by Republic in exchange for approximately 17 to 20 million shares of Republic Common Stock, which then had a market value of approximately $250 to $300 million based on the closing price per share on Nasdaq of $14.3125 on March 26, 1996 for Republic Common Stock. Their reasons for pursuing such a transaction were that keeping AutoNation as a privately-held company was feasible but would require them to invest substantially more capital than that which they already had invested, as well as to obtain substantial lines of credit to finance continued development and growth. The alternative of going public was viewed positively as a means of having ready access to sufficient capital to develop operations but it was determined that AutoNation will incur losses for several quarters and as a consequence, could have limited access to additional capital in the future if needed. Merging with Republic not only provided access to substantial amounts of capital to continue development of the AutoNation megastores, but also did so in a public entity that could be reporting earnings during the development stage of operations. As a result, they decided to pursue a possible acquisition by Republic, to be structured as a tax-free transaction.

     On Friday, March 29, 1996, the Board of Directors of Republic held a special meeting in Fort Lauderdale, Florida, from approximately 8:30 a.m. until 3:30 p.m. to consider a possible transaction with AutoNation. At that meeting, Mr. Huizenga summarized for the Board a possible initial public offering of AutoNation, as well as the financial projections verbally presented to Mr. Huizenga by certain Wall Street investment bankers relating to such initial public offering, his discussions with Mr. DeGroote, his discussions with Messrs. Moran, Rich and Berrard about AutoNation's alternatives, and AutoNation's interest in being acquired by Republic for approximately 17 to 20 million shares of Republic Common Stock having a market value of approximately $250 to $300 million based on the March 26, 1996 closing price. The Board generally discussed these matters for over two hours. Mr. Berrard then was introduced by Mr. Huizenga to the Board, and Mr. Berrard and several members of AutoNation's senior management team made a two hour presentation to the Board of Directors about AutoNation's concept, marketing and advertising plans, financial projections, megastore design, real estate site analysis, real estate sites owned and sites subject to purchase contracts, sources of vehicle supply and financing, and operational matters. Mr. Berrard and AutoNation's management team answered numerous questions posed by the Board during and immediately following the presentation. Following the conclusion of the presentation and answering of questions by AutoNation's management team, the Board continued to meet for two more hours, and reviewed the material and information which had been presented to it. The Board was favorably impressed with the AutoNation concept and prospects, and discussed how Republic could pursue an acquisition of AutoNation at the $250 million valuation proposed by AutoNation given the ownership interests in AutoNation held by Messrs. Huizenga, Hudson, Johnson and Melk. Upon advice of Richard L. Handley, Senior Vice President and General Counsel to Republic, the Board appointed a Special Committee composed of disinterested outside directors, namely, Mr. DeGroote, Rick L. Burdick and J.P. Bryan. By unanimous resolution of the full Board of Directors, the Special Committee was delegated the exclusive power and authority to (i) negotiate, review and evaluate the terms and conditions of the proposed transaction in which all of the outstanding shares of common stock of AutoNation would be acquired in a tax-free transaction in exchange for 17,467,248 shares of Republic Common Stock, which as of March 26, 1996 had a market value of $250 million, and, if the Special Committee deemed appropriate, approve the execution and delivery of documents setting forth the proposed transaction on behalf of Republic, (ii) determine whether the proposed transaction was fair to, and in the best interests of, Republic and all of its stockholders, and (iii) if deemed advisable and in the best interests of Republic and in the interests of all of its stockholders, approve the proposed transactions, and if stockholder approval was determined to be required, recommend the proposed transactions to Republic's stockholders for approval. The full Board further resolved that no such transaction would be approved or recommended to Republic's stockholders without the prior favorable recommendation of the Special Committee, and authorized the Special Committee to retain its own special legal counsel and financial advisor in connection with its assigned duties. Mr. DeGroote was appointed the Chairman of the Special Committee by the members thereof.

     On March 29, 1996, Republic issued a press release announcing the developments to that date with respect to AutoNation, including the appointment of the Special Committee.

     The Special Committee retained Potter, Anderson & Corroon as separate special counsel, and requested proposals from four major Wall Street investment banking firms for financial advice and the issuance of a fairness opinion with respect to a possible acquisition of AutoNation. After reviewing three proposals which were submitted to the Special Committee during the week of April 1, 1996, the Special Committee retained Merrill Lynch to render a fairness opinion with respect to the proposed transaction with AutoNation.

     On Wednesday, April 10, 1996, at the request of Mr. Burdick on behalf of the Special Committee, Republic's senior management and Akerman, Senterfitt & Eidson, P.A., Republic's regular outside counsel, prepared and delivered to the Special Committee a summary of the principal terms and conditions of the significant acquisitions made by Republic since August 1995. The Special Committee and its special counsel, and Merrill Lynch, continued to review the materials provided to Republic by AutoNation, and the Special Committee considered the terms and conditions it would request of AutoNation and its shareholders in light of that review and in light of the recent material acquisitions consummated by Republic.

     On April 11, 1996, the Special Committee (with Mr. Bryan participating by telephone) met with its special counsel, Robert K. Payson and Donald J. Wolfe, Jr. of Potter, Anderson & Corroon, and Charles A. Lewis, Daniel M. Dickinson, and Brad J. Jaros of Merrill Lynch, in Toronto, Canada, for approximately six hours. At this meeting, the history and status of the discussions regarding the proposed transaction with AutoNation was reviewed, Merrill Lynch made a presentation and answered questions regarding its written report addressing valuation issues relevant to the proposed transaction, special counsel to the Special Committee reviewed the fiduciary responsibilities of the Special Committee under Delaware law, and various alternatives for structuring and negotiating the transaction were explored. Such alternatives included discussions regarding the number of shares of Republic Common Stock to be issued in the proposed merger; whether the shares of Republic Common Stock to be received by directors and/or officers of AutoNation should be restricted from sale, and if so, for what time period; non-competition agreements; types of representations and warranties and how long after the proposed transaction they should survive; whether the number of shares of Republic Common Stock to be exchanged in the proposed transaction should be subject to adjustment depending on the market price of the Republic Common Stock; the effect of Hart-Scott-Rodino; and piggy-back registration rights. At the conclusion of this meeting, the Special Committee unanimously resolved to prepare and submit proposed terms and conditions to AutoNation and authorized Messrs. DeGroote and Burdick to engage in further discussions with AutoNation representatives on that basis.

     On Monday, April 15, 1996, Messrs. DeGroote and Burdick of the Special Committee, together with Gregory K. Fairbanks, then Executive Vice President and Chief Financial Officer of Republic, Mr. Handley, and Jonathan L. Awner of Akerman, Senterfitt & Eidson, P.A., outside counsel for Republic, met for approximately three hours with Messrs. Berrard and Rich of AutoNation, to negotiate additional terms and conditions of the proposed merger transaction. Mr. Huizenga attended part of this meeting, as did Mr. Lewis of Merrill Lynch.

     Among the principal terms and conditions negotiated at the April 15th meeting, the Special Committee requested that the shareholders of AutoNation be subject to "lock-up" agreements pursuant to which they would be contractually restricted from selling any of the shares of Republic Common Stock to be received in the merger transaction for up to two years following the date of the merger. Messrs. Huizenga and Berrard agreed to such a two year lock-up agreement, and Mr. Rich confirmed that JMFE would agree to a two-year lock-up agreement and that Mr. Moran would agree to a one year lock-up agreement. They also agreed that all of the other AutoNation shareholders would be bound by six month lock-up agreements. The Special Committee believed such lock-up agreements to be important as they would preclude the investors in AutoNation, including Mr. Huizenga, from being able to realize any financial gain from the shares of Republic Common Stock received in the Merger until a point in time when the financial performance of AutoNation as a division of Republic would be contributing to the earnings and growth of Republic. Alternatively, if AutoNation were to fail to meet expectations, the shareholders of AutoNation, including Mr. Huizenga, would not be able to profit from the merger transaction before the results of AutoNation were established and presumably reflected in the market price of Republic Common Stock. Additional terms and conditions were negotiated concerning indemnification by the controlling shareholders of AutoNation, including Mr. Huizenga, for breaches of representations to be made in a definitive merger agreement, providing for non-competition covenants, and addressing other matters.

     Republic and its outside counsel prepared a draft of a merger agreement based on the April 15th negotiations and circulated it to the Special Committee and its special counsel on April 17, 1996. On April 19, 1996, a revised draft of the proposed merger agreement was sent to Mr. Berrard and other representatives of AutoNation and their counsel, Atlas, Pearlman, Trop & Borkson, P.A. Representatives of Republic performed due diligence reviews of AutoNation during the weeks of April 15th and April 22nd.

     From April 29, 1996 until May 3, 1996, senior management of Republic, including Messrs. Fairbanks and Handley, together with outside counsel to Republic, met daily with AutoNation representatives, including Messrs. Berrard and Rich, together with their counsel, for extensive negotiations and review of the terms and conditions of the drafts of the merger agreement and related documents. Messrs. Fairbanks, Handley, and/or Republic's outside counsel, regularly reported on the status of the negotiations and presented issues directly to Messrs. DeGroote or Burdick of the Special Committee, or to special counsel to the Special Committee, during this period and received instructions from the Special Committee with respect to the issues and matters being negotiated.

     On Monday, May 6, 1996, the Special Committee, Merrill Lynch, and their respective counsel, received the revised and negotiated drafts of the merger agreement and related documents. In addition, Republic and its counsel and auditors completed a due diligence report with respect to AutoNation which was provided to the Special Committee and its counsel, and to Merrill Lynch, on May 6, 1996.

     Late in the afternoon on May 7, 1996, the Special Committee (without Mr. Bryan present), having reviewed the negotiated drafts of the merger agreements and other documents and reports provided to them, convened a meeting by telephone conference call, in which its special counsel and representatives of Merrill Lynch participated. Mr. Handley and outside counsel to Republic also participated at certain times. Such meeting was adjourned, then reconvened by telephone conference call on the morning of May 8, 1996 (with Mr. Bryan present). During these conference calls, the Special Committee thoroughly reviewed the terms and conditions of the most recent version of the proposed merger agreement and related documents as well as a previously submitted draft of Merrill Lynch's opinion. Merrill Lynch presented and answered questions regarding its opinion as to the fairness of the proposed transaction, and its formal written opinion was issued to the Special Committee on May 7, 1996. On May 8, 1996, the Special Committee thereupon determined that the terms and conditions of the merger agreement and related documents were fair to and in the best interests of Republic and its stockholders, adopted them, and authorized their execution by Mr. Handley on behalf of Republic in substantially the form reviewed and adopted by the Special Committee.

     On Wednesday, May 8, 1996, the Board of Directors and shareholders of AutoNation adopted the Merger Agreement, authorized the transactions contemplated thereby, and authorized their execution and delivery, by unanimous written consents in lieu of meetings.

     On May 8, 1996, the Merger Agreement and related documents were executed and delivered by all parties thereto, and Republic issued a press release announcing the execution of the Merger Agreement.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND REASONS FOR THE MERGER

     THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF REPUBLIC HAS ADOPTED THE MERGER AGREEMENT, DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF REPUBLIC AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE STOCKHOLDERS OF REPUBLIC VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     In making its determinations, the Special Committee considered the following material factors:

          (1) the financial and other terms and conditions of the Merger Agreement;

          (2) the Special Committee's belief, after consultation with management and Merrill Lynch, that acquiring AutoNation for approximately 17,467,248 shares of Republic Common Stock represents a substantial discount to the cost of acquiring AutoNation if it were valued at its potential separate initial public offering valuation;

          (3) presentations of Merrill Lynch at the April 11th, April 15th and May 7th meetings, and the written opinion of Merrill Lynch dated May 7, 1996, to the effect that, as of May 7, 1996 and based upon the assumptions made, procedures followed, matters considered, and limits of review as set forth in such opinion, the consideration to be paid by Republic pursuant to the Merger Agreement is fair to Republic from a financial point of view (for a summary of Merrill Lynch's opinion, including the assumptions made, procedures followed, matters considered, and limits of review, see
     "-- Opinion of Merrill Lynch" below);

          (4) the Special Committee's belief, after consultation with Messrs. Huizenga, Berrard and Rich, that AutoNation's likely alternative to a merger transaction with Republic would be to complete its own separate initial public offering of shares of its common stock, and the Special Committee's belief that the market might perceive that Mr. Huizenga's commitment and attention to Republic might be adversely impacted if AutoNation were a separate public company chaired and substantially owned by Mr. Huizenga;

          (5) the Special Committee's desire to acquire the expertise and talents of AutoNation's senior management team, including, but not limited to, the addition of Mr. Berrard as the President and Chief Operating Officer and a Director of Republic;

          (6) the terms of the lock-up agreements which were agreed to by Messrs. Huizenga, Berrard and Moran, by JMFE, and by the other shareholders of AutoNation, which effectively provide that the AutoNation shareholders will not be able to realize any financial gain from the Merger until sufficient time has passed to allow the financial performance of AutoNation to be contributing to the consolidated earnings and growth of Republic, thereby providing the AutoNation shareholders, particularly Messrs. Huizenga and Berrard and JMFE, a tremendous financial incentive to assure the successful financial performance of AutoNation and Republic following the Merger;

          (7) the belief of the Special Committee that the acquisition of AutoNation would provide Republic with a means of internally generating substantial growth in revenue and ultimately in earnings, which growth otherwise is available to Republic in its present lines of business principally through acquisitions; and

          (8) the opportunity for stockholders of Republic to maintain an equity interest in a broader, more diversified base of businesses in which Republic would operate if it were combined with AutoNation.

     The Special Committee did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Special Committee viewed its position and recommendations as being based on the totality of the information presented to and considered by it. Individual members of the Special Committee may have given different weights to different factors.

OPINION OF MERRILL LYNCH

     At the May 7, 1996 meeting of the Special Committee, Merrill Lynch delivered its written opinion dated May 7, 1996 to the Special Committee, that as of May 7, 1996, and based upon the assumptions made, procedures followed, matters considered, and limits of review as set forth in such opinion, the consideration to be paid by Republic pursuant to the Merger Agreement is fair to Republic from a financial point of view. Merrill Lynch also has delivered to the Special Committee a substantially identical opinion, dated the date of this Proxy Statement, hereinafter referred to as the "Merrill Lynch Opinion".

     THE FULL TEXT OF THE MERRILL LYNCH OPINION DATED AS OF THE DATE OF THIS PROXY STATEMENT, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. REPUBLIC'S STOCKHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS PROXY STATEMENT. THE MERRILL LYNCH OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE PAID BY REPUBLIC PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONTAIN A RECOMMENDATION TO ANY STOCKHOLDER OF REPUBLIC AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. THE CONSIDERATION TO BE PAID BY REPUBLIC IN THE MERGER INCLUDING THE EXCHANGE RATIO (AS DEFINED BELOW) WAS NOT DETERMINED BY MERRILL LYNCH. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERRILL LYNCH OPINION ATTACHED AS ANNEX B TO THIS PROXY STATEMENT.

     In connection with rendering the Merrill Lynch Opinion, Merrill Lynch: (1) reviewed the Merger Agreement and this Proxy Statement; (2) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of AutoNation and Republic's car rental business furnished to Merrill Lynch by senior management of AutoNation and Republic, respectively; (3) held discussions with members of senior management of AutoNation concerning its financial condition, businesses, cash flow, assets, liabilities, operations, financial forecasts, contingencies and prospects; (4) compared the historical and projected results of operations of AutoNation with that of certain companies, organizations and businesses which Merrill Lynch deemed to be reasonably similar to AutoNation; (5) considered the trading range of Republic Common Stock and the pro forma effect of the Merger on Republic's projected earnings, capitalization ratios and cash flows; (6) considered a discounted cash flow analysis based on future cash flows that management of AutoNation expects to generate; (7) considered the equity valuations of certain companies, organizations and businesses, which Merrill Lynch deemed to be reasonably similar to AutoNation, that recently completed initial public offerings of equity securities; (8) considered the business background of the members of the AutoNation senior management team and the financial performance of the businesses with which they have been associated; and (9) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters (as more fully described below) as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

     In rendering the Merrill Lynch Opinion, Merrill Lynch assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by AutoNation and Republic, and Merrill Lynch did not independently verify such information or undertake an independent appraisal of the assets and liabilities contingent or otherwise of AutoNation or Republic. With respect to the financial forecasts furnished by AutoNation and Republic, Merrill Lynch has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of AutoNation's and Republic's senior management, respectively. The Merrill Lynch Opinion states that it speaks only as of the date of such opinion, based on the proposed Merger as presented and the facts and circumstances existing as of such date and that subsequent events and developments including, but not limited to, a change in applicable law, facts, circumstances (including, but not limited to, changes affecting its assumptions set forth therein) may affect the conclusions set forth in the Merrill Lynch Opinion and, in such event, the Merrill Lynch Opinion should not be relied on in the future. Merrill Lynch has assumed no obligation to update, revise, reaffirm or withdraw its opinion as a result of any such subsequent events or developments, the invalidity of the assumptions set forth therein, or otherwise.

     The Merrill Lynch Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Merrill Lynch Opinion. The matters considered by Merrill Lynch in arriving at the Merrill Lynch Opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Republic's or AutoNation's control. Merrill Lynch did not express any opinion as to what the value of the shares of Republic Common Stock actually would be when issued to AutoNation shareholders pursuant to the Merger or the prices which shares of Republic Common Stock would trade subsequent to the Merger. No limitations were imposed by the Special Committee upon Merrill Lynch with respect to the investigations made or the procedures followed by it in rendering its opinion.

     The Merrill Lynch Opinion does not present a discussion of the relative merits of the Merger as compared to any other business plan or opportunity that might be presented to Republic, or the effect of any other arrangement in which Republic might engage. Merrill Lynch did not identify any mergers or acquisitions that it deemed to be relevant for purposes of its analysis and, accordingly, did not undertake any analysis comparing the financial terms of the Merger with other mergers or acquisitions.

     The following is a summary of all of the material financial analyses considered by Merrill Lynch in arriving at the Merrill Lynch Opinion.

     Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow analysis of AutoNation. Under the discounted cash flow analysis, Merrill Lynch analyzed projections of AutoNation's future performance under two scenarios prepared by the management of AutoNation, an aggressive case ("Aggressive Case") and a base case ("Base Case"). In addition, Merrill Lynch developed and analyzed a third set of projections (the "Conservative Case") that reflected slower future financial growth assumptions than either the Aggressive Case or the Base Case with respect to, among other things, the number of store openings per year, timing of store openings and annual units sold per store. Merrill Lynch did not establish which set of projections (e.g., Aggressive Case, Base Case or Conservative Case) were more likely to be realized. Utilizing these projections and using discount rates ranging from 18% to 22%, Merrill Lynch calculated a range of present values for AutoNation based upon the discounted net present value of the sum of (i) the projected stream of cash flows for fiscal years 1997 through 2001 and (ii) the projected terminal value of AutoNation in January 2002. The terminal value (the value of AutoNation in the final year of its projections) was determined by applying the following two methodologies: (i) applying multiples ranging from 5.0X to 7.0X to AutoNation's estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") for the year 2001 and (ii) applying cash flow perpetuity growth rates of 6.0% to 10.0% to AutoNation's EBITDA for the year 2001. This analysis implied aggregate net present values of the equity of AutoNation to be in a range of $2.0 billion to $2.6 billion for the Aggressive Case, $1.2 billion to $2.0 billion for the Base Case, and $600 million to $1.0 billion for the Conservative Case.

     Pro Forma Merger Analysis. Using the financial information and projections provided to Merrill Lynch by AutoNation, and utilizing EPS estimates for Republic derived from (i) an equity analyst research report prepared by a nationally recognized investment banking firm (the "Report") and (ii) estimates for Republic's car rental business provided by Republic's senior management, Merrill Lynch reviewed the accretion of or dilution to Republic's 1997, 1998 and 1999 projected earnings per share resulting from the Merger (after giving effect to Republic's acquisition of Alamo). Merrill Lynch utilized the Report in determining Republic's estimated earnings based on its view that current analyst estimates for Republic already give effect to the acquisition of AutoNation. The Report provided earnings estimates for each of Republic's divisions (other than Republic's car rental business) and Merrill Lynch derived earnings estimates for Republic without giving effect to the acquisition of AutoNation utilizing the Report and estimates for Republic's car rental business provided by Republic's senior management. This analysis revealed that the Merger would be (i) dilutive to 1997 earnings per share in amounts ranging from 2.4% to 15.2%, (ii) dilutive to 1998 earnings per share by 6.2% (utilizing the Conservative Case projections) and accretive to 1998 earnings per share in amounts ranging from 9.3% to 25.2% (utilizing the Base Case and Aggressive Case projections) and (iii) accretive to 1999 earnings per share in amounts ranging from 5.6% to 56.2%.

     Analysis of Selected Comparable Publicly Traded Companies; Potential Public Market Valuation. Merrill Lynch reviewed certain financial information and public market multiples for the following eleven publicly traded companies which Merrill Lynch considered to be reasonably comparable, in concept, to AutoNation for the purpose of its analyses: Autozone, Inc., Baby Superstore, Inc., Barnes & Noble, Inc., Bed Bath & Beyond, Inc., Best Buy Co. Inc., Circuit City Stores, Inc., Comp USA Inc., Home Depot, Inc., Pep Boys-Manny Moe & Jack, Petsmart Inc. and Republic (the "High Growth Retail Comparables"). In selecting the High Growth Retail Comparables, Merrill Lynch considered whether the company is a national high growth retail company which generally focuses on a specific industry segment. Merrill Lynch also reviewed certain financial information and public market multiples for Cross Continent Auto Retailers and United Auto Group, the first two megadealers of new cars to enter the public market (the "Automotive MegaDealers" together with the High Growth Retail Comparables, the "Comparable Companies"). In its analyses, Merrill Lynch utilized estimated earnings per share information for the Comparable Companies for the years 1997, 1998 and 1999. The 1997 and 1998 EPS estimates were obtained from First Call, an on-line data service available to subscribers which compiles such estimates developed by research analysts, as of December 3, 1996 and were adjusted by Merrill Lynch in certain cases to reflect a calendar year end. The First Call estimates were not prepared in connection with the Merger or at Merrill Lynch's request. The 1999 EPS estimates were based on 1998 EPS information multiplied by a growth rate ranging from 16.0% to 50.0%. Utilizing the closing public market price for each of the Comparable Companies as of December 3, 1996, Merrill Lynch calculated the public market price as a multiple of (i) 1997 EPS to range between 14x and 62.3x (with a mean of 27.5x and a median of 21.1x), (ii) 1998 EPS to range between 10.8x and 42.3x (with a mean of 21x and a median of 17.1x), and (iii) 1999 EPS (with respect to the High Growth Comparable Companies only) to range between 11.9x and 28.7x (with a mean of 16.9x and a median of 13.5x). Merrill Lynch also reviewed equity analyst research reports prepared by Merrill Lynch relating to the projected public trading price per share of, and projected 1998 earnings estimates for, the CarMax subsidiary of Circuit City Stores, Inc. ("CarMax"). Circuit City has publicly announced its intention to create a separate class of stock for its CarMax subsidiary and to offer a portion of that stock to the public and Merrill Lynch considered CarMax to be the most comparable entrant in the used car megastore industry to AutoNation in strategy, size and growth potential. Merrill Lynch determined the projected market price per share of CarMax capital stock as a multiple of the projected 1998 earnings for CarMax on a standalone basis (based on Merrill Lynch research and adjusted to reflect a calendar year end) to range between 40x and 45x. Moreover, Merrill Lynch reviewed equity analyst research reports prepared by Merrill Lynch and another nationally recognized investment banking firm with respect to the automotive retailing industry generally and/or with respect to Republic which attribute 1998 earnings per share multiples ranging from 30x to 40x to AutoNation.

     Merrill Lynch applied a range of multiples of 20x to 25x to AutoNation's estimated 1998 net income using the Aggressive Case and the Base Case and derived an implied aggregate public trading market value for AutoNation to range from $700 million to $1.5 billion. In determining the range of multiples to be applied in its implied public trading market value analysis, Merrill Lynch considered the following factors: the information analyzed by Merrill Lynch with respect to the Comparable Companies and CarMax, management's track record with other companies in creating shareholder value, AutoNation's business plan, the positive publicity that the used-car megastore retailing concept has received and the overall receptivity of the new issues market.

     Contribution Analysis. Merrill Lynch analyzed and compared the respective projected contribution of total revenues, earnings before interest and taxes ("EBIT") and net income for Republic (after giving effect to Republic's acquisition of Alamo) and AutoNation in 1997 and 1998. Utilizing the Aggressive Case projections provided by AutoNation and earnings estimates for Republic derived by Merrill Lynch from the Report and estimates for Republic's car rental business provided by Republic's senior management, the analysis indicated that, after giving effect to the consummation of the Merger, AutoNation shareholders would receive approximately 5.7% of the outstanding shares of Republic on a fully diluted basis, and that AutoNation would contribute 34.8% and 53.7%, in 1997 and 1998, respectively, to combined revenues, 7.2% and 24.5%, in 1997 and 1998, respectively, to combined EBIT, and 2.9% and 24.0%, in 1997 and 1998, respectively to combined net income.

     In arriving at the Merrill Lynch Opinion, Merrill Lynch performed a variety of financial analyses, all of the material portions of which are summarized above. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Merrill Lynch made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, while all of the material financial analyses considered by Merrill Lynch in arriving at the Merrill Lynch Opinion are described above, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create a misleading or incomplete view of the process underlying the analysis set forth in the Merrill Lynch Opinion and of the Merrill Lynch Opinion. Merrill Lynch did not assign relative weights to any of its analyses in preparing the Merrill Lynch Opinion. Any estimates incorporated in the analyses performed by Merrill Lynch and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than any such estimates or those suggested by such analysis. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. No public company utilized as a comparison is identical to Republic, AutoNation or the business segment for which a comparison is being made. Accordingly, an analysis of publicly traded comparable companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     The Special Committee selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized banking firm with substantial expertise in transactions similar to the Merger. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Merrill Lynch has provided, from time to time, various investment banking, financial advisory and financial services to companies that had as directors, officers or shareholders certain individuals who are currently affiliated with Republic or AutoNation, for which it has received customary compensation.

     No limitations were imposed on Merrill Lynch by the Special Committee or management of Republic with respect to the investigations made or procedures followed by Merrill Lynch in preparing and rendering its opinion, and Republic and its management cooperated fully with Merrill Lynch in connection therewith.

     Republic agreed to pay, and has paid, Merrill Lynch $250,000 as compensation for Merrill Lynch's services in rendering the Merrill Lynch Opinion. In addition, Republic also has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) and to indemnify Merrill Lynch and certain related persons against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     In the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade the securities of Republic and its affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain terms of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

GENERAL

     The Board of Directors of AutoNation and the Special Committee of the Board of Directors of Republic, meeting separately, each authorized the execution and performance of the Merger Agreement. In addition, all of the shareholders of AutoNation have approved and adopted the Merger Agreement.

EFFECTIVE TIME; EFFECT OF MERGER

     If the Merger Agreement is approved and adopted by the requisite vote of the stockholders of Republic, and all other conditions to the obligations of the parties to consummate the Merger are satisfied or waived, the Merger will become effective at the Effective Time upon the filing of articles of merger with the Secretary of State of the State of Florida. As of the Effective Time, Mergersub will be merged with and into AutoNation, with AutoNation continuing as the surviving corporation and a wholly-owned subsidiary of Republic.

CONVERSION OF SHARES

     As of the Effective Time, Republic will issue to the holders of AutoNation Common Stock an aggregate of 17,467,248 shares of Republic Common Stock. As of the Effective Time, each share of AutoNation Common Stock will be converted into
0.217796 of a share of Republic Common Stock (the "Exchange Ratio").

     No fractional shares of Republic Common Stock will be issued upon consummation of the Merger. In lieu thereof, each holder of AutoNation Common Stock as of the Effective Time will receive a cash payment without interest equal to the fair market value of the fractional share of Republic Common Stock to which such holder otherwise would be entitled, calculated by multiplying such fraction by the average of the daily closing prices of a share of Republic Common Stock on Nasdaq for the five consecutive trading days ending on the second trading day prior to the Effective Time.

STOCK OPTIONS

     At the Effective Time, Republic shall assume all of AutoNation's rights and obligations under the AutoNation 1995 Employee Stock Option Plan (the "AutoNation Plan") with respect to each outstanding option to acquire shares of AutoNation Common Stock (the "AutoNation Stock Options"), and the AutoNation Plan shall continue with the same force and effect as existed immediately prior to the Effective Time, except (a) that each AutoNation Stock Option granted under the AutoNation Plan shall be converted into an option to acquire 0.217796 of a share of Republic Common Stock for each share of AutoNation Common Stock subject to such AutoNation Stock Option, rounded to the nearest whole share of Republic Common Stock for all options held by each such option holder, and (b) that the exercise price per share of Republic Common Stock for all such converted options shall be equal to the product of the exercise price of each AutoNation Stock Option as of the date of grant thereof multiplied by 4.59145.

     As of the date hereof, there are (i) an aggregate of 1,340,000 AutoNation Stock Options outstanding which are (subject to the terms and conditions of the AutoNation Plan) exercisable at $1.00 per share of AutoNation Common Stock, which will be converted into options to purchase 291,847 shares of Republic Common Stock at an exercise price of $4.59 per share, and (ii) an aggregate of 265,566 AutoNation Stock Options outstanding which are (subject to the terms and conditions of the AutoNation Plan) exercisable at $3.00 per share of AutoNation Common Stock, which will be converted into options to purchase 57,840 shares of Republic Common Stock at an exercise price of $13.77 per share. At the Effective Time, Republic will issue to each holder of an outstanding AutoNation Stock Option a document evidencing the assumption by Republic of AutoNation's obligations with respect thereto.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties. The representations and warranties of Republic and Mergersub, with certain exceptions, relate to, among other things: (a) their organization and good standing; (b) their corporate power and authority to enter into the Merger Agreement;

(c) the enforceability of the Merger Agreement against them; (d) the valid issuance of Republic Common Stock; (e) the absence of finder's fees; (f) the capitalization of Republic; (f) the absence of restrictions and conflicts with the Merger Agreement; (g) Republic's reports filed with the Commission and financial statements; (h) the absence of certain changes since December 31, 1995; and (i) certain tax matters.

     The representations and warranties of, Messrs. Huizenga and Berrard and JMFE, with certain exceptions, relate to, among other things: (a) AutoNation's organization and good standing; (b) AutoNation's and each such shareholder's power and authority to enter into the Merger Agreement; (c) the enforceability of the Merger Agreement against them; (d) AutoNation's capitalization; (e) the share holdings of the shareholders of AutoNation; (f) the absence of restrictions and conflicts with the Merger Agreement; (g) AutoNation's subsidiaries; (h) AutoNation's financial statements; (i) the absence of certain changes since December 31, 1995; (j) certain litigation matters; (k) certain environmental matters; (l) certain real property matters; (m) compliance with laws; (n) certain labor and employment matters; (o) certain employee benefit plan matters; (p) certain tax matters; (q) certain insurance matters; (r) certain license and permit matters; (s) certain intellectual property matters;
(t) certain related party transactions; (u) title to assets; (v) certain securities law matters; (w) business locations and bank accounts; and (x) names under which AutoNation does business. These representations and warranties will survive the consummation of the Merger until July 15, 1997.

CERTAIN COVENANTS

     Republic agreed to, as soon as practicable following execution of the Merger Agreement, establish a record date, duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of approving the Merger Agreement and the transactions contemplated thereby. In connection therewith, Republic agreed to prepare and file a proxy statement relating to such special meeting and a registration statement for issuance of shares of Republic Common Stock in the Merger. AutoNation, Messrs. Huizenga and Berrard and JMFE have agreed to cooperate with Republic in connection with such proxy statement and registration statement.

     Republic, AutoNation, Messrs. Huizenga and Berrard and JMFE have each agreed to (i) promptly make all filings under the HSR Act, and request early termination of the waiting period thereunder, (ii) use its reasonable best efforts to take all actions necessary under applicable law to consummate the Merger, (iii) afford each other party reasonable access to financial, operating and other information, (iv) give prompt notice of the occurrence or non-occurrence of any event which would likely cause any covenant or condition in the Merger Agreement not to be complied with or satisfied, (v) use its best efforts to cause the Merger to qualify as a tax-free reorganization under
Section 368 of the Code, and (vi) make no public announcement related to the Merger without the prior consent of the other parties.

     AutoNation, Messrs. Huizenga and Berrard and JMFE have agreed not to initiate or solicit discussions or negotiations with third parties relating to the merger, sale or other disposition of any substantial part of the assets or business of AutoNation or enter into any agreement with respect thereto. Messrs. Huizenga and Berrard and JMFE have agreed not to sell, transfer or otherwise dispose of any of their shares of AutoNation Common Stock.

     Republic has agreed to cause its executive officers and directors to execute and deliver certain confidentiality and non-disclosure agreements relating to certain confidential information of AutoNation.

     AutoNation has agreed that prior to consummation the Merger it shall conduct its business only in the ordinary course of business consistent with its business plan, as provided to Republic (the "Business Plan"), including (i) preserving intact its business organization and goodwill, (ii) keeping available the services of its current officers, employees and consultants, (iii) preserving its present relationships with customers, suppliers and other persons with which it has significant business relations, and (iv) operating its business in compliance with all applicable laws in all material respects. In addition, AutoNation has agreed not to (A) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents; (B) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, except for a limited number of stock options to new employees; (C) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; (D) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (E) acquire (including, without limitation, for cash or shares of stock), by merger, consolidation, or acquisition of securities, any interest in any person, or make any investment in any person either by purchase of securities, contributions of capital or property transfer, or make any loans or advances to any person except advances to employees not in excess of $5,000; (F) except in the ordinary course of business, and consistent with the Business Plan, purchase any property or assets of any other person for a purchase price of $100,000 or more; (G) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or otherwise as an accommodation become responsible for, the obligations of any person, except for "floor plan" financings of vehicle inventories on commercially reasonable terms and conditions; (H) enter into any material contract other than in the ordinary course of business consistent with the Business Plan; (I) mortgage, pledge, or otherwise subject to any lien any asset, tangible or intangible, or real property, except for certain permitted liens; or (J) increase the compensation payable or to become payable to its existing officers or employees, or, except as presently bound to do, grant any severance or termination pay in excess of $5,000 per individual to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except in the ordinary course of business consistent with the Business Plan.

     In connection with the execution of the Merger Agreement, Republic and AutoNation entered into the Loan Agreement, pursuant to which Republic is providing AutoNation a line of credit primarily during the period pending the Closing. Borrowings under the Loan Agreement will be used by AutoNation for operational expenses, capital expenditures and certain other expenses incurred in accordance with the Business Plan, up to the amounts specified in a cash flow needs projection provided to Republic, as well as for financing vehicle inventories. The Loan Agreement is secured by certain assets of AutoNation. The Special Committee reviewed, evaluated, negotiated and approved, in consultation with its special counsel and financial advisor, the Loan Agreement in conjunction with its analysis and approval of the Merger.

CONDITIONS PRECEDENT TO CLOSING

     Conditions to Obligations of AutoNation, Messrs. Huizenga and Berrard, JMFE and Republic. The obligations of AutoNation, Messrs. Huizenga and Berrard, JMFE and Republic to effect the Merger are subject to the fulfillment at or prior to the Effective Time of several conditions, including among others:

          (i) The Merger Agreement shall have been approved and adopted by the vote of the holders of a majority of the voting power of the shares of Republic Common Stock entitled to vote in accordance with the Certificate of Incorporation and Bylaws of Republic and applicable Delaware law.

          (ii) Any applicable HSR Act waiting period, including any extension thereof, shall have expired or been terminated.

     Conditions to Obligations of Republic. The obligations of Republic to effect the Merger are subject to the fulfillment at or prior to the Effective Time of several conditions, any or all of which may be waived in whole or in part by Republic, including among others:

          (i) The representations and warranties of Messrs. Huizenga and Berrard and JMFE contained in the Merger Agreement shall be true and correct in all material respects at and as of the Effective Time and AutoNation and Messrs. Huizenga and Berrard and JMFE shall have performed and complied in all material respects with all of their respective obligations required by the Merger Agreement to be performed or complied with at or prior to the Effective Time.

          (ii) There shall have been no material adverse change in AutoNation.

          (iii) Each of the shareholders of AutoNation who is an Affiliate of AutoNation and/or Republic shall have delivered to Republic a letter agreement relating to Rule 145 under the Securities Act, in form and substance satisfactory to Republic.

          (iv) All of the shareholders of AutoNation shall have delivered to Republic a letter agreement relating to restrictions on the sale, transfer or other disposition of the shares of Republic Common Stock to be received by each of such shareholders in the Merger for periods ranging from six months to two years.

          (v) The consummation of the Merger shall not be precluded, enjoined, prohibited or materially restricted by any order or injunction of a court of competent jurisdiction.

     Conditions to Obligations of AutoNation, Messrs. Huizenga and Berrard and JMFE. The obligations of AutoNation and Messrs. Huizenga and Berrard and JMFE to effect the Merger are subject to the fulfillment at or prior to the Effective Time of several conditions, any or all of which may be waived in whole or in part by them, including, among others:

          (i) The representations and warranties of each of Republic and Mergersub shall be true and correct in all material respects at and as of the Effective Time and Republic and Mergersub shall have performed and complied in all material respects with all of their obligations required by the Merger Agreement to be performed or complied with at or prior to the Effective Time.

          (ii) There shall have been no material adverse change in Republic.

          (iii) Republic shall have issued all of the shares of Republic Common Stock required to be issued pursuant to the Merger and such shares shall have been duly listed for trading on The Nasdaq Stock Market, subject to official notice of issuance. In addition, Republic shall have paid the required cash in lieu of fractional shares of Republic Common Stock.

          (iv) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (v) The consummation of the Merger shall not be precluded, enjoined, prohibited or materially restricted by any order or injunction of a court of competent jurisdiction.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (i) by mutual written consent of AutoNation and Republic at any time prior to the Closing;

          (ii) by Republic, upon a breach of any material representation, warranty, covenant or agreement on the part of AutoNation, Messrs. Huizenga and Berrard and JMFE set forth in the Merger Agreement, which cannot be, or has not been, cured by the earlier of 10 days after written notice thereof is given to the party committing such breach or December 31, 1996;

          (iii) by AutoNation, upon a breach of any material representation, warranty, covenant or agreement on the part of Republic set forth in the Merger Agreement, which cannot be, or has not been, cured by the earlier of 10 days after written notice thereof is given to the party committing such breach or December 31, 1996;

          (iv) by either Republic or AutoNation if the Closing shall not have been consummated before December 31, 1996;

          (v) by Republic, if the Merger Agreement and the transactions contemplated thereby fail to receive the requisite vote for approval and adoption by the stockholders of Republic;

          (vi) by AutoNation, if Republic shall not have received the waiver or consent of its lenders under that certain Credit Facilities and Reimbursement Agreement dated December 19, 1995 (the "Credit

     Agreement"), which consent shall remain effective until September 30, 1996, or otherwise shall not have modified such Credit Agreement to permit the consummation of the Merger as a permitted acquisition thereunder; or

          (vii) by Republic, if the Special Committee determines, whether before or after Republic's stockholders vote at the Meeting, in good faith based upon the advice of counsel and in consultation with its financial advisors, that proceeding with the Merger would result in a breach of its fiduciary duties under applicable law.

INDEMNIFICATION

     Messrs. Huizenga and Berrard and JMFE have agreed to indemnify Republic against any expenses, liabilities and damages incurred or suffered by Republic (collectively, "Indemnifiable Damages") resulting from or arising out of any breach of a representation or warranty made by AutoNation or Messrs. Huizenga and Berrard and JMFE in or pursuant to the Merger Agreement. However, Messrs. Huizenga and Berrard and JMFE shall not be liable to Republic with respect to any claims for Indemnifiable Damages unless all Indemnifiable Damages incurred by Republic exceed an aggregate of $2,500,000 (the "Indemnification Deductible"), in which case they shall be liable only for the amount of such Indemnifiable Damages in excess of such Indemnification Deductible and provided that their maximum liability for Indemnifiable Damages shall not exceed $50,000,000 in the aggregate.

EXPENSES

     In connection with the consummation of the Merger, Republic has agreed to pay all fees for filings under the HSR Act by any of the parties to the Merger Agreement, all fees of Merrill Lynch in connection with their rendering a fairness opinion to the Special Committee and all Commission and Nasdaq fees in connection with the issuance, registration and listing of the shares of Republic Common Stock to be issued pursuant to the Merger.

"LOCK-UP" AND NON-COMPETE AGREEMENTS

     Each of Messrs. Huizenga and Berrard, and JMFE, have executed and delivered letter agreements with Republic pursuant to which they have agreed, with certain limited exceptions, (i) not to sell, transfer or otherwise dispose of the shares of Republic Common Stock to be received by each of them in the Merger for a period of two years following the Effective Time, (ii) not to publicly disclose confidential information concerning the business of AutoNation, and (iii) not to compete in the retail used car business for a period of 18 months following the Effective Time (and in the case of Mr. Huizenga and Mr. Berrard, for such longer period as they may be employed by Republic and 18 months thereafter). Jim Moran has executed and delivered a similar letter agreement, except that the restriction on his ability to sell, transfer or otherwise dispose of the shares of Republic Common Stock to be received by him in the Merger is for a period of one year following the Effective Time. All of the other shareholders of AutoNation, at or prior to closing, will execute and deliver similar letter agreements with Republic covering a period of six months following the Effective Time.

             MANAGEMENT OF REPUBLIC BEFORE AND AFTER THE MERGER AND
                       THE PENDING REPUBLIC ACQUISITIONS

CURRENT REPUBLIC MANAGEMENT

     The following table sets forth below certain information with respect to those individuals who serve as members of the Board of Directors and executive officers of Republic as of the date hereof.

               NAME                  AGE                    PRINCIPAL POSITION
-----------------------------------  ---   ----------------------------------------------------
H. Wayne Huizenga..................  58    Chairman of the Board and Co-Chief Executive Officer
Steven R. Berrard..................  41    Co-Chief Executive Officer, President and a Director
Harris W. Hudson...................  53    Vice Chairman of the Board
J.P. Bryan.........................  56    Director
Rick L. Burdick....................  45    Director
Michael G. DeGroote................  63    Director
John J. Melk.......................  60    Director
George D. Johnson, Jr..............  54    Director
Donald E. Koogler..................  47    Executive Vice President
J. Ronald Castell..................  58    Senior Vice President
Robert A. Guerin...................  53    Senior Vice President
Richard L. Handley.................  49    Senior Vice President, General Counsel and Secretary
Thomas W. Hawkins..................  35    Senior Vice President
Robert J. Henninger, Jr. ..........  47    Senior Vice President
Michael S. Karsner.................  38    Senior Vice President and Chief Financial Officer
Michael R. Carpenter...............  38    Vice President and Corporate Controller

     The Board of Directors of Republic currently consists of eight members. Directors are elected to serve until the next annual meeting of Republic's stockholders, or until their earlier death, resignation, or removal from office. Successors to those directors whose terms have expired are required to be elected by stockholder vote while vacancies in unexpired terms and any additional positions created by board action are filled by action of the existing Board of Directors of Republic. The executive officers named above were elected or appointed to serve in such capacities until the next annual meeting of the Board of Directors of Republic, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office.

     Mr. Hudson is married to Mr. Huizenga's sister. Otherwise, there is no family relationship between any of the directors and executive officers of Republic.

     H. Wayne Huizenga has served as the Chairman of the Board and Chief Executive Officer of Republic since August 1995 (Co-Chief Executive Officer since October 1996). Mr. Huizenga served as the Vice Chairman of Viacom Inc. ("Viacom"), a diversified entertainment and communications company, from September 1994 until October 1995. Mr. Huizenga also served as the Chairman of the Board of the Blockbuster Entertainment Group, a division of Viacom, from September 1994, at which time Viacom acquired Blockbuster Entertainment Corporation ("Blockbuster") through a merger, until October 1995. From April 1987 through September 1994, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster, during which time he helped build Blockbuster into the world's largest video and music retailer. Mr. Huizenga also served as the President of Blockbuster from April 1987 to June 1988. Mr. Huizenga also co-founded Waste Management, Inc., now known as WMX Technologies, Inc. ("Waste Management"), the world's largest integrated environmental services company, in 1971, and served in various capacities, including the President, the Chief Operating Officer and a Director from its inception until 1984. Mr. Huizenga also owns or controls the Miami Dolphins, Florida Marlins and Florida Panthers professional sports franchises, as well as Pro Player Stadium, in South Florida, and has served as the Chairman of the Board of Florida Panthers Holdings, Inc. ("PUCK") since September 1996. In addition, Mr. Huizenga has served as the Chairman of the Board of Extended Stay America, Inc. ("STAY"), an economy extended-stay lodging chain, since August 1995.

     Steven R. Berrard has served as Co-Chief Executive Officer, President and a Director of Republic since October 1996. He has also served as Chief Executive Officer of AutoNation since March 1996. From September 1994 through March 1996, Mr. Berrard served as President and Chief Executive Officer of Blockbuster Entertainment Group. Mr. Berrard joined Blockbuster in June 1987 as Senior Vice President, Treasurer and Chief Financial Officer and became a Director of Blockbuster in May 1989. He became Vice Chairman of the Board of Blockbuster in November 1989 and served as Blockbuster's President and Chief Operating Officer from January 1993 until September 1994. In addition, Mr. Berrard served as President and Chief Executive Officer and a director of Spelling Entertainment Group Inc., a television and filmed entertainment producer and distributor, from March 1993 through March 1996, and served as a director of Viacom from September 1994 until March 1996. Mr. Berrard also serves as a Director of PUCK.

     Harris W. Hudson has served as the Vice Chairman of the Board of Republic since October 1996, and as a Director of Republic since August 1995. Mr. Hudson also serves as the Chairman of Republic's Solid Waste Services Division. Mr. Hudson had served as the President of Republic from August 1995 until October 1996. From May 1995 until August 1995, Mr. Hudson had served as a consultant to Republic. Mr. Hudson founded and since inception in 1983 has served as Chairman of the Board, Chief Executive Officer and President of Hudson Management Corporation, which was acquired by Republic in August 1995. From 1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management, and its predecessor. Mr. Hudson has been a Director of PUCK since September 1996.

     J.P. Bryan has served as a Director of Republic since May 1991 and also was a Director of Republic from August 1990 until March 1991. Since January 1995, Mr. Bryan has served as President and Chief Executive Officer of Gulf Canada Resources Ltd. ("Gulf Canada"), which is engaged in oil and gas exploration and production. Since 1981, Mr. Bryan has served as the Chairman of the Board and Chief Executive Officer of Torch Energy Advisors Inc., a subsidiary of Torchmark Corporation, engaged in the management of institutional holdings in energy-related fields and has, since March 1990, held the same positions with Nuevo Energy Company, a company involved in the oil and gas industry. Mr. Bryan also currently serves on the Board of Directors of Bellweather Exploration Company, an oil and gas exploration company.

     Rick L. Burdick has been a Director of Republic since May 1991. Since June 1995, Mr. Burdick has served as a Director of J. Ray McDermott, S.A. Mr. Burdick is the sole shareholder of a professional corporation which is a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a limited liability partnership including professional corporations.

     Michael G. DeGroote has been a Director of Republic since 1991 and had served as the Vice Chairman of the Board of Directors of Republic from August 1995 until October 1996. Mr. DeGroote had served as the Chairman of the Board and President of Republic from August 1991 until August 1995, and as the Chief Executive Officer of Republic from May 1991 until August 1995. Since April 1995, Mr. DeGroote has served as Chairman of the Board, President and Chief Executive Officer of Republic Environmental Systems, Inc., now known as International Alliance Services, Inc. ("RESI"). Mr. DeGroote owned a controlling interest in Laidlaw Inc. ("Laidlaw"), a Canadian company, from 1959 until he sold his interest in 1988. During his tenure, Laidlaw became the third largest waste service company in North America and the largest operator of school buses with over 28,000 vehicles. Mr. DeGroote served as the Chairman of the Board and Chief Executive Officer of Laidlaw from 1959 until June 1990, when he resigned from those positions to pursue personal business matters. Mr. DeGroote has served as a Director of Gulf Canada since May 1995, and a Director of RESI since April 1995.

     John J. Melk has served as a Director of Republic since August 1995. Mr. Melk has been Chairman and Chief Executive Officer of H(')O Plus Inc., a bath and skin care product manufacturer and retail distributor, since 1988. Mr. Melk has been a private investor in various businesses since March 1984 and prior to March 1984, he held various positions with Waste Management and its subsidiaries, including President of Waste

Management International, plc., a subsidiary of Waste Management. Mr. Melk also serves as a Director of Psychemedics Corporation and of STAY. From February 1987 until March 1989 and from May 1993 until September 1994, Mr. Melk served as a Director of Blockbuster. He also served as the Vice Chairman of Blockbuster from February 1987 until March 1989.

     George D. Johnson, Jr. has served as a Director of Republic since November 1995. Mr. Johnson presently is President, Chief Executive Officer and a Director of STAY. From 1993 until 1995, Mr. Johnson served in various executive positions with Blockbuster Entertainment Group and, prior to its merger with Viacom, with Blockbuster, including as President of the Consumer Products Division, and also as a Director of Blockbuster. From 1987 until 1993, Mr. Johnson was the managing general partner of WJB Video L.P., becoming the largest Blockbuster franchisee with over 200 video stores prior to a merger with Blockbuster in 1993. He is also a Director of Duke Power Company, Viacom and PUCK.

     Donald E. Koogler has served as an Executive Vice President of Republic since May 1991. From May 1991 until August 1995, Mr. Koogler also served as a Director of Republic and from May 1991 until June 1996 as Chief Operating Officer. In September 1990, Mr. Koogler founded K&K Investment and Consulting Services and served as its President until May 1991. Mr. Koogler joined Laidlaw as a Vice President in 1985 and became an Executive Vice President in October 1987. Mr. Koogler also served as Vice President of Waste Management from 1980 until 1985. Mr. Koogler has been employed in the solid waste industry for over 25 years, in various executive positions.

     J. Ronald Castell joined Republic as a Vice President in August 1995, and was promoted to Senior Vice President in October 1995. From September 1994 until joining Republic, he served as a consultant to Viacom. Prior to that, Mr. Castell was Senior Vice President of Programming and Communications for Blockbuster from August 1991 until September 1994 and was Senior Vice President of Programming and Merchandising from February 1989 until August 1991. From October 1985 to February 1989, he was Vice President of Marketing and Merchandising at Erol's, then a chain of two hundred video stores headquartered in the Washington, D.C. area.

     Robert A. Guerin has served as Senior Vice President of Republic since August 1995, and has served as President of Republic's Security Services Division since June 1996. From September 1994 until joining Republic, he served as a consultant to Viacom. Prior to that, Mr. Guerin was Senior Vice President of Domestic Franchising for Blockbuster from January 1992 until September 1994, was Senior Vice President of Administration and Development for Blockbuster from October 1989 until December 1991, and was a Vice President of Blockbuster from March 1988 until October 1989. From March 1986 to March 1988, Mr. Guerin served as Vice President and Region Manager of Waste Management of North America, Inc., a subsidiary of Waste Management, where he was responsible for operations with over 6,000 employees. From June 1982 to March 1986, he served as President of Wells Fargo Armored Service Corp., a transporter of currency and valuables with over 7,000 employees.

     Richard L. Handley joined Republic in October 1995 as a Senior Vice President and the General Counsel. In May 1996, Mr. Handley was also appointed Secretary of Republic. From June 1993 until joining Republic, he was a principal of Randolph Management Group, Inc., a management consulting firm specializing in the environmental industry. Prior to that, Mr. Handley was Vice President, Secretary and General Counsel of The Brand Companies, Inc., an environmental services company, from July 1990 until May 1993, Associate General Counsel of Waste Management of North America, Inc. from January 1987 to June 1990, and legal counsel to Waste Management Energy Systems, Inc., a waste-to-energy company, from September 1985 to January 1987, all of which companies were affiliates or subsidiaries of Waste Management. Prior to September 1985, Mr. Handley was a lawyer in private practice in Chicago, Illinois.

     Thomas W. Hawkins joined Republic in June 1996 as Senior Vice President. From September 1994 until June 1996, Mr. Hawkins served as Executive Vice President -- Administration of Blockbuster Entertainment Group. Prior to that, he was Senior Vice President, General Counsel and Secretary of Blockbuster from February 1994. He joined Blockbuster as Senior Corporate Counsel in November 1989, became Associate General Counsel and Secretary in August 1991 and Vice President, General Counsel and Secretary in February 1993. Prior to November 1989, Mr. Hawkins was a lawyer in private practice in Chicago, Illinois.

     Robert J. Henninger, Jr. has served as a Senior Vice President of Republic since October 1995. From September 1994 until joining Republic, he served as a consultant to Viacom, and from July 1994 until September 1994, he served as Senior Vice President and Chief Administrative Officer of Blockbuster. Prior to July 1994, Mr. Henninger was employed by Arthur Andersen LLP, an international public accounting firm, for 23 years, and had been Managing Partner of the firm's Fort Lauderdale, Florida office since 1984.

     Michael S. Karsner has served as a Senior Vice President and Chief Financial Officer of Republic since October 1996. Prior to joining Republic, Mr. Karsner served as Senior Vice President and Chief Financial Officer at Dole Food Company, Inc., a multinational packaged food company ("Dole"), from May 1996 until September 1996, as Vice President, Chief Financial Officer and Treasurer of Dole from February 1995 until May 1996, and as Vice President and Treasurer of Dole from January 1994 until February 1995. From January 1990 through December 1993, Mr. Karsner served as Vice President and Treasurer of the Black & Decker Corporation, a multinational consumer products company.

     Michael R. Carpenter has served as Vice President and Corporate Controller of Republic since August 1995. From September 1994 until August 1995, Mr. Carpenter served as Vice President and Corporate Controller of Blockbuster Entertainment Group. Prior to that, he was Vice President and Assistant Corporate Controller of Blockbuster from May 1992. He joined Blockbuster as Director of Financial Reporting in April 1988. Mr. Carpenter is a certified public accountant.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of Republic has established three committees, the Executive Committee, the Audit Committee and the Compensation Committee. The Executive Committee consists of Messrs. Huizenga, Hudson and DeGroote. The Executive Committee has full authority to exercise all the powers of the Board of Directors of Republic between meetings of the Board of Directors of Republic, except as reserved by the Board of Directors of Republic. The Executive Committee does not have the power to elect or remove executive officers, approve a merger of Republic, recommend a sale of substantially all of Republic's assets, recommend a dissolution of Republic, amend Republic's By-laws or Certificate of Incorporation, declare dividends on Republic's outstanding securities, or, except as expressly authorized by the Board of Directors of Republic, issue any Republic Common Stock or preferred stock. By action of the Board of Directors of Republic, the Executive Committee has certain limited authority to approve the issuance of Republic Common Stock in connection with certain types of mergers and acquisitions by Republic.

     The Audit Committee consists of Messrs. Bryan, Burdick and Melk. The Audit Committee has the power to oversee the retention, performance and compensation of the independent public accountants for Republic, and the establishment and oversight of such systems of internal accounting and auditing control as it deems appropriate.

     The Compensation Committee consists of Messrs. Melk, Johnson and Bryan. The Compensation Committee reviews Republic's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and officers, and administers Republic's 1991 Stock Option Plan and 1995 Employee Stock Option Plan.

MANAGEMENT OF REPUBLIC AFTER THE CLOSING OF THE MERGER AND THE PENDING REPUBLIC ACQUISITIONS

     All of Republic's existing Directors and executive officers as of the date hereof will remain in their respective positions following the closing of the Merger and the Pending Republic Acquisitions. Lawrence S. Rich, a director of AutoNation, is expected to be appointed to Republic's Board of Directors following consummation of the AutoNation Merger.

     Lawrence S. Rich, age 53, is Chief Operating Officer and a director of JMFE, a highly diversified automotive corporation founded in 1968. JMFE is ranked by Forbes magazine as the 27th largest (by revenue) privately-held company in America. The flagship of JMFE, Southeast Toyota Distributors, Inc., is the world's largest independent distributor of Toyota vehicles. Mr. Rich was an Executive Vice President of

JMFE from 1986 to 1994, when he was elected Chief Operating Officer. He also has served as a director of AutoNation since September 1995.

                             CONFLICTS OF INTEREST

     The following table sets forth information with respect to the number of shares of AutoNation Common Stock beneficially owned by those Directors and executive officers of Republic, and those persons expected to be named as Directors and executive officers of Republic immediately following consummation of the Merger, who are also shareholders of AutoNation:

                                           SHARES OF        SHARES OF REPUBLIC COMMON STOCK
                                           AUTONATION           TO BE ISSUED IN EXCHANGE
                                          COMMON STOCK       THEREFOR UPON CONSUMMATION OF
      NAME AND CURRENT POSITION        BENEFICIALLY OWNED              THE MERGER
-------------------------------------  ------------------   --------------------------------
H. Wayne Huizenga(1).................       29,375,000                  6,397,757
  Chairman and Co-Chief Executive
  Officer
Steven R. Berrard....................       14,500,000                  3,158,042
  Co-Chief Executive Officer,
  President, and Director
Harris W. Hudson.....................          100,000                     21,779
  Vice Chairman of the Board
George D. Johnson, Jr................        2,500,000                    544,490
  Director
John J. Melk.........................          825,000                    179,681
  Director
Lawrence S. Rich(2)..................          750,000                    163,347
  Proposed Director
Robert A. Guerin.....................          125,000                     27,224
  Senior Vice President
J. Ronald Castell....................          125,000                     27,224
  Senior Vice President
Thomas W. Hawkins....................          450,000                     98,008
  Senior Vice President
Robert J. Henninger(3)...............          500,000                    108,898
  Senior Vice President

---------------

(1) The number of shares set forth includes (a) 200,000 shares of AutoNation Common Stock held, and 43,559 shares of Republic Common Stock to be received upon consummation of the Merger, by Mr. Huizenga's wife, as to which he disclaims beneficial ownership and (b) 29,075,000 shares of AutoNation Common Stock held, and 6,332,418 shares of Republic Common Stock to be received upon consummation of the Merger, by a family partnership in which Mr. Huizenga is a limited partner, as to which he disclaims beneficial ownership. Mr. Huizenga has voting power (but not dispositive power) over the 29,275,000 shares of AutoNation Common Stock held by the family partnership and by his wife, and Mr. Huizenga will not have voting or dispositive power over, or other beneficial ownership of, any of the 6,375,977 shares of Republic Common Stock to be issued in exchange for such shares of AutoNation Common Stock. The number of shares set forth does not include 12,075,000 shares of AutoNation Common Stock as to which Mr. Huizenga has voting power (but not dispositive power) pursuant to certain voting proxies executed by certain other AutoNation shareholders, or the 2,629,886 shares of Republic Common Stock to be received by such shareholders in the Merger (as to which Mr. Huizenga will not have any voting power or other beneficial ownership).
(2) All of the 750,000 shares of AutoNation Common Stock are, and all of the 163,347 shares of Republic Common Stock to be received upon consummation of the Merger will be, held by Rich Kids, Ltd., a partnership controlled by Mr. Rich and his wife.
(3) Mr. Henninger also has an option to purchase 50,000 shares of AutoNation Common Stock, which will convert into an option to purchase 10,880 shares of Republic Common Stock at an exercise price of $4.59 per share.

                       INFORMATION CONCERNING AUTONATION
BUSINESS

     AutoNation has started a national roll out of a chain of megastores, under the AutoNation USA(TM) brand name, that will sell reconditioned-to-perform-like-new vehicles in a customer friendly, "no haggle" environment. Each AutoNation USA(TM) megastore stocks more than 1,000 late-model, low-mileage, previously-owned vehicles, each of which has undergone extensive reconditioning and safety inspections by certified technicians. The AutoNation USA(TM) megastores also offer vehicle financing, service centers and automobile accessory sales. Each AutoNation USA(TM) megastore is located on an approximately 20-acre site with high-visibility and convenient access. AutoNation opened and commenced operations of its first AutoNation USA(TM) megastore in October 1996. AutoNation also has smaller used vehicle retail stores which operate under the names CarStopTM and ValuStopTM("ValuStop stores") and which feature older-model, higher mileage vehicles than those to be offered in AutoNation USA(TM) megastores.

     As each AutoNation USA(TM) megastore site is being developed, AutoNation hires a general manager for that retail site approximately 60 days prior to the store's anticipated opening date. All other employees for the store are hired by the general manager no later than 30 days prior to the store's anticipated opening date. All retail staff receive extensive training in the period prior to the store opening. Such training is conducted by professional instructors employed by AutoNation. Training focuses on AutoNation's "no haggle" one-price policy for vehicles, high quality customer service, state-of-the-art computer systems, warranty and financing plans, and other systems and procedures. A sufficient inventory of used vehicles is purchased, reconditioned, and delivered to the store within two weeks prior to its opening date in order to stock the store with a broad selection of high quality used vehicles.

     AutoNation has several sources of supply for used vehicles. To date, AutoNation has acquired most of its inventory of used vehicles by purchasing them from auctions, vehicle dealerships and corporate accounts. AutoNation employs used vehicle wholesale buyers who regularly attend auctions. At the auctions, used vehicles are offered for sale through competitive bidding on behalf of new car dealers (consisting, primarily, of trade-in and off-lease vehicles), banks and finance companies (consisting of off-lease and repossessed vehicles), and car rental companies, government agencies, corporations and other entities which own vehicle fleets. AutoNation's corporate accounts include banks, and car rental and other companies with leased and fleet vehicles, from which AutoNation directly purchases. As AutoNation opens and operates more retail locations, it also anticipates obtaining significant quantities of used vehicles from trade-ins by its customers.

     Once purchased, all used vehicles acquired by AutoNation for retail resale are transported to a reconditioning center. AutoNation owns and operates its own reconditioning centers, and also subcontracts reconditioning centers from vehicle auctions and other third parties. At the reconditioning centers, the mechanical, safety and cosmetic condition of each vehicle is thoroughly inspected by certified technicians, and the vehicles are repaired, serviced, painted, cleaned and processed, as necessary, prior to being delivered to AutoNation's stores.

     AutoNation has a total of approximately 1,100 employees as of December 3, 1996, none of which are covered by collective bargaining agreements.

     AutoNation's principal executive offices are located at One Financial Plaza, Suite 1700, Fort Lauderdale, Florida 33394, and its telephone number is
(954) 627-5100.

PROPERTIES

     As of December 3, 1996, AutoNation owns 14 sites and leases three sites. Of these 17 sites, a total of 11 are for AutoNation USA(TM) megastores, a total of three are for ValuStop(TM) stores, and a total of three are for reconditioning centers. In addition, AutoNation is in various stages of evaluating, contracting and closing on purchases or leases of approximately 70 sites for additional AutoNation USA(TM) megastores, ValuStop(TM) stores or reconditioning centers. The eight sites that have opened and are operating as of December 3, 1996 are as follows:

                       TYPE                          MARKET              DATE OPENED
        ----------------------------------    --------------------    ------------------
        ValuStop store....................    Orlando, FL             1st Quarter, 1996
        ValuStop store....................    Arlington, TX           2nd Quarter, 1996
        Reconditioning center.............    Ft. Lauderdale, FL      3rd Quarter, 1996
        ValuStop store....................    Ft. Lauderdale, FL      3rd Quarter, 1996
        AutoNation USA(TM) megastore......    Ft. Lauderdale, FL      4th Quarter, 1996
        Reconditioning center.............    Houston, TX             4th Quarter, 1996
        AutoNation USA(TM) megastore......    Houston, TX             4th Quarter, 1996
        AutoNation USA(TM) megastore......    Houston, TX             4th Quarter, 1996

     As of December 3, 1996, the projected rollout of the next nine sites is as follows:

                       TYPE                          MARKET              OPENING DATE
        ----------------------------------    --------------------    ------------------
        AutoNation USA(TM) megastore......    Dallas, TX              4th Quarter, 1996
        AutoNation USA(TM) megastore......    Phoenix, AZ             4th Quarter, 1996
        AutoNation USA(TM) megastore......    Houston, TX             1st Quarter, 1997
        AutoNation USA(TM) megastore......    Miami, FL               1st Quarter, 1997
        Reconditioning center.............    Dallas, TX              2nd Quarter, 1997
        AutoNation USA(TM) megastore......    Houston, TX             2nd Quarter, 1997
        AutoNation USA(TM) megastore......    Dallas, TX              2nd Quarter, 1997
        AutoNation USA(TM) megastore......    Detroit, MI             2nd Quarter, 1997
        AutoNation USA(TM) megastore......    Las Vegas, NV           2nd Quarter, 1997

     AutoNation also leases its corporate office in Fort Lauderdale, Florida.

MARKET PRICE AND DIVIDEND POLICY RELATING TO AUTONATION COMMON STOCK

     AutoNation is a privately-owned corporation; therefore there is no public market price available with respect to AutoNation Common Stock. Since its inception, AutoNation has not paid any dividends with respect to AutoNation Common Stock. The Merger Agreement provides that AutoNation may not, without the prior written consent of Republic, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to AutoNation Common Stock. It is not anticipated that AutoNation will declare or pay any dividends.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AUTONATION

     The following discussion should be read in conjunction with AutoNation's Selected Consolidated Financial Data and AutoNation's Consolidated Financial Statements and the Notes thereto incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION".

ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES

     AutoNation is a development stage enterprise as defined in SFAS No. 7, "Accounting and Reporting by Development Stage Enterprises". AutoNation currently plans to develop, establish and operate a nationwide chain of retail stores to purchase, recondition, sell, finance and service new and used vehicles. Since September 12, 1995 ("Inception"), AutoNation has been principally engaged in organizational and business activities associated with the opening of several retail outlets in the future, the first of which opened in October 1996.

     While AutoNation has generated insignificant revenue to date, planned principal operations have not yet commenced. To date, AutoNation's efforts have been directed towards developing a corporate infrastructure to support operations, designing and implementing management information systems, procuring and developing land sites, establishing operations and financial planning and control. In connection with these development stage activities, AutoNation has purchased certain land sites and incurred associated development costs for these sites which will serve as locations for future retail stores and reconditioning centers.

MERGER AGREEMENT WITH REPUBLIC

     In May 1996, AutoNation and certain of its shareholders entered into a Merger Agreement with Republic and Mergersub. Consummation of the transaction is subject to the approval of Republic's stockholders at a Special Meeting, and other customary conditions, including regulatory approvals. Pursuant to the Merger Agreement, an aggregate of 17,467,248 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of AutoNation Common Stock. Based on 80,200,000 shares of the AutoNation Common Stock issued and outstanding as of the Closing, each share of the AutoNation Common Stock will be converted into a 0.217796 fractional share of Republic Common Stock.

     In connection with the Plan of Merger, AutoNation entered into a Loan Agreement with Republic to provide advances to AutoNation up to the amounts specified in a cash flow needs projection delivered by AutoNation to Republic. Such advances carry an interest rate of LIBOR plus 2%. The advances are collateralized by the common stock of AutoNation USA Corporation, a wholly-owned subsidiary of AutoNation which owns all of AutoNation's real estate holdings, all trademarks and other intellectual property of AutoNation and AutoNation's subscription commitments discussed in Notes 4 and 5 to the consolidated financial statements. If the merger transaction is consummated, the subscription commitments will no longer be required. The advances pursuant to the Loan Agreement mature on June 30, 1997. At September 29, 1996, AutoNation had outstanding $112,900,000 pursuant to the Loan Agreement and has incurred $1,295,546 of interest expense since inception of the Loan Agreement.

RESULTS OF OPERATIONS

     Since Inception, AutoNation has been engaged in development stage activities. Management believes the most relevant trend for providing an assessment of the financial condition and results of operations of AutoNation is to compare the nine months ended September 29, 1996 to the period from Inception to December 31, 1995.

  Nine months ended September 29, 1996 compared to the period from Inception (September 12, 1995) to December 31, 1995

     Revenue. For the nine months ended September 29, 1996, AutoNation generated insignificant revenues of $9,190,184 from three locations, which have opened from March 1996 through September 1996.

AutoNation's planned principal operations are expected to commence in the fourth quarter of 1996 at which time AutoNation expects a significant increase in revenue. In this regard, AutoNation opened its first megastore retail outlet in October 1996.

     Costs and expenses. Costs and expenses increased to $27,522,178 from $3,063,732 for the nine months ended September 29, 1996 compared to the period from Inception to December 31, 1995. This increase is primarily attributable to AutoNation operating for a nine month period in 1996 compared to the shorter period represented by the period from Inception to December 31, 1995. The overall trend of increasing costs and expenses is due to AutoNation's increased cost of operations, resulting from costs incurred to operate its first three locations, including costs associated with the procurement, reconditioning and transportation of vehicles. General and administrative expenses increased due to activities associated with the growth of AutoNation's infrastructure and employee base, as well as continued marketing, research and store design activities.

     AutoNation continues to design, develop and implement a comprehensive management information system for use when planned principal operations commence. Such costs were expensed during the three months ended March 31, 1996 and have subsequently been capitalized since that date.

     Income taxes. AutoNation has recorded a valuation allowance for the deferred tax benefits generated by the net operating loss for the nine month period ended September 29, 1996 and for the period from Inception to December 31, 1995 due to the present development stage of AutoNation.

LIQUIDITY AND CAPITAL RESOURCES

     Since AutoNation's inception on September 12, 1995, AutoNation has financed its development stage activities with cash contributions from its shareholders, aggregating $52,130,000 and advances from Republic of $112,900,000. Such capital contributions amounted to $36,525,500 for the nine months ended September 29, 1996 and $15,604,500 for the period from Inception to December 31, 1995, respectively. Pursuant to the Shareholders' Agreement, the Board of Directors of AutoNation determines the amount of capital required by AutoNation to commence operations and determines what portion of such capital contributions shall be classified as equity or debt. To date, all capital contributions have been classified as equity by the Board of Directors. The Shareholders are obligated to make capital contributions, up to a total of $80,200,000, consistent with budgets previously prepared and agreed upon by the Shareholders, however, in the event the Merger is consummated the Shareholders would not be required to make any further cash contributions. See Notes 4 and 5 to the AutoNation Consolidated Financial Statements incorporated by reference in this Proxy Statement.

     The cumulative capital contributions of $52,130,000 have been primarily used to fund AutoNation's purchases of land sites and associated development costs and various development stage activities. Beginning in May 1996, Republic advanced monies to AutoNation to provide additional funding for land sites and associated development costs to execute AutoNation's development strategy. These two financing sources have primarily funded $127,968,962 of land site and associated development costs and $48,697,826 of net cash used in operating activities.

     At September 29, 1996, AutoNation has a net deficit in working capital of $103,638,913. This net working capital deficit is the result of financing site costs with short-term borrowings under the loan agreement with Republic. Upon consummation of the proposed merger, it is anticipated that such short-term borrowings will be refinanced with long-term borrowings pursuant to Republic's $250 million credit facility.

     To date, AutoNation has not invested in derivative securities or any other financial instruments that involve a high level of complexity or risk.

     Management believes that it can adequately finance operations based on its access to additional capital from its Shareholders and subscribers combined with the Loan Agreement. The Loan Agreement will provide AutoNation with financing to fund its cash flow needs through December 29, 1996 and during the period that planned principal operations commence.

     AutoNation is also exploring various financing alternatives in connection with the commencement of planned principal operations. However, there can be no assurance that any additional financing will be available, or, in the event that it is available, in the amounts and on the terms that are acceptable to AutoNation.

  Cash Flows From Operating Activities

     AutoNation's net cash used in operating activities increased to $48,697,826 in the nine months ended September 29, 1996 compared to $2,277,748 for the period from Inception to December 31, 1995. This increase is primarily attributable to the higher net loss resulting from increased spending to support AutoNation's development stage activities and working capital investments in inventories and other items associated with the opening of AutoNation's first three locations.

  Cash Flow From Investing Activities

     AutoNation made capital expenditures of $132,833,888 and $1,839,887 for the nine months ended September 29, 1996 and for the period from Inception to December 31, 1995, respectively. The increase is primarily the result of AutoNation continuing to execute its development strategy during the first nine months of 1996. The capital expenditures represent the purchase of land sites and associated development expenses associated with the construction of new retail outlets as well as purchases of office furniture and fixtures. Management anticipates continuing to make capital expenditures in connection with the purchase of land sites and the future development and construction thereof.

  Cash Flows From Financing Activities

     AutoNation's Shareholders and Subscribers have made cash contributions of $36,525,500 and $15,604,500 in the nine month period ended September 29, 1996 and the period from Inception to December 31, 1995, respectively. Beginning in May 1996, Republic advanced $112,900,000 to AutoNation pursuant to the Loan Agreement discussed above. These two financing sources have funded AutoNation's development stage activities and capital expenditures described above. Additionally, AutoNation's vehicle inventories have been financed with proceeds from loans from a related party.

  New Accounting Pronouncements

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation", which requires adoption in 1996. SFAS No. 123 requires that AutoNation's financial statements include certain disclosures about stock-based employee compensation and permits the adoption of a change in accounting for such arrangements. Changes in accounting for stock-based compensation are optional and AutoNation plans to adopt only the disclosure requirements in 1996.

                       MARKET PRICES AND DIVIDEND POLICY

     Republic Common Stock has been traded on Nasdaq under the symbol "RWIN" since September 4, 1990. The following table sets forth, for the periods indicated, the high and low closing sales prices (after giving effect to the Stock Split) for Republic Common Stock as quoted on Nasdaq.

                                QUARTER ENDED                                  HIGH       LOW
-----------------------------------------------------------------------------  ----       ---
1994:
  March 31...................................................................  $ 1 25/32  $ 1 3/8
  June 30....................................................................    1 3/4      1 11/32
  September 30...............................................................    1 25/32    1 1/2
  December 31................................................................    2          1 5/8
1995:
  March 31...................................................................    2 1/32     1 9/16
  June 30....................................................................    6 13/16    1 19/32
  September 30...............................................................   13 1/32     6 1/2
  December 31................................................................   18 1/16    10
1996:
  March 31...................................................................   17 15/16   13 3/16
  June 30....................................................................   34 1/8     15
  September 30...............................................................   31         19 1/4
  December 31 (Through December 3, 1996).....................................   34 5/8     27 3/8

     On December 3, 1996, the closing price of Republic Common Stock as reported by Nasdaq was $33.00 per share. The number of record holders of Republic Common Stock as of November 29, 1996, was approximately 3,515.

     Since December 1989, Republic has not declared or paid any cash dividends on Republic Common Stock. Republic currently intends to retain its earnings for future growth and, therefore, does not anticipate paying cash dividends in the foreseeable future.

                           COMPARATIVE PER SHARE DATA

     Set forth below are historical earnings (loss) from continuing operations and book value per common share data of Republic and AutoNation, individually, and unaudited pro forma per common share data for Republic and AutoNation combined which gives effect to the consummation of the Merger, certain closed Republic acquisitions and certain 1995 equity transactions as if such events occurred for balance sheet purposes at the balance sheet date and for statement of operations purposes at the beginning of the periods presented. Also presented is Combined Company unaudited pro forma data which gives effect to the transactions discussed above, as well as certain completed acquisitions by Continental and the Pending Republic Acquisitions as if such events occurred for balance sheet purposes at the balance sheet date and for statement of operations purposes at the beginning of the periods presented. The unaudited pro forma data was derived from, and should be read in conjunction with, the unaudited condensed consolidated pro forma financial statements and notes thereto incorporated by reference in this Proxy Statement. See "INCORPORATION BY REFERENCE." Historical amounts for Republic and the pro forma information derived therefrom are adjusted to reflect the Stock Split of Republic Common Stock. The loss per common and common equivalent share for AutoNation -- Historical for 1995 is for the period from inception (September 12, 1995) through December 31, 1995. No cash dividends were declared on the common stock of Republic for the periods presented. The information set forth below should be read in conjunction with the respective audited and unaudited consolidated financial statements of Republic and AutoNation, including the notes thereto, and the Unaudited Pro Forma Condensed Consolidated Financial Statements incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION."

                                                                           FISCAL YEARS ENDED
                                                 NINE MONTHS ENDED              ON OR AT
                                                     ON OR AT                 DECEMBER 31,
                                                   SEPTEMBER 30,     ------------------------------
                                                       1996            1995       1994       1993
                                                 -----------------   --------   --------   --------
REPUBLIC -- HISTORICAL
Earnings per common and common equivalent share
  from continuing operations...................      $     .17       $    .14   $    .17   $     --
Book value per common share....................      $    4.15       $   2.78   $   1.19   $   1.06
AUTONATION -- HISTORICAL
Loss per common and common equivalent share
  from continuing operations...................      $    (.23)      $   (.04)       N/A        N/A
Book value per common share....................      $     .38       $    .16        N/A        N/A
REPUBLIC AND AUTONATION COMBINED -- PRO FORMA
Earnings per common and common equivalent share
  from continuing operations...................      $     .10       $     --        N/A        N/A
Book value per common share....................      $    4.44            N/A        N/A        N/A
AUTONATION -- PRO FORMA EQUIVALENT PER SHARE
  INFORMATION FOR REPUBLIC AND AUTONATION
  COMBINED
Earnings per common and common equivalent
  share........................................      $     .02       $     --        N/A        N/A
Book value per common share....................      $     .96            N/A        N/A        N/A
COMBINED COMPANY -- PRO FORMA
Earnings per common and common equivalent share
  from continuing operations...................      $     .09       $    .04   $    .21   $    .11
Book value per common share....................      $    4.67            N/A        N/A        N/A
AUTONATION -- PRO FORMA EQUIVALENT PER SHARE
  INFORMATION FOR COMBINED COMPANY
Earnings per common and common equivalent share
  from continuing operations...................      $     .02       $    .01   $    .05   $    .02
Book value per common share....................      $    1.02            N/A        N/A        N/A

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                             MANAGEMENT OF REPUBLIC

     The following table sets forth certain information regarding beneficial ownership of Republic Common Stock as of October 31, 1996, by (i) each person who is known by Republic to own beneficially 5% or more of Republic Common Stock, (ii) each director of Republic, (iii) each executive officer of Republic named in the Summary Compensation Table and (iv) all directors and executive officers of Republic as a group. Share amounts and percentages shown for each entity, individual or group in the table are adjusted to give effect to shares of Republic Common Stock that are not outstanding but may be acquired by a person upon exercise of all options and warrants exercisable by such entity, individual or group within 60 days of October 31, 1996. However, such shares of Republic Common Stock are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

                                                                                  SHARES
                                                                            BENEFICIALLY OWNED
                                                                           ---------------------
                  NAME AND ADDRESS OF BENEFICIAL OWNER                      NUMBER(1)    PERCENT
-------------------------------------------------------------------------  -----------   -------
H. Wayne Huizenga(2).....................................................   29,462,557     13.9%
  200 South Andrews Avenue
  Fort Lauderdale, Florida 33301
MGD Holdings Ltd.(3).....................................................   21,800,000     11.6
  Victoria Hall
  11 Victoria Street
  P.O. Box HM 1065
  Hamilton, HMEX Bermuda
Westbury (Bermuda) Ltd.(4)...............................................    8,100,000      4.1
  Victoria Hall
  11 Victoria Street
  P.O. Box HM 1065
  Hamilton, HMEX Bermuda
Michael G. DeGroote(5)...................................................   30,020,000     15.1
  Victoria Hall
  11 Victoria Street
  P.O. Box HM 1065
  Hamilton, HMEX Bermuda
Harris W. Hudson(6)......................................................   19,825,505     10.1
  200 East Las Olas Boulevard, Suite 1400
  Fort Lauderdale, Florida 33301
Steven R. Berrard(7).....................................................      400,000     *
  200 East Las Olas Boulevard, Suite 1400
  Fort Lauderdale, Florida 33301
Donald E. Koogler(8).....................................................      267,321     *
  200 East Las Olas Boulevard, Suite 1400
  Fort Lauderdale, Florida 33301
J.P. Bryan(9)............................................................      150,000     *
  401 9th Avenue, S.W.
  Calgary, Alberta, Canada T2P2H7
Rick L. Burdick(10)......................................................      120,000     *
  1900 Pennzoil Place
  711 Louisiana Street
  Houston, Texas 77002

                                                                                  SHARES
                                                                            BENEFICIALLY OWNED
                                                                           ---------------------
                  NAME AND ADDRESS OF BENEFICIAL OWNER                      NUMBER(1)    PERCENT
-------------------------------------------------------------------------  -----------   -------
John J. Melk(11).........................................................    3,940,000      2.0
  676 North Michigan Ave., Suite 4000
  Chicago, Illinois 60611
George D. Johnson, Jr.(12)...............................................      848,361     *
  500 East Broward Boulevard, Suite 950
  Fort Lauderdale, Florida 33394
All directors and executive officers as a group (16 persons).............   86,452,630     38.6

---------------

  * Less than 1 percent

 (1) The number of shares of Republic Common Stock beneficially owned and the exercise prices of options/warrants to purchase Republic Common Stock have been adjusted to reflect the Stock Split.
 (2) The aggregate amount of Republic Common Stock beneficially owned by Mr. Huizenga consists of (a) 8,997,440 shares owned directly by him, (b) 1,000,000 shares held by his wife, (c) presently exercisable warrants to purchase 8,000,000, 4,000,000 and 4,000,000 shares of Republic Common Stock at exercise prices of $2.25, $2.75 and $3.50 per share, respectively, and
     (d) vested options to purchase 2,000,000, 1,000,000 and 465,117 shares of Republic Common Stock at exercise prices of $12.375, $10.125 and $16.125 per share, respectively. Mr. Huizenga disclaims beneficial ownership of the shares held by his wife.
 (3) The aggregate amount of Republic Common Stock beneficially owned by MGD Holdings, a Bermuda corporation controlled by Mr. DeGroote, consists of 20,200,000 shares directly owned by MGD Holdings. MGD Holdings also owns presently exercisable Management Warrants (as defined below) to purchase up to 1,600,000 shares of Republic Common Stock at an exercise price of $4.50 per share.
 (4) The aggregate amount of Republic Common Stock beneficially owned by Westbury (Bermuda) Ltd., a Bermuda corporation controlled by Mr. DeGroote ("Westbury"), consists of 2,700,000 shares owned directly by it and presently exercisable warrants to purchase 2,700,000, 1,350,000 and 1,350,000 shares of Republic Common Stock at exercise prices of $2.25, $2.75 and $3.50 per share, respectively.
 (5) The aggregate amount of Republic Common Stock beneficially owned by Mr. DeGroote consists of the shares beneficially owned by MGD Holdings and Westbury, and vested options to purchase 100,000 and 20,000 shares of Republic Common Stock at exercise prices of $12.375 and $18.0625 per share, respectively. Mr. DeGroote is the sole stockholder, the President and a director of MGD Holdings and Westbury.
 (6) The aggregate amount of Republic Common Stock beneficially owned by Mr. Hudson consists of 17,200,000 shares owned directly by him and presently exercisable warrants to purchase 1,200,000, 600,000 and 600,000 shares of Republic Common Stock at exercise prices of $2.25, $2.75 and $3.50 per share, respectively and options exercisable within 60 days of October 31, 1996 to purchase 100,000 and 125,505 shares of Republic Common Stock at exercise prices of $1.9375 and $12.375 per share, respectively.
 (7) The aggregate amount of Republic Common Stock beneficially owned by Mr. Berrard consists of presently exercisable warrants to purchase 200,000, 100,000 and 100,000 shares of Republic Common Stock at exercise prices of $2.25, $2.75 and $3.50 per share, respectively.
 (8) The aggregate amount of Republic Common Stock beneficially owned by Mr. Koogler consists of 267,321 shares owned by his wife. Mr. Koogler disclaims beneficial ownership of the shares owned by his wife.
 (9) The aggregate amount of Republic Common Stock beneficially owned by Mr. Bryan consists of presently exercisable warrants to purchase 80,000 shares of Republic Common Stock at an exercise price of $1.345 per share and vested options to purchase 20,000 and 50,000 shares of Republic Common Stock at exercise prices of $18.0625 and $5.125 per share, respectively.
(10) The aggregate amount of Republic Common Stock beneficially owned by Mr. Burdick consists of presently exercisable warrants to purchase 100,000 shares of Republic Common Stock at an exercise price of $1.345 per share, and vested options to purchase 20,000 shares of Republic Common Stock at an exercise price of $18.0625 per share.
(11) The aggregate amount of Republic Common Stock beneficially owned by Mr. Melk consists of (a) 1,600,002 shares owned by JJM Republic Limited Partnership, of which Mr. Melk is the general partner and his three adult children are limited partners, (b) 1,599,998 shares owned by JLM Republic Limited Partnership, of which Mr. Melk's wife is the general partner and his three adult children are limited partners, (c) vested warrants to purchase 200,000, 100,000 and 100,000 shares of Republic Common Stock at exercise prices of $2.25, $2.75 and $3.50 per share, respectively, (d) vested options to purchase 100,000 and 20,000 shares of Republic Common Stock at exercise prices of $12.375 and $18.0625 per share, respectively, and (e) 220,000 shares owned by his wife. Mr. Melk disclaims beneficial ownership of the 1,599,998 owned by JLM Republic Limited Partnership and of the 220,000 shares owned by his wife.
(12) The aggregate amount of Republic Common Stock beneficially owned by Mr. Johnson consists of (a) 328,361 shares of Republic Common Stock owned directly by him, (b) presently exercisable warrants to purchase 200,000, 100,000 and 100,000 shares of Republic Common Stock at exercise prices of $2.25, $2.75 and $3.50 per share, respectively, and (c) vested options to purchase 100,000 and 20,000 shares of Republic Common Stock at exercise prices of $12.25 and $18.0625 per share, respectively.

                    DESCRIPTION OF REPUBLIC'S CAPITAL STOCK

     The Second Amended and Restated Certificate of Incorporation of Republic (the "Certificate of Incorporation"), authorizes capital stock consisting of 500,000,000 shares of Republic Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). There were 232,466,603 shares of Republic Common Stock, and no shares of Preferred Stock, issued and outstanding as of November 30, 1996. The following summary description of the capital stock of Republic is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of Republic, copies of which have been filed with the Commission and are incorporated herein by reference. See "INCORPORATION BY REFERENCE."

     Common Stock. The holders of shares of Republic Common Stock have equal pro rata rights to dividends if, as and when declared by Republic's Board of Directors; do not have any preemptive subscription or conversion rights; and have one vote per share on all matters upon which the stockholders of Republic may vote at all meetings of stockholders. There are no redemption or sinking fund provisions applicable to Republic Common Stock. The holders of Republic Common Stock do not have cumulative voting rights. As a result, the holders of a majority of the shares voting for the election of directors can elect all the members of the Board of Directors.

     Preferred Stock. No shares of Preferred Stock are currently outstanding. The Board of Directors is authorized to divide the Preferred Stock into series and, with respect to each series, to determine the dividend rights, dividend rate, conversion rights, voting rights, redemption rights and terms, liquidation preferences, the number of shares constituting the series, the designation of such series and such other rights, qualifications, limitations or restrictions as the Board of Directors may determine. The Board of Directors could, without shareholder approval, issue Preferred Stock with voting rights and other rights that could adversely affect the voting power of holders of Republic Common Stock and such stock could be used to prevent a hostile takeover of Republic. Republic has no present plans to issue any shares of Preferred Stock.

     Certificate of Incorporation and Bylaws. The Certificate of Incorporation was amended on November 28, 1995 to (i) change Republic's name to Republic Industries, Inc., and (ii) to eliminate all provisions relating to classification of the members of the Board of Directors. The directors of Republic are elected each year at the annual meeting of the stockholders for terms of one year and until their successors are elected and qualified; existing directors may nominate and elect qualified persons to fill vacancies on the Board of Directors. The Certificate of Incorporation was amended on May 15, 1996 to increase the number of authorized shares of Republic Common Stock to 500,000,000 from 350,000,000. Republic's Bylaws provide that directors may be removed for cause by vote of two-thirds of the other directors or by vote of a majority of stockholders, and may be removed without cause by the vote of a majority of stockholders at a meeting called for such purpose.

     Transfer Agent and Registrar. The Transfer Agent and Registrar for Republic Common Stock is Harris Trust and Savings Bank.

                                APPRAISAL RIGHTS

     Stockholders of Republic will have no appraisal rights under Delaware law in connection with the Merger.

                                 OTHER MATTERS

FEDERAL SECURITIES LAWS CONSEQUENCES

     The shares of Republic Common Stock which may be received by AutoNation shareholders pursuant to the Merger will be restricted securities as defined in Rule 144 under the Securities Act. It is contemplated that a registration statement will be filed with the Commission promptly following the Merger to permit resales by the former AutoNation shareholders of the shares of Republic Common Stock to be issued in the Merger.

REGULATORY APPROVAL

     Certain acquisition transactions such as the Merger are reviewed by the Antitrust Division of the Department of Justice (the "Antitrust Division") or the FTC to determine whether such transactions comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger cannot be consummated until certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements of the HSR Act have been satisfied. Information will be filed with the Antitrust Division and the FTC under the HSR Act by Republic and AutoNation. The required waiting period under the HSR Act will expire at 11:59 p.m. thirty days after such filing, unless extended by request from the FTC for additional information or documentary material or unless early termination of the waiting period is granted. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of substantial assets of Republic or AutoNation. There can be no assurance that additional information or documentary material will not be requested. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of businesses of Republic or AutoNation by Republic. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

CERTAIN LITIGATION

     On April 11, 1996, a purported class and derivative action complaint, Harbor Finance Partners v. H. Wayne Huizenga, et al., CA No. 14933, was filed against Republic and all of Republic's Directors in the Court of Chancery of the State of Delaware in and for New Castle County (the "Complaint"). The Complaint alleges, among other things, breach of fiduciary duty by the Directors due to allegedly engaging in self-dealing and violating duties of loyalty to Republic, and waste of corporate assets, with respect to the proposed Merger. The Complaint generally seeks, among other things, certification as a class action, preliminary and permanent injunctions enjoining the consummation of the Merger, and an award for compensatory damages. The parties have agreed to an extension of time for which a responsive pleading has to be filed by the defendants. Republic believes that this lawsuit is without merit.

                             STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be presented at Republic's 1997 Annual Meeting must be received by Republic for inclusion in the proxy statement and form of proxy relating to the meeting not later than December 11, 1996. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of Republic (Republic Industries, Inc., 200 East Las Olas Blvd., Suite 1400, Fort Lauderdale, Florida 33301).

                                    EXPERTS

     The consolidated financial statements and schedule for Republic as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, the consolidated financial statements of AutoNation as of December 31, 1995 and for the period from inception (September 12, 1995) to December 31, 1995, the consolidated financial statements of Addington and Continental as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, the combined financial statements of HMC as of September 30, 1994 and 1993 and for each of the three years in the period ended September 30, 1994 and incorporated by reference in this Proxy Statement have been audited by Arthur Andersen LLP, independent certified public accountants, to the extent and for the periods as indicated in their reports with respect thereto. The combined financial statements of Acquired Solid Waste Companies as of and for the year ended December 31, 1995 incorporated by reference in this Proxy Statement have been audited by Munson, Cronick & Associates, independent certified public accountants, to the extent and for the periods as indicated in their report with respect thereto. The combined financial statements of Alamo Rent-A-Car, Inc. and Affiliates ("Alamo") as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, the consolidated financial statements of Guy Salmon USA, Ltd. and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and the financial statements of DKBERT Assoc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, have been included (incorporated by reference) herein, in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods as indicated in their reports with respect thereto. The financial statements and schedule referred to above have been incorporated by reference herein in reliance upon authority of said firms as experts in accounting and auditing in giving said reports.

     Representatives of Arthur Andersen LLP are expected to be present at the Special Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                           INCORPORATION BY REFERENCE

     Republic incorporates by reference herein the following documents filed pursuant to the Exchange Act under Republic's Exchange Act File No. 0-9787:

        1. Republic's Annual Report on Form 10-K for the year ended December 31, 1995;

        2. Republic's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

        3. Republic's Current Reports on Form 8-K dated September 7, 1995, September 26, 1995, February 14, 1996, February 27, 1996 (as amended by Form 8-K/A), March 29, 1996, May 8, 1996, May 9, 1996 (as amended by Form 8-K/A), May 15, 1996, May 20, 1996, June 12, 1996, June 25,
           1996, June 27, 1996, July 1, 1996 (as amended by Form 8-K/A), July 15, 1996, September 30, 1996, November 7, 1996, November 8, 1996 and
           November 25, 1996 (as amended by Form 8-K/A dated November 25, 1996);

        4. The description of Republic's capital stock which is contained in Republic's registration statement on Form 8-A, dated June 19, 1981, as amended; and

        5. Republic's Proxy Statement relating to its 1996 Annual Meeting of Stockholders.

     All documents and reports filed by Republic pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO REPUBLIC INDUSTRIES, INC., 450 EAST LAS OLAS BLVD., SUITE 1200, FORT LAUDERDALE, FL 33301 (TELEPHONE NUMBER (954) 627-6000), ATTENTION: RICHARD L. HANDLEY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS SHOULD BE MADE BY DECEMBER 31, 1996.

                                                                         ANNEX A

                                MERGER AGREEMENT
                      DATED AS OF MAY 8, 1996 BY AND AMONG

                REPUBLIC INDUSTRIES, INC., RI/ANI MERGER CORP.,
                  AUTONATION INCORPORATED, H. WAYNE HUIZENGA,
               STEVEN R. BERRARD AND JM FAMILY ENTERPRISES, INC.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
                                          ARTICLE I
                                         THE MERGER
   1.1  Plan of Merger.................................................................   A-1
   1.2  The Closing....................................................................   A-1
   1.3  Merger Consideration...........................................................   A-1
   1.4  Filing of Articles of Merger...................................................   A-2
   1.5  Issuance of Republic Shares....................................................   A-2
   1.6  Delivery of Certificates.......................................................   A-2
   1.7  Accounting and Tax Treatment...................................................   A-2
   1.8  Stock Options..................................................................   A-2
   1.9  Adjustments to Exchange Ratio..................................................   A-2
                                         ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE REPUBLIC COMPANIES
   2.1  Corporate Status...............................................................   A-3
   2.2  Corporate Power and Authority..................................................   A-3
   2.3  Enforceability.................................................................   A-3
   2.4  Republic Common Stock..........................................................   A-3
   2.5  No Commissions.................................................................   A-4
   2.6  Capitalization.................................................................   A-4
   2.7  No Violation...................................................................   A-4
   2.8  Reports and Financial Statements...............................................   A-4
   2.9  Absence of Certain Changes or Events...........................................   A-5
  2.10  Tax Matters....................................................................   A-5
  2.11  Governing Documents............................................................   A-5
                                         ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE CONTROL SHAREHOLDERS
   3.1  Corporate Status...............................................................   A-5
   3.2  Power and Authority............................................................   A-5
   3.3  Enforceability.................................................................   A-6
   3.4  Capitalization.................................................................   A-6
   3.5  Shareholders of The Company....................................................   A-6
   3.6  No Violation...................................................................   A-6
   3.7  No Commissions.................................................................   A-7
   3.8  Subsidiaries...................................................................   A-7
   3.9  Financial Statements...........................................................   A-7
  3.10  Changes Since the Current Balance Sheet Date...................................   A-7
  3.11  Litigation.....................................................................   A-7
  3.12  Environmental Matters..........................................................   A-8
  3.13  Real Property..................................................................   A-8

                                                                                         PAGE
                                                                                         ----
  3.14  Compliance.....................................................................   A-8
  3.15  Labor and Employments Matters..................................................   A-8
  3.16  Employee Benefit Plans.........................................................   A-8
  3.17  Tax Matters....................................................................   A-9
  3.18  Insurance......................................................................   A-9
  3.19  Permits........................................................................   A-9
  3.20  Intellectual Property..........................................................   A-9
  3.21  Transactions With Insiders.....................................................  A-10
  3.22  Good Title to Assets...........................................................  A-10
  3.23  Securities Law Matters.........................................................  A-10
  3.24  Business Locations; Bank Accounts..............................................  A-10
  3.25  Names..........................................................................  A-10
                                         ARTICLE IV
                           CONDUCT OF BUSINESS PENDING THE MERGER
   4.1  Conduct of Business by AutoNation Pending the Merger...........................  A-10
                                          ARTICLE V
                             ADDITIONAL COVENANTS AND AGREEMENTS
   5.1  Further Assurances.............................................................  A-11
   5.2  Stockholder's Meeting; Proxies.................................................  A-12
   5.3  Proxy Statement................................................................  A-12
   5.4  HSR Act and Other Actions......................................................  A-13
   5.5  Access to Information..........................................................  A-13
   5.6  Notification of Certain Matters................................................  A-13
   5.7  Tax Treatment..................................................................  A-13
   5.8  Confidentiality; Publicity.....................................................  A-13
   5.9  No Other Discussions...........................................................  A-13
  5.10  Sale of AutoNation Common Stock................................................  A-14
  5.11  Credit Facility................................................................  A-14
  5.12  Non-Disclosure Letter Agreements...............................................  A-14
                                         ARTICLE VI
                                    CONDITIONS TO CLOSING
   6.1  Conditions to Obligations of AutoNation, the Control Shareholders and the
          Republic Companies...........................................................  A-14
   6.2  Conditions to Obligations of the Republic Companies............................  A-14
   6.3  Conditions to Obligations of AutoNation and the Control Shareholders...........  A-15
                                         ARTICLE VII
                                       INDEMNIFICATION
   7.1  Agreement by the Control Shareholders to Indemnify.............................  A-16
   7.2  Survival of Representations and Warranties.....................................  A-16
   7.3  Indemnification Deductible; Cap on Indemnifiable Damages.......................  A-16
   7.4  Notice of Claim for Indemnifiable Damages......................................  A-17
   7.5  Notice of Third Party Claim....................................................  A-17
                                        ARTICLE VIII
                                         DEFINITIONS
   8.1  Defined Terms..................................................................  A-17
   8.2  Other Definitional Provisions..................................................  A-18

                                                                                         PAGE
                                                                                         ----
                                         ARTICLE IX
                              TERMINATION, AMENDMENT AND WAIVER
   9.1  Termination....................................................................  A-19
   9.2  Effect of Termination..........................................................  A-19
                                          ARTICLE X
                                     GENERAL PROVISIONS
  10.1  Notices........................................................................  A-20
  10.2  Entire Agreement...............................................................  A-21
  10.3  Expenses.......................................................................  A-21
  10.4  Amendment; Waiver..............................................................  A-21
  10.5  Binding Effect; Assignment.....................................................  A-21
  10.6  Counterparts...................................................................  A-21
  10.7  Remedies.......................................................................  A-21
  10.8  Interpretation.................................................................  A-21
  10.9  Governing Law..................................................................  A-22
 10.10  Arm's Length Negotiations......................................................  A-22
EXHIBIT A PLAN OF MERGER AND REORGANIZATION............................................  A-23
EXHIBIT B FORM OF LOCKUP AND NONCOMPETE LETTER.........................................  A-25

                                                                         ANNEX A

                                MERGER AGREEMENT

     This MERGER AGREEMENT (this "Agreement") is entered into as of May 8, 1996 by and among REPUBLIC INDUSTRIES, INC., a Delaware corporation ("Republic"); RI/ANI MERGER CORP., a Florida corporation and wholly-owned subsidiary of Republic ("Republic Mergersub," and together with Republic, the "Republic Companies"); AUTONATION INCORPORATED., a Florida corporation ("AutoNation"); and
H. Wayne Huizenga ("Huizenga"), and Steven R. Berrard ("Berrard"), each a resident of the State of Florida, and JM Family Enterprises, Inc. ("JMFE"), a Delaware corporation (Huizenga, Berrard and JMFE hereinafter collectively referred to as the "Control Shareholders"). Certain other capitalized terms used herein are defined in Article VIII and throughout this Agreement.

                                    RECITALS

     The parties have determined that it is in their respective best interests, and that of the respective stockholders of Republic and of AutoNation, for Republic to acquire AutoNation upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, Republic has organized Republic Mergersub as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge Republic Mergersub with and into AutoNation, so that AutoNation continues as the surviving corporation (the "Surviving Corporation") and as a wholly-owned subsidiary of Republic, and each of the Shareholders of AutoNation will be issued common stock of Republic, in exchange for their shares of the capital stock of AutoNation.

                               TERMS OF AGREEMENT

     In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 Plan of Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below) Republic Mergersub shall be merged with and into AutoNation (the "Merger") on the terms and conditions set forth in the Plan of Merger and Reorganization annexed hereto as Exhibit A (the "Plan of Merger"). The terms and conditions of the Plan of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of Republic Mergersub shall cease and AutoNation shall continue as the Surviving Corporation under the provisions of the Florida Business Corporation Act ("FBCA").

     1.2 The Closing. Subject to the satisfaction or waiver of all the conditions in Article VI, the consummation of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within three (3) business days) after satisfaction of the conditions set forth in Section 6.1, at the offices of AutoNation's counsel, Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Fort Lauderdale, Florida, or such other time and place as the parties may otherwise agree.

     1.3 Merger Consideration. Pursuant to the Plan of Merger, an aggregate of 8,733,624 shares of common stock, $0.01 par value per share, of Republic ("Republic Common Stock") will be issued in the Merger in exchange for all of the issued and outstanding shares of common stock of AutoNation (the "AutoNation Common Stock"). Based on 80,200,000 shares of AutoNation Common Stock issued and outstanding as of the Closing (which is the amount issued and outstanding as of the date hereof), each share of AutoNation Common Stock will be converted into a
0.108898 fractional share of Republic Common Stock (the "Exchange Ratio"). In lieu of issuance of fractional shares of Republic Common Stock in the Merger, each holder of AutoNation Common Stock as of the Effective Time shall receive a cash payment without interest equal to the fair market value of the fractional share of Republic Common Stock to which such holder otherwise would be entitled (collectively, the "Fractional Payments"). For purposes of calculating the Fractional Payments, the fair market value of a fraction of a share of Republic Common Stock shall be such fraction multiplied by the average of the daily closing prices of a share of Republic Common Stock on The Nasdaq Stock Market -- National Market as reported in the Wall Street Journal for the five consecutive trading days that end on the second trading day prior to the Effective Date.

     1.4 Filing of Articles of Merger. At the time of the Closing, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger (with the completed Plan of Merger annexed thereto) with the Department of State of the State of Florida, in such form as Republic and AutoNation determine is required by and is in accordance with the relevant provisions of the FBCA (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

     1.5 Issuance of Republic Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of the parties hereto, Republic shall issue to each Shareholder duly executed certificates, in valid form registered in such Shareholder's name, evidencing that number of shares of Republic Common Stock determined pursuant to the Exchange Ratio as set forth in the Plan of Merger based on the number of shares of capital stock of AutoNation owned by each Shareholder on the Effective Date.

     1.6 Delivery of Certificates. At the Closing, all certificates representing all the issued and outstanding shares of AutoNation Common Stock shall be cancelled, and Republic shall deliver one or more certificates representing the shares of Republic Common Stock issued pursuant to Section 1.5 to each Shareholder. The shares of Republic Common Stock issuable by Republic in exchange for the AutoNation Common Stock in the Merger are sometimes referred to herein as the "Republic Shares."

     1.7 Accounting and Tax Treatment. The parties hereto acknowledge and agree that the transactions contemplated hereby shall be treated as a purchase by Republic for accounting purposes, and as a tax-free reorganization under Section 368 of the Code.

     1.8 Stock Options. At the Effective Time, Republic shall assume all of AutoNation's rights and obligations under the AutoNation 1995 Employee Stock Option Plan (the "AutoNation Plan") with respect to each outstanding option to acquire shares of AutoNation Common Stock (the "AutoNation Stock Options"), and the AutoNation Plan shall continue with the same force and effect as existed immediately prior to the Effective Time, except (a) that each AutoNation Stock Option granted under the AutoNation Plan shall be converted into an option to acquire a 0.108898 fractional share of Republic Common Stock for each share of AutoNation Common Stock subject to such AutoNation Stock Option, rounded to the nearest whole share of Republic Common Stock for all options held by each such optionholder, and (b) that the exercise price per share of Republic Common Stock for all such converted options shall be equal to the product of the exercise price of each AutoNation Stock Option as of the date of grant thereof multiplied by 9.1829. As of the date hereof, there are an aggregate of 1,340,000 AutoNation Stock Options outstanding which are (subject to the terms and conditions of the AutoNation Plan) exercisable at $1.00 per share of AutoNation Common Stock, which will be converted into options to purchase an aggregate of 145,927 shares of Republic Common Stock at an exercise price of $9.1829 per share, and there are an aggregate of 265,566 AutoNation Stock Options outstanding which are (subject to the terms and conditions of the AutoNation Plan) exercisable at $3.00 per share of AutoNation Common Stock, which will be converted into options to purchase an aggregate of 28,920 shares of Republic Common Stock at an exercise price of $27.5487 per share. Republic (i) has reserved for issuance an aggregate of 240,186 shares of Republic Common Stock that will become issuable upon the exercise of such AutoNation Stock Options, as adjusted pursuant to this
Section 1.8 subject to consummation of the Merger, and (ii) at the Effective Time will issue to each holder of an outstanding AutoNation Stock Option a document evidencing the assumption by Republic of AutoNation's obligations with respect thereto under this Section 1.8. Nothing in this Section 1.8 shall affect the schedule of vesting with respect to the AutoNation Stock Options.

     1.9 Adjustments to Exchange Ratio. If between the date of this Agreement and the Effective Time the outstanding shares of Republic Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, split, reclassification, recapitalization, combination or exchange of shares, (i) the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, split, reclassification, recapitalization, combination or exchange of shares, and (ii) corresponding adjustments will be made to the provisions of Section 1.8 to effect an equitable conversion of AutoNation Stock Options into options to acquire Republic Common Stock. Nothing stated in this Section
1.9 shall be construed as providing the Shareholders any preemptive or anti-dilutive rights, and there shall be no adjustment to the Exchange Ratio in the event that Republic issues or agrees to issue any shares of Republic Common Stock between the date hereof and the Effective Time, whether for cash, through option grants, option or warrant exercises, in acquisitions, or in other transactions.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE REPUBLIC COMPANIES

     As a material inducement to the Control Shareholders and AutoNation to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Republic Companies jointly and severally make the following representations and warranties to the Control Shareholders and AutoNation:

     2.1 Corporate Status. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Republic Mergersub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Republic Mergersub is a wholly-owned subsidiary of Republic.

     2.2 Corporate Power and Authority. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Republic Mergersub has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Republic's Board of Directors has appointed, and delegated its full power to, a special committee of disinterested non-employee directors for the purpose of considering the transactions contemplated hereby (the "Special Committee"), and the Special Committee has, pursuant to such delegated power and authority, approved the execution and delivery of this Agreement by Republic, the performance of its obligations hereunder and, subject to the approval of a majority of the outstanding shares of Republic Common Stock, the consummation of the transactions contemplated hereby, and the Special Committee as of the date hereof intends to recommend the transactions contemplated hereby to the stockholders of Republic. The Special Committee has received an opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that the aggregate consideration to be paid by Republic to the AutoNation Shareholders in connection with the transactions contemplated hereby is fair to Republic and to Republic's stockholders from a financial point of view as of the date hereof.

     2.3 Enforceability. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes a legal, valid and binding obligation of each of the Republic Companies, enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     2.4 Republic Common Stock. Upon consummation of the Merger and the issuance and delivery of certificates representing the Republic Shares to the Shareholders, the Republic Shares will be (i) duly authorized and validly issued, fully paid and non-assessable shares of Republic Common Stock, (ii) free and clear of any Liens, other than Liens on any particular Shareholder's Republic Shares that may be created or permitted to exist by such Shareholder's actions, and (iii) approved for trading on The Nasdaq Stock Market. After consummation of the Merger, the shares of Republic Common Stock to be issued upon exercise of the converted AutoNation Stock Options, will, when such converted stock options are duly exercised and paid for in accordance with the terms thereof, be duly authorized and validly issued, fully paid and non-assessable shares of Republic Common Stock.

     2.5 No Commissions. Neither of the Republic Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

     2.6 Capitalization. The authorized capital stock of Republic consists of 350,000,000 shares of Republic Common Stock and 5,000,000 shares of preferred stock. As of April 5, 1996, (i) 83,224,706 shares of Republic Common Stock were validly issued and outstanding, fully paid and nonassessable and not issued in violation of any preemptive or similar right of any stockholder of Republic, and
(ii) no shares of preferred stock were issued and outstanding. The Republic Shares to be issued in the Merger will be "voting stock" within the meaning of the Code and will not be subject to any preemptive or any similar right of any stockholder of Republic. All issued and outstanding shares of capital stock of the Republic Mergersub are owned beneficially and of record by Republic. No other shares of capital stock of the Republic Mergersub or any rights, options, warrants, convertible securities, subscription rights or other agreements or commitments of any kind obligating the Republic Mergersub to issue or sell any other such shares are outstanding or have been authorized. The Republic Mergersub was formed solely for the purpose of engaging in the Merger with AutoNation and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     2.7 No Violation. Except as set forth on Schedule 2.7, the execution and delivery of this Agreement by the Republic Companies, the performance by the Republic Companies of their respective obligations hereunder and the consummation by the Republic Companies of the transactions contemplated by this Agreement will not, except as would not have a Material Adverse Effect on Republic, (i) contravene any provision of the articles of incorporation or bylaws of Republic, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Republic, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against Republic, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Republic, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (i) pursuant to the Exchange Act and the Securities Act and applicable NASD inclusion requirements, (ii) filings required under the securities or blue sky laws of the various states, (iii) filings required under the HSR Act, or any filings required to be made by AutoNation or the Control Shareholders. Republic has taken all actions necessary to ensure its continued inclusion in, and the continued eligibility of the Republic Common Stock for trading on, the Nasdaq Stock Market under all currently effective inclusion requirements.

     2.8 Reports and Financial Statements. Within the last three years, except where failure to have done so did not and would not have a Material Adverse Effect on Republic, Republic has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Republic Reports"). Republic has previously furnished to AutoNation and made available to the Control Shareholders copies of all Republic Reports filed with the SEC since January 1, 1996, and with respect to Republic Reports filed after the date of this Agreement until the Effective Date, will promptly furnish to AutoNation and to the Control Shareholders, copies of each of the Republic Reports filed with the SEC during such period. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Republic Reports complied, or, with respect to Republic Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the SEC and did not contain, or, with respect to Republic Reports filed after the date of this Agreement, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Republic included, or to be included, in the Republic Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been, or will be, prepared in accordance with

GAAP consistently applied during the periods presented (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and, or will, fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Republic and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended. Except as set forth in the Republic Reports and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, Republic has no material liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of Republic and its consolidated subsidiaries or in the notes thereto which individually or in the aggregate would have a Material Adverse Effect on Republic.

     2.9 Absence of Certain Changes or Events. Except as disclosed in Republic Reports filed by Republic with the SEC prior to the date of this Agreement, since December 31, 1995 to the date of this Agreement, there has not been any change in the financial condition, results of operations or business of Republic that either individually or in the aggregate would have a Material Adverse Effect on Republic.

     2.10 Tax Matters. Republic warrants that it has no present intention of disposing of any of the capital stock of AutoNation to be received by Republic in the Merger.

     2.11 Governing Documents. Republic has delivered to the Control Shareholders true, accurate and complete copies of the Certificate of Incorporation and Bylaws of Republic in effect as of the date hereof.

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                            THE CONTROL SHAREHOLDERS

     As a material inducement to Republic to enter into this Agreement and to consummate the transactions contemplated hereby, the Control Shareholders jointly and severally make the following representations and warranties to Republic, provided, that JMFE makes no representation or warranty as to any matter described in Sections 3.4, 3.8 through 3.20, 3.22, 3.24, and 3.25, and further provided that any representation or warranty which relates to a particular Control Shareholder is made severally only by such Control
Shareholder:

     3.1 Corporate Status. AutoNation and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. JMFE is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Except as set forth on Schedule 3.1, AutoNation and each of its subsidiaries is not qualified to transact business as a foreign corporation in any other jurisdiction and the present conduct of their business does not require any such qualification. There is no pending proceeding for the dissolution, liquidation, insolvency or rehabilitation of AutoNation or any of its subsidiaries or JMFE.

     3.2 Power and Authority. AutoNation and JMFE each has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of Huizenga and Berrard is an individual residing in the State of Florida with the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby. AutoNation and JMFE each has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby, including, with respect to AutoNation, having obtained the approval of this Agreement and the Merger and other transactions contemplated hereby by all of the shareholders of AutoNation Common Stock by action taken by written consent in lieu of a meeting. As of the date hereof, Huizenga, JMFE and the board of directors of AutoNation hold irrevocable proxies from all of the Shareholders of AutoNation, other than the Control Shareholders. From the date hereof until the Effective Date, Huizenga, JMFE and the board of directors of AutoNation will not revoke or terminate any of the voting proxies which they hold with respect to the outstanding shares of AutoNation Common Stock, and will not exercise their rights to vote such proxies other than in favor of the Merger and the transactions contemplated hereby.

     3.3 Enforceability. This Agreement has been duly executed and delivered by AutoNation and the Control Shareholders, and constitutes the legal, valid and binding obligation of AutoNation and the Control Shareholders, enforceable against AutoNation and the Control Shareholders in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     3.4 Capitalization. Schedule 3.4 sets forth, with respect to AutoNation and each of its subsidiaries, (a) the number of authorized shares of each class of its capital stock, and (b) the number of issued and outstanding shares of each class of its capital stock. Except as set forth on Schedule 3.4, all of the issued and outstanding shares of capital stock of AutoNation and each of its subsidiaries (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal, and no preemptive rights or rights of first refusal exist, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth on Schedule 3.4, which sets forth a true and correct copy of the AutoNation Plan and a list of all options granted thereunder as of the date hereof, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that would require AutoNation or any of its subsidiaries to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). Except as set forth on Schedule 3.4, there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the capital stock of AutoNation or any of its subsidiaries or with respect to voting or transfer of such capital stock. Neither AutoNation nor any of its subsidiaries is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

     3.5 Shareholders of The Company. AutoNation has previously provided to Republic a true, correct and complete list which sets forth, with respect to AutoNation and each of its subsidiaries, (a) the name, address and social security (or federal employer identification) number of, and the number of outstanding shares of each class of its capital stock owned by each Shareholder of record as of the close of business on the date of this Agreement; and (b) the name, address and social security (or federal employer identification) number of, and number of shares of each class of its capital stock beneficially owned by each beneficial owner of outstanding shares of capital stock (to the extent that beneficial ownership of any such shares is different than record ownership). At the Effective Time, each of the Control Shareholders will own its respective shares of AutoNation Common Stock, and AutoNation will own the shares of capital stock of its subsidiaries, free and clear of all Liens.

     3.6 No Violation. Except as set forth on Schedule 3.6, the execution and delivery of this Agreement by AutoNation and the Control Shareholders, the performance by AutoNation and the Control Shareholders of their respective obligations hereunder and the consummation by AutoNation and the Control Shareholders of the transactions contemplated by this Agreement will not, except as would not have a Material Adverse Effect on AutoNation, (i) contravene any provision of the articles of incorporation or bylaws of AutoNation or any of its subsidiaries, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against AutoNation or any of its subsidiaries or the Control Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against AutoNation, any of its subsidiaries or the Control Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of AutoNation, any of its subsidiaries or the Control Shareholders, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act and any filings required to be made by the Republic Companies.

     3.7 No Commissions. Neither AutoNation nor any Control Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

     3.8 Subsidiaries. Except as set forth on Schedule 3.8, AutoNation does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any corporation, partnership, joint venture or other business entity.

     3.9 Financial Statements. AutoNation has delivered to Republic the financial statements of AutoNation, consisting of a Consolidated Balance Sheet as of December 31, 1995 with accompanying notes thereto, audited by Arthur Andersen LLP, and of an unaudited balance sheet and statements of operations and cash flows as of and for the period ended March 31, 1996 (collectively, the "Financial Statements"), a copy of which is attached to Schedule 3.9 hereto. The balance sheet dated as of December 31, 1995 of AutoNation included in the Financial Statements is referred to herein as the "Current Balance Sheet". The Financial Statements fairly present the consolidated financial position of AutoNation at each of the balance sheet dates and the results of operations for the periods covered thereby, and, other than the interim unaudited financial statements, have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of AutoNation fully and fairly reflect all material transactions, properties, assets and liabilities of AutoNation. The balance sheets included in the Financial Statements do not reflect any material writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all material adjustments necessary for a fair presentation of the financial information contained therein, other than the interim financial statements which are subject to normal year end audit adjustments. Except as set forth on Schedule 3.9, AutoNation does not have any material liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of AutoNation and its consolidated subsidiaries or in the notes thereto which individually or in the aggregate would have a Material Adverse Effect on AutoNation, and except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (c) liabilities incurred in the ordinary course of business consistent with the Business Plan (as defined below), none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding, (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (e) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon.

     3.10 Changes Since the Current Balance Sheet Date. Since the date of the Current Balance Sheet, there has been no Material Adverse Change to AutoNation and its subsidiaries taken as a whole. Since the date of the Current Balance Sheet, there has not been any redemption, purchase or other acquisition by AutoNation of any shares of its capital stock, or any declaration, setting aside or payment of any dividend or other distribution by AutoNation, or any of its subsidiaries, in respect of its capital stock. Except as set forth on Schedule 3.10, as of the date hereof, there are no material Contracts entered into by or binding upon AutoNation or any of its subsidiaries to acquire any assets or securities of, or to merge, acquire or consolidate with, any other Person, other than Contracts for the purchase or lease of real property, entered into in the ordinary course of business consistent with the Business Plan as set forth on
Schedule 3.13.

     3.11 Litigation. Except as set forth on Schedule 3.11, as of the date hereof, there is no action, suit, or legal, administrative or other proceeding or governmental investigation pending, or to the best of the Control Shareholders' knowledge, threatened by or against AutoNation or any of the properties or assets of AutoNation, which, in any single case or in the aggregate, (i) challenge or question the validity of, or would seek to enjoin the consummation of, the transactions contemplated by this Agreement, or (ii) would result in a Material Adverse Effect on AutoNation.

     3.12 Environmental Matters.  Except as set forth on Schedule 3.12,

          (a) AutoNation has at all times been in compliance in all material respects with all Environmental Laws (as defined herein) governing its business, operations, properties and assets, including, without limitation, Environmental Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, labeling or disposal of solid and hazardous waste materials and substances or process by-products, in each case, for which failure to comply would have a Material Adverse Effect on AutoNation. AutoNation is in compliance in all material respects with all notice, record keeping and reporting requirements of all Environmental Laws, and has complied with all material informational requests or demands arising under the Environmental Laws, where failure to comply would have a Material Adverse Effect on AutoNation.

          (b) AutoNation has not received any notice and otherwise has no knowledge of any material enforcement order or notice of violation issued or given by any federal, state or local judicial or administrative authority or private party in which order or notice AutoNation has been named as a potentially responsible party pursuant to which AutoNation may be (contingently or otherwise) liable, which would have a Material Adverse Effect on AutoNation.

          (c) As used in this Agreement, "Environmental Laws" means all federal, state or local laws, rules, regulations, orders or ordinances or judicial or administrative interpretations thereof, any of which govern (or purport to govern) or relate to air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste and occupational health and safety, as any of these terms are or may be defined in such laws, rules, regulations, orders, or ordinances, or judicial or administrative interpretations thereof, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, by the Superfund Amendments and Reauthorization Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act and the Occupational Safety and Health Act.

          (d) For purposes of this Section 3.12, the term "AutoNation" means AutoNation and each of its subsidiaries.

     3.13 Real Property. Schedule 3.13 sets forth a list which is true and correct as of the date hereof of (i) all leases of real property which AutoNation or each of its subsidiaries is a party to, (ii) all real property owned by AutoNation or each of its subsidiaries, and (iii) all pending contracts, including letters of intent, by AutoNation or any of its subsidiaries to purchase any interest in any real property (collectively, the "Real Property"). Except as set forth on Schedule 3.13, as of the date hereof, AutoNation's and each of its subsidiaries' actual use of the Real Property which it currently owns or leases is in compliance with all applicable zoning ordinances and building codes and environmental, land use, health and safety and other laws, permits, rules, regulations and orders, except where failure to comply would not have a Material Adverse Effect on AutoNation.

     3.14 Compliance. AutoNation and each of its subsidiaries has complied in all material respects with all requirements of law relating to the business conducted by it or relating to the properties and assets owned or used by it now or in the past.

     3.15 Labor and Employment Matters. Except as set forth on Schedule 3.15, neither AutoNation nor any of its subsidiaries (a) is a party to any collective bargaining agreement or discussions or negotiations with any individual or group looking toward any such agreement, or (b) has experienced any actual, or to the knowledge of the Control Shareholders, threatened strike, grievance or unfair labor practice claim, suit or administrative proceeding. Schedule 3.15 lists each material contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which AutoNation is a party or under which AutoNation or any of its subsidiaries has an obligation as of the date hereof (true and correct copies of which have been furnished to Republic): (i) employment agreements, (ii) noncompetition agreements and (iii) consulting agreements.

     3.16 Employee Benefit Plans. Schedule 3.16 lists each employee benefit plan or arrangement, including, but not limited to, pension and profit-sharing plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of AutoNation or any of its subsidiaries participate, true and correct copies of which have been provided to Republic ("Employee Benefit Plans"). To AutoNation's knowledge, with respect to each Employee Benefit Plan: (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; and (ii) no actions, suits, claims or disputes are pending or threatened.

     3.17 Tax Matters. (a) Tax Returns and Tax Payment. (i) Except as set forth on Schedule 3.17, all Tax Returns required to be filed by AutoNation and each of its subsidiaries for any period ending on or before the Effective Date, taking into account any extension or waiver of time to file granted or obtained by AutoNation or any of its subsidiaries, have been or will be timely filed, except where the failure to file would not have a Material Adverse Effect on AutoNation, (ii) all Taxes shown as due on those Tax Returns as well as all Taxes due to federal, state, local or foreign taxing authorities, with respect to periods ending on or before the Effective Date, have been or will be paid or adequate provision has been made or will be made therefor, and (iii) the filed Tax Returns are complete and correct in all material respects and neither AutoNation nor any of its subsidiaries is required to pay, for the periods represented by such Tax Returns, any Taxes other than those shown in those Tax Returns or otherwise disclosed in the Schedules.

     (b) Audits. The Tax Returns of AutoNation and each of its subsidiaries have never been audited by the Internal Revenue Service, (ii) there are no pending unresolved issues with respect to any Taxes payable to any federal, state or local taxing authority, and (iii) AutoNation and each of its subsidiaries have not been notified by any taxing authority that it is to be the subject of an impending tax audit.

     (c) Tax Liens. There are no material liens for Taxes imposed by any federal, state or local taxing authorities outstanding against any assets of AutoNation or any of its subsidiaries.

     3.18 Insurance. AutoNation and each of its subsidiaries is covered by valid policies of insurance covering its properties, assets and business. AutoNation and its subsidiaries are in compliance in all material respects with the material requirements of their respective insurance policies. To the knowledge of the Control Shareholders, neither AutoNation nor any of its subsidiaries has been denied coverage by any insurer for material claims submitted by AutoNation or its subsidiaries.

     3.19 Permits. AutoNation and each of its subsidiaries has, or has applied for, all material permits, licenses, registrations, filings, authorizations, consents, approvals or other indicia of authority ("Permits") necessary for the conduct of its business and the operation of its facilities as presently conducted and operate, all Permits which have been issued are in full force and effect and there is no condition, nor has any event occurred which constitutes, or with the giving of notice or the passage of time (or both) would constitute, a violation of the terms of any Permit, and, to the knowledge of AutoNation, no pending application for any Permit has been denied, except to the extent that any of the foregoing would not have a Material Adverse Effect on AutoNation. All applications for renewal of the Permits have been timely filed (except to the extent that the failure to file would not have a Material Adverse Effect on AutoNation).

     3.20 Intellectual Property. AutoNation and each of its subsidiaries has full legal right, title and interest in and to all trademarks, servicemarks, tradenames, copyrights, know-how, trade secrets and other material intellectual property used in the conduct of its business (the "Intellectual Property"), and
Schedule 3.20 sets forth a list of all such Intellectual Property. To the knowledge of the Control Shareholders, the unrestricted use and exploitation and intended use of the Intellectual Property does not and will not infringe or misappropriate any material rights held or asserted by any Person, except to the extent that such would not have a Material Adverse Effect on AutoNation. No payments (other than governmental fees) are required for the continued use of the Intellectual Property. Except as set forth in Schedule 3.20, none of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to AutoNation's knowledge, threatened action for opposition, cancellation, declaration or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

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

     3.21 Transactions With Insiders. Except as set forth on Schedule 3.21, none of the officers, directors or shareholders (owning of record or beneficially more than 5%) of AutoNation (or any of their spouses or children) has been a party to any transaction, or series of similar transactions, with AutoNation or any of its subsidiaries, in which the amount involved exceeds $60,000 and in which any such persons had or will have a direct or indirect material interest.

     3.22 Good Title to Assets. AutoNation and each of its subsidiaries has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use other than Permitted Liens, except to the extent that such would not have a Material Adverse Effect on AutoNation. For purposes of this Agreement, the term "Assets" means all of the material properties and assets owned by AutoNation and each of its subsidiaries, whether personal or mixed, tangible or intangible, wherever located.

     3.23 Securities Law Matters. Each Control Shareholder is acquiring the Republic Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Republic Shares, except in compliance with applicable state and federal securities laws. Each Control Shareholder has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to the Republic Companies as has been requested, including but not limited to filings made by Republic with the SEC under the Exchange Act. Each Control Shareholder has such knowledge and experience in business or financial matters that he or it is capable of evaluating the merits and risks of an investment in the Republic Shares.

     3.24 Business Locations; Bank Accounts. AutoNation has no office or place of business other than as identified on Schedule 3.24 and AutoNation's principal place of business and chief executive office (as such terms are used in subsection 9-401 of the Uniform Commercial Code as enacted in the State of Florida as of the date hereof) are indicated on Schedule 3.24. Schedule 3.24 also lists each account of AutoNation with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account.

     3.25 Names. All names under which AutoNation does business as of the date hereof or has previously conducted business are specified on Schedule 3.25.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

     4.1 Conduct of Business by AutoNation Pending the Merger. AutoNation covenants and agrees that, between the date of this Agreement and the Effective Time, except as otherwise required under applicable law or as otherwise consented to in writing by Republic (such consent not to be unreasonably withheld) the business of AutoNation and each of its subsidiaries shall be conducted only in, and AutoNation and each of its subsidiaries shall not take any action except in, the ordinary course of business consistent with AutoNation's 1996 Business Plan, a copy of which has been provided to Republic (the "Business Plan"). AutoNation and each of its subsidiaries shall use its reasonable best efforts to preserve intact its business organization and goodwill, to keep available the services of its current officers, employees and consultants, to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations, and to operate its business in compliance with all applicable laws in all material respects. By way of amplification and not limitation, except as contemplated by this Agreement or as otherwise required under applicable law, AutoNation and each of its subsidiaries shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic (such consent not to be unreasonably withheld):

          (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, except that AutoNation may grant options to purchase up to an aggregate of 600,000 shares of AutoNation Common Stock pursuant to the AutoNation Plan to employees hired by AutoNation after the date of this Agreement, provided that (i) no individual employee shall be granted options to purchase more than 50,000 shares of AutoNation Common Stock; (ii) the exercise price per share of AutoNation Common Stock is not less than the quotient of (x) the closing bid price per share of Republic Common Stock as quoted on the Nasdaq Stock Market on the last trading date before the date such employee is hired by AutoNation, divided by (y) 9.1812; and (iii) such options are subject to a four year vesting schedule pursuant to which 25% of the aggregate amount of options granted to each such new employee shall vest and first become exercisable on the first four succeeding anniversaries of such employee's date of hire;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) acquire (including, without limitation, for cash or shares of stock), by merger, consolidation, or acquisition of securities, any interest in any Person, or make any investment in any Person either by purchase of securities, contributions of capital or property transfer, or make any loans or advances to any Person except advances to employees not in excess of $5,000;

          (f) except in the ordinary course of business, and consistent with the Business Plan, purchase any property or assets of any other Person for a purchase price of $100,000 or more;

          (g) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or otherwise as an accommodation become responsible for, the obligations of any Person, except for "floor plan" financings of vehicle inventories on commercially reasonable terms and conditions;

          (h) enter into any material Contract other than in the ordinary course of business consistent with the Business Plan;

          (i) mortgage, pledge, or otherwise subject to any Lien any asset, tangible or intangible, or real property, except for Permitted Liens;

          (j) increase the compensation payable or to become payable to its existing officers or employees, or, except as presently bound to do, grant any severance or termination pay in excess of $5,000 per individual to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except in the ordinary course of business consistent with the Business Plan.

                                   ARTICLE V

                      ADDITIONAL COVENANTS AND AGREEMENTS

     5.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. AutoNation and Republic each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any requirement of law or the rules of any exchange on which the Republic Common Stock is traded or The Nasdaq Stock Market in connection with the transactions contemplated by this Agreement. Except as may be specifically required hereunder, neither of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

     5.2 Stockholder's Meeting; Proxies. As soon as practicable after the date of this Agreement, Republic shall establish a record date, duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby including the issuance of the Republic Shares in the Merger. Republic shall comply with all requirements of law applicable to such meeting. Republic shall use its reasonable best efforts to solicit from its stockholders proxies in favor of approval of this Agreement and the transactions contemplated hereby including the issuance of the Republic Shares, and shall take all other action necessary or advisable to obtain the vote or consent of its stockholders required by Delaware law to obtain such approvals; provided, however, that nothing contained in this Section will require the board of directors of Republic to take any action or refrain from taking any action which the board of directors of Republic (or the Special Committee thereof) determines in good faith based upon advice of counsel and financial advisors would result in a breach of its fiduciary duties under applicable law. In connection with the foregoing, AutoNation shall cooperate and consult with Republic.

     5.3 Proxy Statement. As promptly as practicable after the execution of this Agreement, Republic shall prepare and file with the SEC, in compliance with applicable law and regulations, (i) a proxy statement relating to the special meeting of Republic's stockholders to be held in connection with approving the transactions contemplated hereby (the "Proxy Statement") and (ii) a registration statement on form S-4 in connection with the issuance of Republic Common Stock in the Merger (the "Form S-4") in which the Proxy Statement will be included as a prospectus. Republic shall use its reasonable best efforts to have the Proxy Statement and the Form S-4 and/or any amendments or supplements thereto declared effective by the SEC. Each of AutoNation and the Control Shareholders shall furnish all information concerning itself and its affiliates to Republic as necessary in connection with such actions and the preparation of the Proxy Statement and Form S-4. As promptly as practicable after the Form S-4 is declared effective by the SEC, Republic shall mail the Proxy Statement to its stockholders and to the Shareholders of AutoNation. The Proxy Statement shall include the recommendation of the board of directors of Republic (or of the Special Committee) to the stockholders of Republic in favor of approving this Agreement and the transactions contemplated hereby including the issuance of the Republic shares; provided, however, that nothing contained in this Section will require the board of directors of Republic to take any action or refrain from taking any action which the board of directors of Republic (or the Special Committee thereof) determines in good faith based upon advice of counsel and financial advisors would result in a breach of its fiduciary duties under applicable law. If the Merger is consummated, Republic agrees to file a post-effective amendment to the Form S-4 to allow Affiliates of AutoNation and/or Republic to resell and offer for resale from time to time on a continuous basis (so long as they remain Affiliates) the Republic Shares they receive in the Merger. Republic agrees that the Form S-4, the Proxy Statement, and any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby (excluding in each case any information supplied in writing by AutoNation or the Control Shareholders specifically for use therein) will not, at the respective times such documents are filed, and, in the case of the Form S-4, when it becomes effective, and, with respect to the Proxy Statement, when first mailed to the stockholders of Republic, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Republic stockholders' meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. None of the information that has been or will be supplied by AutoNation or the Control Shareholders in writing specifically for use in the Form S-4, the Proxy Statement, or any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Form S-4, when it becomes effective, and, with respect to the Proxy Statement, when first mailed to the stockholders of Republic, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Republic stockholders' meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading.

     5.4 HSR Act and Other Actions. Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and will request early termination of the waiting period thereunder and
(ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, and to overcome any objections of any Governmental Authority to the consummation of the transactions contemplated hereby. The parties also agree to use reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. The parties also shall use their reasonable best efforts to obtain the consent of any third party, including lenders, whose consent is required under any contract to avoid a termination or other adverse consequences under such contract.

     5.5 Access to Information. From the date hereof to the Effective Time, AutoNation and Republic shall (and each shall cause its subsidiaries and its and their directors, officers, employees, auditors, counsel and agents) to afford the other party and its employees, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers, and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be reasonably requested.

     5.6 Notification of Certain Matters. Republic shall give prompt notice to AutoNation, and AutoNation shall give prompt notice to Republic, of the occurrence or non-occurrence of any event which would likely cause any covenant or condition contained herein not to be complied with or satisfied. Each party hereto shall give prompt notice to every other party hereto if any such party is served with, or is threatened (in writing) with, any lawsuit seeking to enjoin, or recover damages allegedly arising out of, the transactions contemplated hereby, or otherwise becomes aware that any such lawsuit has been filed in any court.

     5.7 Tax Treatment. Republic, Republic Mergersub, AutoNation and the Control Shareholders will use their respective best efforts to cause the Merger to qualify as a "reorganization" under the provisions of Section 368 of the Code and shall not take any action prior to or after the Merger is effected to cause the Merger to lose its tax-free status. From and after the Effective Date, Republic shall cause the Surviving Corporation to continue AutoNation's historic business to use a significant portion of AutoNation's historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d). Republic agrees to file the Plan of Merger with their respective federal income tax returns of Republic and the Surviving Corporation for the year in which the Merger is effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3. The parties agree to use their respective best efforts to challenge any objections of any Governmental Authority seeking to disqualify the Merger as a "reorganization" under Section 368 of the Code or to appeal any order to that effect.

     5.8 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the regulations of the Nasdaq Stock Market or the terms of any listing agreement with a securities exchange (in which case Republic will consult with AutoNation prior to making such disclosure).

     5.9 No Other Discussions. AutoNation, the Control Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, solicit, encourage the initiation by others of discussions or negotiations with third parties or, in the case of AutoNation, the Control Shareholders and their respective Affiliates, respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of AutoNation or any of its subsidiaries (whether by merger, consolidation, sale of stock or otherwise), or
(ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. AutoNation will immediately notify Republic if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

     5.10 Sale of AutoNation Common Stock. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time, none of the Control Shareholders (nor any Affiliates thereof) will directly or indirectly sell, transfer or otherwise dispose of any shares of AutoNation Common Stock or permit the sale, transfer or other disposition of any shares of AutoNation Common Stock by any of the other Shareholders of AutoNation.

     5.11 Credit Facility. From the date hereof until October 31, 1996, Republic agrees to (or to cause a third party to) loan to AutoNation cash in amounts necessary to meet AutoNation's projected requirements for capital expenditures and corporate overhead in furtherance of and consistent with its Business Plan as set forth in the budget provided by AutoNation to Republic, on such terms and conditions as is set forth in that certain Loan Agreement and Note executed and delivered by AutoNation as of the date hereof, and repayment of which is secured by that certain Stock Pledge and Assignment Agreement executed and delivered by AutoNation and Republic as of the date hereof. Republic agrees and acknowledges that no additional contributions to AutoNation by the Shareholders will be required as a condition to such loans or otherwise under this Agreement, provided that in the event the Merger is not consummated on or before September 30, 1996, the making of such contributions by the Shareholders may thereafter be required by Republic as security for repayment of such loans in accordance with the Stock Pledge and Assignment Agreement.

     5.12 Non-Disclosure Letter Agreements. On or before May 10, 1996, each of the directors and executive officers of Republic shall have entered into an agreement with Republic containing certain confidentiality and non-disclosure covenants with respect to AutoNation, reasonably acceptable to AutoNation.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

     6.1 Conditions to Obligations of AutoNation, the Control Shareholders and the Republic Companies. The obligations of AutoNation, the Control Shareholders and the Republic Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. This agreement shall have been approved and adopted by the vote of the holders of a majority of the voting power of the shares of Republic Common Stock entitled to vote in accordance with the Certificate of Incorporation and Bylaws of Republic and applicable Delaware law.

          (b) HSR Act Waiting Period. Any applicable HSR Act waiting period, including any extension thereof, shall have expired or been terminated.

     6.2 Conditions to Obligations of the Republic Companies. The obligations of the Republic Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:

          (a) Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Control Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any event for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on AutoNation. Each of AutoNation and the Control Shareholders shall have performed and complied in all material respects with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of AutoNation and the Control Shareholders shall have delivered to the Republic Companies a certificate, dated as of the Effective Time, duly signed by an executive officer of AutoNation, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with in all material respects.

          (b) No Material Adverse Change. Between the date hereof and the Effective Date, there shall have been no Material Adverse Change of AutoNation, and each of AutoNation and the Control Shareholders shall have delivered to the Republic Companies a certificate to that effect, dated the Effective Time and signed by an executive officer of AutoNation.

          (c) Corporate Certificate. AutoNation shall have delivered to the Republic Companies (i) copies of the articles of incorporation and bylaws of AutoNation as in effect immediately prior to the Effective Time, (ii) copies of resolutions or consents adopted by the Board of Directors of AutoNation authorizing the transactions contemplated by this Agreement,
     (iii) copies of the written consents of the Shareholders approving the Merger and the other transactions contemplated hereby, and (iv) a certificate of good standing of AutoNation and its subsidiaries issued by the Department of State of the State of Florida as of a date not more than ten days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of AutoNation as being true, correct and complete.

          (d) Rule 145 Undertakings. At or prior to the Closing, each of the Shareholders who is an Affiliate of AutoNation and/or Republic as listed on
     Schedule 6.2(d) hereto (and any of the Shareholders who becomes an Affiliate of AutoNation and/or Republic between the date hereof and the Effective Date) shall have delivered to Republic a letter agreement relating to Rule 145 under the Securities Act, in form and substance satisfactory to Republic.

          (e) Shareholder Letter Agreements. At or prior to the Closing, each of the Control Shareholders shall have delivered to Republic a letter agreement relating to a two-year restriction on the sale, transfer or other disposition of the shares of Republic Common Stock to be received by each such Shareholders hereunder, and each of the other Shareholders shall have delivered to Republic a letter agreement relating to a six month restriction (except for James M. Moran, who shall be subject to a one-year restriction) on the sale, transfer or other disposition of the shares of Republic Common Stock to be received by each such Shareholder hereunder, in the form of Exhibit B hereto. Such letter agreements will also contain confidentiality provisions and covenants not to compete reasonably acceptable to Republic, provided that no such provisions or covenants will be more favorable to Republic than the existing similar provisions and covenants running in favor of AutoNation.

          (f) No Injunction. The consummation of the Merger shall not be precluded, enjoined, prohibited or materially restricted by any order or injunction of a court of competent jurisdiction (each party agreeing to use its best efforts to have any such order reversed or vacated or to have any such injunction lifted).

     6.3 Conditions to Obligations of AutoNation and the Control
Shareholders. The obligations of AutoNation and the Control Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by AutoNation and the Control Shareholders:

          (a) Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of each of the Republic Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any event for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on Republic. Each of the Republic Companies shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Republic Companies shall have delivered to AutoNation a certificate, dated as of the Effective Time, and signed by an executive officer thereof, certifying that such representations and warranties are true and correct, and that all such obligations have been performed and complied with, in all material respects.

          (b) No Material Adverse Change. Between the date hereof and the Effective Date, there shall have been no Material Adverse Change of Republic and there shall have been delivered to AutoNation a certificate to that effect, dated the Effective Time and signed by or on behalf of Republic.

          (c) Corporate Certificate. Republic shall have delivered to AutoNation (i) copies of the articles of incorporation and bylaws of Republic as in effect immediately prior to the Effective Time, (ii) copies of resolutions or consents adopted by the Board of Directors of Republic authorizing the transactions contemplated by this Agreement, (iii) copies of the certificate of the inspector of elections of the Special Meeting of the Shareholders indicating the vote approving the Merger and the other transactions contemplated hereby, and (iv) a certificate of good standing of Republic and Republic Mergersub issued by the Secretary of State of the State of Delaware as of a date not more than ten days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of Republic as being true, correct and complete.

          (d) Republic Shares. At the Closing, Republic shall have issued all of the Republic Shares and shall have delivered to the Shareholders certificates representing the Republic Shares required to be issued to them hereunder, and the Republic Shares shall have been duly listed for trading on The Nasdaq Stock Market, subject to official notice of issuance. In addition, Republic shall have paid the Fractional Payments by checks payable to the Shareholders.

          (e) Registration Statement. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (f) No Injunction. The consummation of the Merger shall not be precluded, enjoined, prohibited or materially restricted by any order or injunction of a court of competent jurisdiction (each party agreeing to use its best efforts to have any such order reversed or vacated or to have any such injunction lifted).

                                  ARTICLE VII

                                INDEMNIFICATION

     7.1 Agreement by the Control Shareholders to Indemnify. The Control Shareholders jointly and severally agree to indemnify and hold Republic harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Republic (collectively, "Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by AutoNation or the Control Shareholders in or pursuant to this Agreement, or (ii) any inaccuracy in any certificate delivered by AutoNation or the Control Shareholders pursuant to this Agreement. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Republic shall have the right to be put in the same after-tax consolidated financial position as it would have been in had each of the representations and warranties of the Control Shareholders been true and correct.

     7.2 Survival of Representations and Warranties. Each of the representations and warranties made by the Control Shareholders in this Agreement or pursuant hereto shall survive until July 15, 1997. No claim for the recovery of Indemnifiable Damages may be asserted by Republic against the Control Shareholders after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

     7.3 Indemnification Deductible; Cap on Indemnifiable
Damages. Notwithstanding anything to the contrary in this Article VII, the Control Shareholders shall not be liable to Republic with respect to any claims for Indemnifiable Damages unless all Indemnifiable Damages incurred by Republic exceed an aggregate of $2,500,000 (the "Indemnification Deductible"), in which case the Control Shareholders shall be liable only for the amount of such Indemnifiable Damages in excess of such Indemnification Deductible, provided, however, that the maximum liability of the Control Shareholders for Indemnifiable Damages shall not exceed $50,000,000 in the aggregate. Republic agrees to use its reasonable best efforts to attempt to mitigate any claim for Indemnifiable Damages hereunder, including seeking recovery under applicable insurance policies or from third parties.

     7.4 Notice of Claim for Indemnifiable Damages. In the event that Republic believes that it is entitled to a claim for any Indemnifiable Damages hereunder, Republic shall promptly give written notice to the Control Shareholders of such claim, the amount or the estimated amount of such claim, and the basis for such claim. The Control Shareholders shall pay the amount of the claim for Indemnifiable Damages to Republic within fifteen (15) days. If, prior to the expiration of such 15 day period, the Control Shareholders notify Republic in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days thereafter, then such dispute shall be resolved by a committee of three arbitrators (one appointed by the Control Shareholders, one appointed by the Special Committee and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days thereafter. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties, provided that the arbitrators shall have no authority to award punitive damages.

     7.5 Notice of Third Party Claim. Promptly after receipt by Republic of notice of the commencement of any action by a third party, which is likely to give rise to Indemnifiable Damages, Republic shall promptly notify the Control Shareholders of the commencement thereof; but the omission to so notify the Control Shareholders will not relieve them from any liability which they may have hereunder unless the Control Shareholders have been materially prejudiced thereby nor will such failure to so notify the Control Shareholders relieve them from any liability which they may have to Republic otherwise than hereunder. In case such action is brought against Republic and it notifies the Control Shareholders of the commencement thereof, the Control Shareholders shall have the right to participate in, and, to the extent that they may wish, to assume the defense thereof, with counsel reasonably satisfactory to Republic; provided, however, if the defendants in any action include both Republic and any of the Control Shareholders and there is a conflict of interest which would prevent counsel for the Control Shareholders from also representing Republic, Republic shall have the right to select a separate counsel to participate in the defense of such action on behalf of Republic. After notice from the Control Shareholders to Republic of their election to so assume the defense thereof, the Control Shareholders will not be liable to Republic for any legal or other expense subsequently incurred by Republic in connection with the defense thereof other than reasonable costs of investigation, unless (i) Republic shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the Control Shareholders shall not have employed counsel satisfactory to Republic to represent Republic within a reasonable time after the notice of the commencement of the action, or (iii) the Control Shareholders have authorized the employment of counsel for Republic at the expense of the Control Shareholders. Notwithstanding anything to the contrary set forth in this Agreement, the Control Shareholders shall not in the defense of any such claim, except with the prior written consent of Republic, consent to the entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the release by the claimant or plaintiff of Republic from all further liability in respect of such claim, (ii) will not, in the reasonable judgment of Republic, result in or have a Material Adverse Effect on Republic, and (iii) provides for injunctive or other non-monetary relief.

                                  ARTICLE VIII

                                  DEFINITIONS

     8.1 Defined Terms. As used herein, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

          "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

          "Material Adverse Change (or Effect)" means a change (or effect), in the financial condition, results of operations or business of a Person, and with respect to any Person that is a corporation, means the financial condition or results of operation of such corporation and its subsidiaries on a consolidated basis and the business of the corporation and its subsidiaries taken as a whole, which change (or effect) individually or in the aggregate, is materially adverse to such financial condition, results of operations or business.

          "Permitted Liens" means statutory liens for taxes or municipal impositions not yet due and payable, and statutory liens of landlords, construction, mechanics and materialmen incurred in the ordinary course of business for sums not yet due and payable.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shareholders" means all of the shareholders of AutoNation, including the Control Shareholders.

          "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

          "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

     8.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

     (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

     (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual written consent of AutoNation and Republic at any time prior to the Closing;

          (b) by Republic, upon a breach of any material representation, warranty, covenant or agreement on the part of AutoNation or the Control Shareholders set forth in this Agreement, which cannot be, or has not been, cured within 10 days after written notice thereof is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (d) below;

          (c) by AutoNation, upon a breach of any material representation, warranty, covenant or agreement on the part of the Republic Companies set forth in this Agreement, which cannot be, or has not been, cured within 10 days after written notice thereof is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (d) below;

          (d) by either Republic or AutoNation if the Closing shall not have been consummated before September 30, 1996;

          (e) by Republic, if this Agreement and the transactions contemplated hereby fail to receive the requisite vote for approval and adoption by the stockholders of Republic;

          (f) by AutoNation, if Republic shall not have received the waiver or consent of its lenders under that certain Credit Facilities and Reimbursement Agreement dated December 19, 1995 to the transactions contemplated by this Agreement by May 31, 1996, which shall remain effective until September 30, 1996, or otherwise modified such Credit Facilities and Reimbursement Agreement to allow Republic to consummate the Merger as a Permitted Acquisition thereunder and comply with its obligations under this Agreement; or

          (g) by Republic, if the Special Committee determines, whether before or after Republic's stockholders vote at the special meeting to be called to approve the Merger and transactions contemplated hereby, in good faith based upon the advice of counsel and in consultation with its financial advisors, that proceeding with the Merger and the other transactions contemplated hereby would result in a breach of its fiduciary duties under applicable law.

     9.2 Effect of Termination. Except for the provisions of Section 10.3 which will survive the termination of this Agreement, the event of termination of this Agreement pursuant to Section 9.1, this Agreement and the Plan of Merger shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

        (a)  IF TO ANY OF THE REPUBLIC COMPANIES TO:

            Republic Industries, Inc.
            200 East Las Olas Blvd., Suite 1400
            Ft. Lauderdale, FL 33301
            Attn: Richard L. Handley, Vice President and General Counsel
            Telecopy: (954) 779-3884

            WITH A COPY TO:

            Akerman, Senterfitt & Eidson, P.A.
            One Southeast Third Avenue, Suite 2700
            Miami, Florida 33131
            Attention: Philip B. Schwartz, Esq.
            Telecopy: (305) 374-5095

        (b)  IF TO AUTONATION OR THE CONTROL SHAREHOLDERS TO:

            AutoNation Incorporated
            One Financial Plaza, 17th Floor
            Fort Lauderdale, FL 33301
            Attn: Steven R. Berrard, President
            Telecopy: (954) 764-0645

            WITH COPIES TO:

            Atlas, Pearlman, Trop & Borkson, P.A.
            200 East Las Olas Boulevard, Suite 1900
            Fort Lauderdale, FL 33301
            Attn: Elliot P. Borkson, Esq.
            Telecopy: (954) 766-7800

            Eckert Seamans Cherin & Mellot
            600 Grant Street, 42nd Floor
            Pittsburgh, PA 15219
            Attn: Bryan D. Rosenberger, Esq.
            Telecopy: (412) 566-6099

            JM Family Enterprises, Inc.
            100 N.W. 12th Avenue
            P.O. Box 1160
            Deerfield Beach, FL 33443
            Attn: Lawrence S. Rich
            Telecopy: (954) 429-2549
            and
            Attn: Colin Brown, Esq.
            Telecopy: (954) 429-2601

     10.2 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

     10.3 Expenses. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby, provided that Republic agrees to pay all HSR fees for filings by any party hereto with respect to the Merger, all fees of Merrill Lynch Pierce Fenner & Smith in connection with their rendering a fairness opinion to the Special Committee of the Board of Directors of Republic and all SEC and NASD fees in connection with the issuance, registration and listing of the Republic shares to be issued pursuant to the Merger.

     10.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

     10.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by AutoNation or the Shareholders without the prior written consent of Republic.

     10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     10.7 Remedies. (a) Each party acknowledges that the other parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each party in addition to and without limiting any other remedy or right such party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each party hereby waives any and all defenses such party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

     (b) All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     10.8 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement. Any information disclosed by a party in any schedule hereto shall be deemed to be disclosed in all of the Schedules of such party.

     10.9 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

     10.10 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          REPUBLIC INDUSTRIES, INC.,
                                          a Delaware corporation

                                          By:     /s/ RICHARD L. HANDLEY
                                            ------------------------------------
                                            Name: Richard L. Handley
                                            Title: Senior Vice President

                                          RI/ANI MERGER CORP., a Florida
                                          corporation

                                          By:     /s/ RICHARD L. HANDLEY
                                            ------------------------------------
                                            Name: Richard L. Handley
                                            Title: Vice President

                                          AUTONATION INCORPORATED,
                                          A Florida corporation

                                          By:      /s/ STEVEN R. BERRARD
                                            ------------------------------------
                                            Name: Steven R. Berrard
                                            Title: President

                                          By:      /s/ H. WAYNE HUIZENGA
                                            ------------------------------------
                                              H. Wayne Huizenga, individually

                                          By:      /s/ STEVEN R. BERRARD
                                            ------------------------------------
                                              Steven R. Berrard, individually

                                          JM FAMILY ENTERPRISES, INC.,
                                          a Delaware corporation

                                          By:      /s/ LAWRENCE S. RICH
                                            ------------------------------------
                                            Name: Lawrence S. Rich
                                            Title: Chief Operating Officer

                                                                       EXHIBIT A

                       PLAN OF MERGER AND REORGANIZATION

     This Plan of Merger (this "Plan") is entered into as of           , 1996
among RI/ANI Merger Corp., a Florida corporation ("Merger Corp."), and AutoNation Incorporated, a Florida corporation ("AutoNation").

                                    RECITALS

     The boards of directors and shareholders of Merger Corp. and AutoNation have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Merger Corp. be merged (the "Merger") with and into AutoNation on the terms and subject to the conditions set forth herein.

                                   ARTICLE I

                                   THE MERGER

     At the Effective Time (as defined in Article V hereof), Merger Corp. shall be merged with and into AutoNation in accordance with the Florida Business Corporation Act (the "FBCA"), and the separate existence of Merger Corp. shall cease and AutoNation shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Florida.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     A. At the Effective Time, the Articles of Incorporation of AutoNation, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

     B. At the Effective Time, the Bylaws of AutoNation, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the FBCA and the Articles of Incorporation and Bylaws of the Surviving Corporation.

     C. At the Effective Time, the officers and directors of AutoNation shall be the officers and directors of the Surviving Corporation until their successors are elected and have qualified.

                                  ARTICLE III

                     MANNER AND BASIS OF CONVERTING SHARES

     A. At the Effective Time, each share of common stock of AutoNation, $0.001 par value per share (the "AutoNation Common Stock"), which shall be issued and outstanding (other than shares of AutoNation Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a 0.108998 fractional share of common stock, $0.01 par value per share, of Republic Industries, Inc., a Delaware corporation and the parent corporation of Merger Corp. ("Republic Common Stock"); provided, however, that in lieu of the issuance of any fractional share of Republic Common Stock, each holder of AutoNation Common Stock as of the Effective Time shall receive a cash payment without interest equal to the fair market value of the fractional share of Republic Common Stock to which such holder otherwise would be entitled, with the fair market value of a fraction of a share of Republic Common Stock determined by multiplying such fraction by the average of the daily closing prices of a share of Republic Common Stock on The Nasdaq Stock Market -National Market as reported in the Wall Street Journal for the five consecutive trading days that end on the second trading day prior to the Effective Time.

     B. At the Effective Time, each share of AutoNation Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

     C. At the Effective Time, each right to acquire shares of AutoNation Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire a 0.108998 fractional share of Republic Common Stock.

     D. At the Effective Time, each share of common stock of Merger Corp., $1.00 par value per share, issued and outstanding immediately prior to the Effective Time, shall be automatically converted into one share of AutoNation Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.

                                   ARTICLE IV

                                EFFECT OF MERGER

     At the Effective Time, all property, rights, privileges, powers and franchises of AutoNation and Merger Corp. shall vest in the Surviving Corporation, and all liabilities and obligations of AutoNation and Merger Corp. shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V

                                 EFFECTIVE TIME

     As used in this Agreement, the term "Effective Time" shall mean the date and time of filing of Articles of Merger with the Department of State of the State of Florida.

     IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.

                                          RI/ANI MERGER CORP.,
                                          A FLORIDA CORPORATION

                                          By:

                                          --------------------------------------

                                             Name:

                                             -----------------------------------

                                             Title:

                                             -----------------------------------

                                          AUTONATION INCORPORATED,
                                          A FLORIDA CORPORATION

                                          By:

                                          --------------------------------------

                                             Name:

                                             -----------------------------------

                                             Title:

                                             -----------------------------------

                                                                       EXHIBIT B

                                         , 1996

Republic Industries, Inc.
200 East Las Olas Blvd., Suite 1400
Ft. Lauderdale, FL 33301

          Re: Section 6.2(e) of Merger Agreement with AutoNation Incorporated

Gentlemen:

     Reference is made to that certain Merger Agreement, dated as of May 8, 1996 (the "Agreement"), by and among Republic Industries, Inc., a Delaware corporation ("Republic"); RI/ANI Merger Corp., a Florida corporation (the "Republic Mergersub"); AutoNation Incorporated, a Florida corporation ("AutoNation"); and H. Wayne Huizenga, Steven R. Berrard and JM Family Enterprises, Inc., a Delaware corporation ("JMFE"). Pursuant to the Agreement, Republic Mergersub shall be merged with and into AutoNation (the "Merger"), and as a result of such Merger, each shareholder of AutoNation, including the undersigned, shall receive shares of common stock of Republic ("Republic Common Stock") in exchange for the issued and outstanding shares of common stock of AutoNation. Further reference is made to Section 6.2(e) of the Agreement which provides that the consummation of the Merger and other transactions contemplated by the Agreement are conditioned, in part, upon the execution of and compliance with the terms of this Letter by the undersigned. Capitalized terms used herein and not defined have the meanings assigned to them in the Agreement.

     1. Restrictions on Transfer. The undersigned hereby agrees not to offer, sell, contract to sell, grant an option relating to, pledge or margin, hypothecate or otherwise dispose of, directly or indirectly (except as provided below), any shares of Republic Common Stock received by the undersigned pursuant to the Merger, without the prior written consent of Republic, for a period of [180 days/one year/two years] from the date that the Merger becomes effective. The undersigned further acknowledges that Republic may cause its transfer agent to place stop transfer instructions with respect to the shares of Republic Common Stock received by the undersigned in the Merger on Republic's stock transfer ledger in accordance with the foregoing agreement.

     Notwithstanding the foregoing restrictions, Republic hereby agrees that the undersigned may pledge or margin some or all of the shares of Republic Common Stock received by the undersigned in the Merger pursuant to a bona fide loan transaction with a third party lender who is not an officer, director or other affiliate of Republic. Furthermore, Republic hereby consents to the transfer, sale or other disposal of such securities to or by such third party lender pursuant to a margin call or foreclosure of such pledged shares in accordance with the terms of such bona fide loan after a default by the undersigned thereunder.

     Notwithstanding the foregoing restrictions, Republic also hereby agrees that the undersigned may, with the prior written consent of Republic, which consent shall not be unreasonably withheld, transfer some or all of the shares of Republic Common Stock received by the undersigned in the Merger to (i) a corporation, trust or other entity which is controlled by the undersigned or
(ii) a member of the undersigned's immediate family, provided that (a) any such transfer shall be made in compliance with all applicable federal and state securities laws and (b) the transferee of such shares must agree to be bound by the terms of this letter agreement.

     To the extent that the undersigned is employed by AutoNation immediately prior to the consummation of the Merger, Republic agrees that the foregoing restrictions shall not be applicable to any shares of Republic Common Stock received by the undersigned in the Merger if the undersigned's employment is terminated by AutoNation after the consummation of the Merger without "cause." For the purposes of this letter agreement, termination for "cause" shall mean termination because of (a) the undersigned's breach of his covenants and agreements contained herein, (b) gross misconduct by the undersigned in the performance of his duties, (c) the commission by the undersigned of an act constituting common law fraud or a felony, or (d) the commission by the undersigned of an act resulting in material damage to Republic. Any resignation or other voluntary termination of employment with AutoNation by the undersigned shall be deemed a termination for

"cause"; provided that the undersigned's termination of employment solely as a result of a demotion or other material adverse change by Republic in the duties or obligations incident to his employment with AutoNation shall be deemed a termination by Republic without "cause."

     2. Non-Disclosure. The undersigned covenants and agrees that, except as expressly permitted by this letter agreement, it shall not at any time use for its own benefit, or for the benefit of any other person, or to the detriment of Republic, or disclose to any person, firm or corporation, any secret, private or confidential information or other proprietary knowledge of and concerning the business or affairs of AutoNation which it may have acquired in the course of, or as incident to, ownership of shares of capital stock of AutoNation. The provisions of this paragraph shall not be applicable with respect to information concerning the business and affairs of AutoNation which is otherwise publicly available or which may be required to be disclosed by law, provided that prior notice of any disclosure required by law, and an opportunity to object to any such required disclosure, shall be given by the undersigned to Republic.

     3. Non-Competition. The undersigned recognizes and acknowledges that, as a former shareholder of AutoNation, it is, and continues to be, privy to confidential information of AutoNation, which is valuable and material to the business and competitive position of Republic and that the covenants herein contained are a material consideration and inducement to Republic to enter into the Agreement. Accordingly, the undersigned agrees that for the period of 18 months immediately following the consummation of the Merger (unless the undersigned also is an employee of AutoNation immediately prior to consummation of the Merger, in which case during the period in which he or she continues to be employed by AutoNation and for a period of 18 months following the date of termination of such employment for any reason), unless the business of AutoNation is discontinued or terminated, the undersigned will not (and will not permit any affiliate over which it has control to) without the prior written consent of Republic, own or control any voting equity interest, directly or indirectly, in any company, the business of which consists of selling previously-owned motor vehicles directly to consumers in the continental United States (a "Retail Used Car Business"); provided, that this prohibition will not apply to:

          (a) ownership of 5% or less of the shares of any public company that is primarily engaged in the Retail Used Car Business; or

          (b) the acquisition of any company, if the gross profits of the portion of its business engaged in the Retail Used Car Business is 10% or less of its total gross profits, so long as such portion of its business is disposed of within 12 months after the acquisition of such company.

     For purposes of this letter agreement, an "affiliate" shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with, the undersigned.

     4. Remedies; Independent Covenants; Severability. The undersigned agrees that upon a breach of the provisions of paragraphs 2 and 3 of this letter agreement, Republic shall be entitled to an accounting and payment by the undersigned of all damages caused as a result of any violation; and, in addition, as a matter of right, Republic shall be entitled to injunctive relief in any court of competent jurisdiction, all of which remedies Republic shall be entitled to pursue simultaneously and cumulatively. The agreements contained in paragraphs 2 and 3 of this letter agreement are to be construed as being independent of any other agreements in this letter agreement; and the existence of any cause of action in favor of the undersigned against Republic, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by Republic of the provisions of this letter agreement. The activities, territories, times, customers, persons and institutions to which the restrictions set forth in paragraphs 3 of this letter agreement are applicable are separate and divisible covenants and agreements. If any restriction is held by any court of competent jurisdiction to be unenforceable as to any one activity, territory, time, customer, person or institution above listed or a variation thereof, such restriction shall nonetheless be operative as to all other activities, territories, times, customers, persons and institutions.

     5. Governing Law. This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

                                          Very truly yours,

ACCEPTED AND AGREED:

REPUBLIC INDUSTRIES, INC.

By:
----------------------------------------------------
    Name:
    Title:

                      FIRST AMENDMENT TO MERGER AGREEMENT

     This FIRST AMENDMENT TO MERGER AGREEMENT (this "Amendment") is entered into as of September 30, 1996 by and among REPUBLIC INDUSTRIES, INC., a Delaware corporation, RI/ANI MERGER CORP., a Florida corporation, AUTONATION INCORPORATED, a Florida corporation, H. WAYNE HUIZENGA, STEVEN R. BERRARD, and JM FAMILY ENTERPRISES, INC., a Delaware corporation.

     The parties to this Amendment entered into that certain Merger Agreement as of May 8, 1996 (the "Merger Agreement"), and have determined to amend certain provisions thereof relating to certain rights to terminate the Merger Agreement. Accordingly, the term "September 30, 1996" set forth in Section 9.1(d) of the Merger Agreement is hereby changed to "December 31, 1996" effective immediately.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        REPUBLIC INDUSTRIES, INC.

                                        By: /s/ Richard L. Handley
                                           -------------------------------------
                                           Richard L. Handley, Senior Vice
                                           President and General Counsel

                                        RI/ANI MERGER CORP.

                                        By: /s/ Richard L. Handley
                                           -------------------------------------
                                           Richard L. Handley, Vice President

                                        AUTONATION INCORPORATED

                                        By: /s/ Steven R. Berrard
                                           -------------------------------------
                                           Steven R. Berrard, President

                                       /s/ H. Wayne Huizenga
                                        ----------------------------------------
                                        H. WAYNE HUIZENGA, individually

                                        /s/ Steven R. Berrard
                                        ----------------------------------------
                                        STEVEN R. BERRARD, individually

                                        JM FAMILY ENTERPRISES, INC.

                                        By: /s/ Colin W. Brown
                                           -------------------------------------
                                           Colin W. Brown, Executive Vice
                                           President and General Counsel

                      SECOND AMENDMENT TO MERGER AGREEMENT
                                      AND
                       FIRST AMENDMENT TO LOAN AGREEMENT
                           AND RELATED LOAN DOCUMENTS

     THIS SECOND AMENDMENT TO MERGER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT AND RELATED LOAN DOCUMENTS (this "Amendment"), is entered into as of October 31, 1996, by and among REPUBLIC INDUSTRIES, INC., a Delaware corporation ("Republic"), RI/ANI MERGER CORP., a Florida corporation, AUTONATION INCORPORATED, a Florida corporation ("AutoNation" or "Borrower"), H. WAYNE HUIZENGA, STEVEN R. BERRARD, JM FAMILY ENTERPRISES, INC., a Delaware corporation, AUTONATION USA CORPORATION, a Florida corporation (the "Company"), and REPUBLIC RESOURCES COMPANY, a Delaware corporation (the "Lender").

     WHEREAS, the parties to this Amendment (other than the Company and the Lender) entered into that certain Merger Agreement dated as of May 8, 1996, as amended by that certain First Amendment to Merger Agreement dated as of September 30, 1996 (the "Merger Agreement");

     WHEREAS, Republic and AutoNation entered into that certain Loan Agreement dated as of May 8, 1996 (the "Loan Agreement"), which Republic assigned to the Lender pursuant to an Assignment dated as of May 8, 1996, and various parties hereto entered into certain related loan documents (defined in the Loan Agreement and herein as "Loan Documents"); and

     WHEREAS, the parties hereto desire to amend the Merger Agreement and the Loan Documents;

     NOW THEREFORE, the parties agree that the following amendments shall be effective immediately:

          1. Amendments to Merger Agreement. The following amendments are hereby made to the Merger Agreement:

             (a) The term "October 31, 1996" as set forth in Section 5.11 is hereby changed to "January 31, 1997" and the term "September 30, 1996" as set forth in Section 5.11 is hereby changed to "December 31, 1996."

             (b) The following sentence is inserted after the first sentence of
        Section 5.11:

           In addition, Republic agrees to make additional loans of cash to AutoNation, in an aggregate principal amount not to exceed $150 million, in lieu of or to refinance borrowings by AutoNation from other lenders under "floor plan" financings, for purchase of vehicle inventories, such additional loans to be on the same terms and conditions as loans made to AutoNation pursuant to the preceding sentence.

             (c) The following sentence is added to the end of Section 5.11:

           The Loan Agreement will provide that AutoNation may enter into a credit facility with a bank or institutional lender, not in excess of $250 million in the aggregate principal amount, for the purpose of funding AutoNation's acquisition of real estate, and Republic agrees to provide its corporate guaranty of AutoNation's obligations thereunder.

          2. Amendments to Loan Agreement. The following amendments are hereby made to the Loan Agreement:

             (a) The definition of the defined terms "Loan" or "Loan Amount" as set forth in Section 1.2(v) of the Loan Agreement is hereby amended to mean the principal obligation of up to the amount specified in the Cash Flow Needs Projection, to be used for the purposes set forth in Section 4.1(a), plus the principal obligation of up to $150,000,000.00, to be used for the purposes set forth in Section 4.1(b), all of the foregoing obligations to be evidenced by the Note.

             (b) The definition of the defined term "Maturity Date" as set forth in Section 1.2(y) of the Loan Agreement is hereby amended to mean "June 30, 1997."

             (c) Section 1.2 is amended to add a new paragraph (ff) as follows:

                (ff) "Floor Plan Advances" means all disbursements of the Loan pursuant to this Agreement which are advanced for the purpose set forth in Section 4.1(b), and which are not advanced for the purpose set forth in Section 4.1(a).

             (d) Section 2.1 is amended to read as follows:

           Subject to all the terms, representations, warranties, covenants and conditions in this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from and repay to Lender an aggregate principal amount not to exceed the amount set forth on the Cash Flow Needs Projection (for the purposes set forth in Section 4.1(a) hereof) plus an aggregate principal amount not to exceed $150,000,000.00 (for the purposes set forth in Section 4.1(b) hereof).

             (e) Section 4.1 is amended to read as follows:

                (a) Borrower shall use all Advances, except Floor Plan Advances, up to the amount set forth on the Cash Flow Needs Projection exclusively for payments of the items set forth on the Cash Flow Needs Projection or for similar items arising in the ordinary course of business consistent with the Business Plan.

                (b) Borrower shall use all Advances which consist of Floor Plan Advances up to the aggregate principal amount of $150,000,000.00 exclusively for funding the purchase of vehicle inventories or to refinance Borrower's vehicle floor plan financings.

             (f) Section 5.2 is amended to add another clause to the first sentence as follows:

           , or (iv) a credit facility with a bank or institutional lender, not in excess of $250 million in the aggregate principal amount, for the purpose of funding Borrower's acquisition of real estate, and Lender agrees to provide its corporate guaranty of Borrower's obligations thereunder if requested by Borrower.

             (g) The definition of the defined term "Advance Cutoff Date" as set forth in Section 6.1 of the Loan Agreement is hereby amended by changing "October 31, 1996" to "January 31, 1996" in clause (i) of such Section 6.1.

             (h) Section 6.4 is amended by adding the following sentence:

           Borrower shall also advise Lender upon making each Request for Advance whether the requested Advance is for items set forth on the Cash Flow Needs Projection or is a Floor Plan Advance for funding the purchase or refinancing of vehicle inventories.

          3. Amendment of Note. AutoNation agrees to promptly execute and deliver an instrument making and confirming the following amendments to that certain Promissory Note entered into by AutoNation as of May 12, 1996 pursuant to the Loan Agreement (the "Note"):

             (i) In Section 2 (Payment), the definition of the defined term, "Maturity Date," will be amended to mean June 30, 1997.

             (ii) In Section 13 (Interest Rate Upon Default), the references to "March 31, 1997" will be changed to "June 30, 1997."

           Republic and Lender hereby agree that the instrument confirming the foregoing amendments, which is being made in order to conform the Note to the amended Loan Agreement, will be effective as of the date hereof.

          4. Amendment of Stock Pledge and Assignment Agreement. The term "December 15, 1996" is hereby changed to "March 15, 1997" as used in Sections 12 and 13 of that certain Stock Pledge and Assignment Agreement entered into as of May 8, 1996 by and among AutoNation, the Company, and Republic.

          5. Confirmation of Advances to Date. The Borrower confirms that as of the date of this Amendment, of the total amounts borrowed by Borrower from the Lender pursuant to the Loan Agreement, approximately $41 million relates to Floor Plan Advances as defined in the Loan Agreement (as amended hereby), and the balance relates to items set forth on the Cash Flow Needs Projection.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                          REPUBLIC INDUSTRIES, INC.

                                          By:     /s/ RICHARD L. HANDLEY
                                            ------------------------------------
                                                     Richard L. Handley
                                                   Senior Vice President

                                          RI/ANI MERGER CORP.

                                          By:     /s/ RICHARD L. HANDLEY
                                            ------------------------------------
                                                     Richard L. Handley
                                                       Vice President

                                          AUTONATION INCORPORATED

                                          By:      /s/ STEVEN R. BERRARD
                                            ------------------------------------
                                                     Steven R. Berrard
                                                         President

                                                 /s/ H. WAYNE HUIZENGA
                                          --------------------------------------
                                                    H. Wayne Huizenga

                                                 /s/ STEVEN R. BERRARD
                                          --------------------------------------
                                                    Steven R. Berrard

                                          JM FAMILY ENTERPRISES, INC.

                                          By:       /s/ COLIN W. BROWN
                                            ------------------------------------
                                                       Colin W. Brown
                                                  Executive Vice President

                                          AUTONATION USA INCORPORATED

                                          By:      /s/ STEVEN R. BERRARD
                                            ------------------------------------
                                                     Steven R. Berrard
                                                         President

                                          REPUBLIC RESOURCES COMPANY

                                          By:     /s/ RICHARD L. HANDLEY
                                            ------------------------------------
                                                     Richard L. Handley
                                                       Vice President

                                                                         ANNEX B

YZa                                      December 13, 1996

Special Committee of the Board of Directors
Republic Industries, Inc.
200 East Las Olas Boulevard, Suite 1400
Ft. Lauderdale, Florida 33301

Gentlemen:

     Republic Industries, Inc. (the "Company") has entered into a merger agreement, dated as of May 8, 1996, as amended (the "Agreement") with AutoNation Incorporated ("AutoNation") pursuant to which the Company will acquire all of the shares of AutoNation common stock in exchange for 17,467,248 (adjusted for two-for-one stock split on June 8, 1996) shares of the Company's common stock (the "Transaction").

     You have asked us whether, in our opinion, the consideration to be paid by the Company pursuant to the Agreement is fair to the Company from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

        (1) reviewed the Agreement and the Proxy Statement;

        (2) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of AutoNation and the Company's rental car business furnished to us by senior management of AutoNation and the Company, respectively;

        (3) held discussions with members of senior management of AutoNation concerning its financial condition, businesses, cash flow, assets, liabilities, operations, financial forecasts, contingencies and prospects;

        (4) compared the historical and projected results of operations of AutoNation with that of certain companies, organizations and businesses which we deemed to be reasonably similar to AutoNation;

        (5) considered the trading range of the Company's common stock and the pro forma effect of the Transaction on the Company's projected earnings capitalization ratios and cash flows;

        (6) considered a discounted cash flow analysis based on future cash flows that management of AutoNation expects to generate;

        (7) considered the equity valuations of certain companies, organizations and businesses, which we deemed to be reasonably similar to AutoNation, that recently completed initial public offerings of equity securities;

        (8) considered the business background of the members of the AutoNation senior management team and the financial performance of the businesses with which they have been associated; and

        (9) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market, monetary and other conditions.

     In preparing our opinion, with your consent we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by AutoNation and the Company, and we have not independently verified such information or undertaken an independent appraisal of the assets and liabilities contingent or otherwise of AutoNation or the Company. With respect to the financial forecasts furnished by AutoNation and the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of AutoNation's and the Company's senior management, respectively.

     We have been retained by the Special Committee of the Board of Directors of the Company to act as financial advisor to such special committee and, in such capacity, Merrill Lynch will act as an independent contractor and will receive a fee for our services. In the ordinary course of our securities business, we may actively trade debt and/or equity securities of the Company and its affiliates for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities. In addition, in the past in connection with other transactions we provided investment banking services (including mergers and acquisitions advisory services) to companies that had as directors, officers or shareholders certain individuals who are currently affiliated with the Company or AutoNation.

     Our opinion is directed to the Special Committee of the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any stockholder meeting of the Company held in connection with the Transaction.

     This opinion speaks only as of the date hereof, based on the Transaction presented and the facts and circumstances existing as of the date hereof. Subsequent events and developments including, but not limited to, a change in the applicable law, facts, circumstances, (including, but not limited to, changes affecting our assumptions set forth above) may affect the conclusions set forth in this opinion and, in such event, this opinion should not be relied on in the future. We assume no obligation to update, revise, reaffirm or withdraw our opinion as a result of any such subsequent events or developments, the invalidity of the assumptions set forth above, or otherwise.

     On the basis of, and subject to the foregoing, we are of the opinion that the consideration to be paid by the Company pursuant to the Agreement is fair to the Company from a financial point of view.

                                            Very truly yours,

                                            MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED

                                            By      /s/ Charles A. Lewis
                                             -----------------------------------
                                             Vice Chairman, Investment Banking
                                               Group

                                                                         ANNEX C

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Republic Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of Republic Industries, Inc. (a Delaware corporation, formerly Republic Waste Industries, Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and its subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, all in conformity with generally accepted accounting principles.

     We have also made similar audits of the accompanying supplemental consolidated balance sheets of Republic Industries, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. The supplemental consolidated statements give retroactive effect to the merger with Alamo Rent-A-Car, Inc. and Affiliates on November 25, 1996, which has been accounted for as a pooling of interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

     We did not audit the financial statements of DKBERT and GUSA Ltd. companies included in the combined financial statements of Alamo Rent-A-Car, Inc. and Affiliates, which statements reflect total assets and revenues constituting 13.7 percent and 7.8 percent, respectively, in 1995, 11.9 percent and 4.9 percent, respectively in 1994, and 4.3 percent of total revenue in 1993, of the related supplemental consolidated totals. These statements were audited by other auditors whose reports thereon have been furnished to us and our opinion expressed herein, insofar as it relates to the amounts included for DKBERT and GUSA Ltd., is based solely upon the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the reports of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and its subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, after giving retroactive effect to the merger with Alamo Rent-A-Car, Inc. and Affiliates as described in Note 1, all in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  December 5, 1996.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Republic Industries, Inc.:

     We have audited the accompanying supplemental consolidated balance sheets of Republic Industries, Inc. (a Delaware corporation, formerly Republic Waste Industries, Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. The supplemental consolidated statements give retroactive effect to the acquisition of the assets of CarChoice, Inc. on August 1, 1996, which has been accounted for as a pooling of interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and its subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, after giving retroactive effect to the acquisition of the assets of CarChoice, Inc. as described in Note 1, all in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  September 30, 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CarChoice, Inc.:

     We have audited the accompanying consolidated balance sheet of CARCHOICE, INC. AND SUBSIDIARY (Delaware corporations) as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from inception (January 26, 1995) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CarChoice, Inc. and Subsidiary as of December 31, 1995 and the results of their operations and their cash flows for the period from inception to December 31, 1995 in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Detroit, Michigan,
  June 12, 1996.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Republic Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of Republic Industries, Inc. (a Delaware corporation, formerly Republic Waste Industries, Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows (restated) for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 15, 1996.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Republic Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of Republic Industries, Inc. (a Delaware corporation, formerly Republic Waste Industries, Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and the subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to consolidated financial statements is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  March 26, 1996.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Republic Industries, Inc.:

     We have audited the accompanying supplemental consolidated balance sheets of Republic Industries, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1994 and 1993 and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These supplemental consolidated statements give retroactive effect to the mergers with the Pooled Entities described in Note 1 to the supplemental consolidated financial statements. These transactions have been accounted for under the pooling of interests method of accounting. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, after giving retroactive effect to the mergers with Denver Alarm Companies and Schaubach Companies as described in Note 1 to the supplemental consolidated financial statements, all in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
March 15, 1996.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder of The Denver Fire Reporter & Protective Co.
  and Guardian Security Services, Inc.:

     We have audited the accompanying combined balance sheet of The Denver Fire Reporter & Protective Co. and Guardian Security Services, Inc. (together, the "Denver Alarm Companies"; both Colorado corporations affiliated through common ownership) as of December 31, 1995, and the related combined statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Denver Alarm Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Denver Alarm Companies as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  March 5, 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Addington Resources, Inc.:

     We have audited the accompanying consolidated balance sheets of Addington Resources, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Addington Resources, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Louisville, Kentucky,
  February 29, 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Continental Waste Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of CONTINENTAL WASTE INDUSTRIES, INC. (a Delaware corporation) and SUBSIDIARIES as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Continental Waste Industries, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Chicago, Illinois,
  February 20, 1996.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
  Area Container Services, Inc., Incendere, Inc. and
  Smithton Sanitation Service, Inc.:

     We have audited the accompanying combined balance sheet of Area Container Services, Inc., Incendere, Inc. and Smithton Sanitation Service, Inc. (collectively, the "Schaubach Companies") as of December 31, 1995, and the related combined statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Schaubach Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Schaubach Companies as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
February 9, 1996
(Except with respect to the matter
  discussed in Note 11, as to which
  the date is February 29, 1996).

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of AutoNation Incorporated:

     We have audited the accompanying consolidated balance sheet of AutoNation Incorporated and subsidiaries (a Florida corporation in the development stage) as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from inception (September 12, 1995) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AutoNation Incorporated and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the period from inception (September 12, 1995) to December 31, 1995 in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  January 26, 1996 (except with respect to the matters discussed in Note 10, as to which the date is November 4, 1996).

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Boards of Directors of
Hudson Management Corporation
and Envirocycle, Inc.:

     We have audited the accompanying combined balance sheets of Hudson Management Corporation and subsidiaries and Envirocycle, Inc. (a Florida corporation and a Florida S-corporation, respectively, affiliated through common ownership) as of September 30, 1994 and 1993, and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1994. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hudson Management Corporation and subsidiaries and Envirocycle, Inc. as of September 30, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1994, in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  June 1, 1995 (except with respect to the matter discussed in Note 10, as to which the date is August 3, 1995).

                           INDEPENDENT AUDITORS' REPORT

  The Board of Directors
  Alamo Rent-A-Car, Inc. and Affiliates:

     We have audited the accompanying combined balance sheets of Alamo Rent-A-Car, Inc. and Affiliates (as defined in note 1 to the combined financial statements) as of December 31, 1995 and 1994, and the related combined statements of operations, equity and cash flows for each of the years in the three-year period ended December 31, 1995. These companies are under common ownership and common management. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Alamo Rent-A-Car, Inc. and Affiliates as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

/s/  KPMG PEAT MARWICK LLP
KPMG PEAT MARWICK LLP

Fort Lauderdale, Florida
March 8, 1996, except as to the
  second paragraph of Note 13, which
  is as of April 19, 1996 and the
  second paragraph of Note 18,
  which is as of November 26, 1996

                          INDEPENDENT AUDITOR'S REPORT

Republic Industries, Inc.
  Ft. Lauderdale, Florida

     We have audited the accompanying combined balance sheet of Acquired Solid Waste Companies as of December 31, 1995, and the related combined statements of operations, equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Acquired Solid Waste Companies as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

     The combined balance sheets and related statements of operations, equity, and cash flows for the three months ended March 31, 1995 and 1996, are unaudited. We did not audit or review those financial statements, and, accordingly, we express no opinion or other form of assurance on them.

/s/  MUNSON, CRONICK & ASSOCIATES
MUNSON, CRONICK & ASSOCIATES

Fullerton, California,
  July 18, 1996.

                                                                        APPENDIX

                                   P R O X Y

                           REPUBLIC INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Richard L. Handley and Christopher S. Morter, each with power of substitution, are hereby authorized to vote all stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Republic Industries, Inc. to be held on January 20, 1996 (the "Special Meeting"), or any postponements or adjournments thereof, as indicated on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE OTHER SIDE. As to any other matter, said Proxies shall vote in accordance with their best judgment.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement furnished herewith.

                                    (Continued and to be signed on reverse side)

1. Approval and adoption of the Merger Agreement and the transactions contemplated thereunder as set forth in the Proxy Statement, dated December 13, 1996, relating to the Special Meeting.

                 FOR  [ ]       AGAINST  [ ]       ABSTAIN  [ ]

              A vote FOR is recommended by the Board of Directors.

2. In their discretion, on such other matters as may properly come before the meeting.

                                                     Change of Address and/or
                                                     Comments Mark Here   [ ]

                                                  Please sign exactly as name
                                                  appears hereon. When shares
                                                  are held by joint tenants,
                                                  both should sign. If acting as
                                                  an attorney, executor, trustee
                                                  or in any other representative
                                                  capacity, sign name and title.

                                                  DATED__________________,1996

                                                  ____________________________
                                                            SIGNATURE

                                                  ____________________________
                                                    SIGNATURE IF HELD JOINTLY

                                                  VOTES MUST BE INDICATED BY AN
                                                  [X] MARKED IN BLACK OR BLUE
                                                  INK.

 PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED
                                   ENVELOPE.